SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒            Definitive Proxy Statement

☐            Definitive additional materials

☐            Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PepsiCo, Inc.

(Names of Registrant as Specified in Its Charters)

(Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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700 Anderson Hill Road

Purchase, New York 10577-1444

March 23, 2010

Dear Fellow PepsiCo Shareholder:

You are invited to attend our Annual Meeting of Shareholders on Wednesday, May 5, 2010 at 9:00 a.m. Central Daylight Time at the headquarters of Frito-Lay, Inc., 7701 Legacy Drive, Plano, Texas.

At the meeting, we will ask you to elect the Board of Directors, to ratify the appointment of the independent registered public accountants, to approve an amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan, and to act upon three shareholder proposals. We will also review the progress of the Company during the past year and answer questions. The attached Proxy Statement describes the business we will conduct and provides information about the Company that you should consider when you vote your shares.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

Cordially,

Indra K. Nooyi

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PepsiCo, Inc. will hold its Annual Meeting of Shareholders (“Annual Meeting”) at the headquarters of Frito-Lay, Inc., 7701 Legacy Drive, Plano, Texas, on Wednesday, May 5, 2010 at 9:00 a.m. Central Daylight Time (“C.D.T.”) to:

■	Elect the Board of Directors.
■	Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2010.
■	Approve an amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan.
■	Act upon three shareholder proposals described in the attached Proxy Statement, if properly presented.
■	Transact any other business that may properly come before the Annual Meeting.

The Annual Meeting will be webcast on www.pepsico.com beginning at 9:00 a.m. C.D.T. on May 5, 2010. Holders of record of the Company’s Common and Convertible Preferred Stock as of the close of business on March 5, 2010 (the “Record Date”) will be entitled to notice of, and to vote, at the Meeting.

Please refer to the General Information page in this Proxy Statement for additional information about the Annual Meeting and voting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by mail, Internet or telephone or by marking, signing, dating and returning your proxy card or voting instruction card so that your shares will be represented at the Annual Meeting.

March 23, 2010

By order of the Board of Directors,

Larry D. Thompson

Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders

to Be Held on May 5, 2010

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 26, 2009 are available at www.pepsico.com/proxy10.

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577-1444

www.pepsico.com

March 23, 2010

PROXY STATEMENT

The Board of Directors of PepsiCo, Inc. (“PepsiCo” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 5, 2010, and at any adjournment of the Meeting. We are making this Proxy Statement available in connection with the proxy solicitation.

PepsiCo’s authorized stock includes both Common Stock and Convertible Preferred Stock. As of March 5, 2010, the Record Date, there were 1,652,689,661 shares of PepsiCo Common Stock outstanding and entitled to one vote each at the Annual Meeting and 241,453 shares of PepsiCo Convertible Preferred Stock outstanding and entitled to 1,198,210 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the Record Date, rounded to the nearest share. Holders of the Common Stock and the Convertible Preferred Stock vote together on all matters as a single class. As of the Record Date, the outstanding shares of Common Stock were registered in the names of 177,675 shareholders and the outstanding shares of Convertible Preferred Stock were registered in the names of 1,953 shareholders. To our knowledge, as of the Record Date, no person owned beneficially more than 5% of the outstanding Common Stock or Convertible Preferred Stock.

PepsiCo is making this Proxy Statement first available on or about March 23, 2010.

[THIS PAGE INTENTIONALLY LEFT BLANK]

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders, which will take place at 9:00 a.m. C.D.T. on Wednesday, May 5, 2010 at the headquarters of Frito-Lay, Inc. (7701 Legacy Drive, Plano, Texas). This Proxy Statement describes matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting; and

•	the Company’s Annual Report for the fiscal year ended December 26, 2009 (the “Annual Report”).

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

In accordance with rules recently adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on March 23, 2010, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to selected shareholders of record and beneficial owners. These shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by email. Copies of the proxy materials are available for viewing at www.pepsico.com/proxy10.

Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What items will be voted on at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting if each is properly presented at the meeting:

•	the election to the Board of the nominees named in this Proxy Statement (Proposal No. 1);

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2010 (Proposal No. 2);

•	amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan (Proposal No. 3);

•	a shareholder proposal regarding a Charitable Contributions Report (Proposal No. 4);

•	a shareholder proposal regarding a Right to Call Special Shareholders Meeting (Proposal No. 5);

•	a shareholder proposal regarding a Public Policy Report (Proposal No. 6); and

•	such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for fiscal year 2010 (Proposal No. 2);

•	“FOR” the amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan (Proposal No. 3);

•	“AGAINST” the shareholder proposal regarding a Charitable Contributions Report (Proposal No. 4);

•	“AGAINST” the shareholder proposal regarding a Right to Call Special Shareholders Meeting (Proposal No. 5); and

•	“AGAINST” the shareholder proposal regarding a Public Policy Report (Proposal No. 6).

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577. The Company’s main telephone number is (914) 253-2000.

Who may vote at the Annual Meeting?

As of the Record Date of March 5, 2010, there were 1,652,689,661 shares of PepsiCo Common Stock outstanding and entitled to one vote each at the Annual Meeting and 241,453 shares of PepsiCo Convertible Preferred Stock outstanding and entitled to 1,198,210 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the Record Date, rounded to the nearest share. As of the Record Date, the outstanding shares of Common Stock were registered in the names of 177,675 shareholders and the outstanding shares of Convertible Preferred Stock were registered in the names of 1,953 shareholders. Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

•

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the shareholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•

In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting.

•	Via the Internet. If you received a Notice, you may vote by proxy via the Internet by visiting http://www.proxyvoting.com/pep and entering the control number found in the Notice.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

Your bank or broker will send you instructions on how to vote. There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	Via the Internet. If you received a Notice, you may vote by proxy via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Can employees who participate in PepsiCo’s 401(k) plan vote?

Yes, employees who participate in PepsiCo’s 401(k) plan (a portion of which constitutes an Employee Stock Ownership Plan) can vote the shares they hold in the 401(k) plan as of the close of business on March 5, 2010. To do so, the employee participant must sign and return the proxy card received or vote via internet or telephone, as instructed in the Notice or proxy materials received in connection with the shares they hold in the 401(k) plan. If voting instructions are not provided for the shares held in the 401(k) plan, the 401(k) trustees will not vote those shares for which voting instructions are not received, unless required by law.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Under North Carolina law and the Company’s By-Laws, the presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast at a meeting constitutes a quorum. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock or Convertible Preferred Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

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Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

•

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Proposal No. 2 (ratification of the appointment of the independent registered public accountants) is a matter that the Company believes will be considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposal.

Proposal No. 1 (election of directors), Proposal No. 3 (amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan) and shareholder proposals (Proposals No. 4 through 6) are matters the Company believes will be considered “non-routine.” A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3 and Proposals No. 4 through 6.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 700 Anderson Hill Road, Purchase, NY 10577 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded (without the corresponding votes) to the Company’s management and the Board.

What is the voting requirement to approve each of the proposals?

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Election of Directors. For Proposal No. 1, under North Carolina law and the Company’s By-Laws, assuming the existence of a quorum at the Annual Meeting, the nominees for director who receive a plurality of all of the votes cast shall be elected to the Board of Directors. Abstentions and shares that are voted “against” a director nominee will not be counted toward such nominee’s election. The Company has also implemented a Director Resignation Policy under its Corporate Governance Guidelines. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “against” his or her election than votes “for” his or her election, the director nominee is required to offer his or her irrevocable resignation to the Board following certification of the shareholder vote. Abstentions have no effect under this policy. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board. Within 90 days following certification of the shareholder vote, the independent members of the Board will make a final determination as to whether to accept the director’s resignation. A director who tenders his or her resignation under this provision shall not be present during the deliberations or voting by the Committee or the Board regarding whether to accept the resignation offer.

•

Ratification of Independent Registered Public Accountants. For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of all the votes cast at the Annual Meeting are in favor of ratification.

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Amendment to PepsiCo, Inc. Long-Term Incentive Plan. For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan requires the affirmative vote of a majority of all the votes cast at the Annual Meeting, so long as total votes cast represent a majority of the shares entitled to vote on the proposal (without regard to broker non-votes).

•

Shareholder Proposals. For Proposals No. 4 through 6, assuming the existence of a quorum at the Annual Meeting, approval of Proposals No. 4 through 6 requires the affirmative vote of a majority of all the votes cast at the Annual Meeting.

Note on Abstentions. If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists but will not be treated as cast either for or against that matter, except for Proposal No. 3, where abstentions will have the effect of a vote “against” under New York Stock Exchange rules.

Note on “Broker Non-Votes.” Under New York Stock Exchange rules, a broker may cast a vote on behalf of a beneficial owner on routine matters, such as Proposal 2, when the broker does not receive specific voting instructions from that beneficial owner. On non-routine Proposals 1, 3 and 4 through 6, a broker may not cast a vote absent specific voting instructions from the beneficial owners. If you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on certain matters, your broker may cast a vote on your behalf for Proposal No. 2 but not Proposals No. 1, 3, 4, 5, and 6.

Who will serve as the inspector of election?

Representatives from BNY Mellon Shareowner Services will serve as the inspectors of election.

Where can I find the voting results of the Annual Meeting?

The Company expects that the final voting results will be tallied by the inspectors of election and, within 4 days after the Annual Meeting, the Company expects to file the results on Form 8-K with the SEC.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our officers or employees by telephone, facsimile, email or personal interview. In addition, we have retained Georgeson Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $21,000 plus out-of-pocket expenses. Georgeson Inc. may be contacted at (866) 695-6070.

The Company must also pay brokerage firms and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions

How can I attend the Annual Meeting in Person?

Attendance at the Annual Meeting is limited to shareholders of record as of the close of business on March 5, 2010. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. Each shareholder will be asked to present valid picture identification such as a driver’s license or passport. The use of cell phones, PDAs, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. Frito-Lay headquarters is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

How do I receive an admission ticket?

If you are a registered shareholder and plan to attend the Annual Meeting, you can obtain an admission ticket by contacting PepsiCo’s Manager of Shareholder Relations at (914) 253-3055 or investor@pepsico.com. An admission ticket will then be sent to you.

If you are a beneficial owner of shares held in street name and plan to attend the Annual Meeting, you can obtain an admission ticket in advance by writing to PepsiCo’s Manager of Shareholder Relations, 700 Anderson Hill Road, Purchase, NY 10577. Please be sure to include proof of ownership as of the Record Date, such as a bank or brokerage account statement, or a copy of your most recent Notice or proxy card.

Shareholders who do not obtain an admission ticket in advance may obtain one upon verification of their ownership, as of the Record Date, at the registration desk on the day of the Annual Meeting. Registration will begin at 8:30 a.m. C.D.T.

Can I listen to the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast on May 5, 2010 at 9:00 a.m. C.D.T. You are invited to visit www.pepsico.com to listen to the live webcast of the Annual Meeting. An archived copy of the webcast will be available on our website for at least 90 days following the date of our Annual Meeting.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The Board of Directors (the “Board”) proposes the following twelve nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. If all of the twelve director nominees are elected, the Board will have two vacancies, which may be filled by the Board. Proxies cannot be voted for a greater number of persons than the nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS.

SHONA L. BROWN, 44, is Senior Vice President, Business Operations of Google Inc., a position she has held since 2006. From 2003 to 2006 she served as Vice President, Business Operations of Google Inc., where she led internal business operations and people operations. From October 1995 to August 2003, Ms. Brown was at McKinsey and Company, a management consulting firm, where she had been a partner since December 2000. She is a director of the following non-profit organizations: San Francisco Jazz Organization; The Bridgespan Group; and The Exploritorium. Ms. Brown was elected to PepsiCo’s Board in March 2009.

IAN M. COOK, 57, was elected a director of PepsiCo in 2008. He was named Chief Executive Officer and was elected to the board of Colgate-Palmolive Company in 2007 and became Chairman of the Board in January 2009. Mr. Cook joined Colgate in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa. In 2005, he was named President and Chief Operating Officer, responsible for all Colgate operations worldwide.

DINA DUBLON, 56, was elected a director of PepsiCo in 2005. Ms. Dublon retired from JP Morgan Chase & Co. in 2004, where she had served as Executive Vice President and Chief Financial Officer since 1998. She is a director of Microsoft Corp. and Accenture. She is also a director of the Global Fund for Women and the Women’s Refugee Commission. She is a trustee of Carnegie Mellon University.

VICTOR J. DZAU, MD, 64, was elected a director of PepsiCo in 2005. Dr. Dzau is Chancellor for Health Affairs at Duke University and President and CEO of the Duke University Health System since July 2004. Prior to that he served as Hersey Professor of Medicine at Harvard Medical School and Chairman of the Department of Medicine at Brigham and Women’s Hospital in Boston, Massachusetts from 1996 to 2004. He is a member of the Institute of Medicine of the National Academy of Sciences and the European Academy of Sciences and Arts. He was the previous Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and he served on the Advisory Committee to the Director of NIH. Dr. Dzau has been named 2004 Distinguished Scientist of the American Heart Association and was the recipient of the 2004 Max Delbruck Medal, Berlin, Germany, and the 2005 Ellis Island Medal of Honor. Dr. Dzau is also a director of Genzyme Corporation, Alnylam Pharmaceuticals, Inc. and Medtronic, Inc.

RAY L. HUNT, 66, Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President of Hunt Consolidated, Inc., was elected to PepsiCo’s Board in 1996. Mr. Hunt began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of numerous charitable and corporate organizations, including Bessemer Securities Corporation, Bessemer Securities LLC and King Ranch Inc.

ALBERTO IBARGÜEN, 66, was elected a director of PepsiCo in 2005. Mr. Ibargüen has been President and Chief Executive Officer of the John S. and James L. Knight Foundation since 2005. Mr. Ibargüen previously served as Chairman of Miami Herald Publishing Co., a Knight Ridder subsidiary, and as publisher of The Miami Herald and of El Nuevo Herald. He is a member of the boards of AMR Corporation, American Airlines, Inc., ProPublica and The Council on Foreign Relations. Mr. Ibargüen is also the Chairman of the Board of The Newseum in Washington, D.C. and of the Worldwide Web Foundation in Switzerland.

ARTHUR C. MARTINEZ, 70, former Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co., was elected to PepsiCo’s Board in 1999. Mr. Martinez was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995 and served as Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. from 1995 until 2000. He served as Vice Chairman and a director of Saks Fifth Avenue from 1990 to 1992. He is also a director of Liz Claiborne, Inc., International Flavors and Fragrances, Inc., Interactive Corp (IAC) and American International Group (AIG). Mr. Martinez is Chairman of the Supervisory Board of ABN AMRO Holding, N.V. and Chairman of HSN, Inc.

INDRA K. NOOYI, 54, has been PepsiCo’s Chief Executive Officer since 2006 and assumed the role of Chairman of PepsiCo’s Board of Directors in 2007. She was elected to PepsiCo’s Board of Directors and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Ms. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. Prior to joining PepsiCo, Ms. Nooyi spent four years as Senior Vice President of Strategy, Planning and Strategic Marketing for Asea Brown Boveri, Inc. She was also Vice President and Director of Corporate Strategy and Planning at Motorola, Inc.

SHARON PERCY ROCKEFELLER, 65, was elected a director of PepsiCo in 1986. She is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992 and is currently a director of Public Broadcasting Service (PBS) in Washington, D.C. Ms. Rockefeller currently serves as a Trustee on the following non-profit boards: National Gallery of Art, The Museum of Modern Art, Johns Hopkins Medicine, Colonial Williamsburg Foundation and Rockefeller Philanthropy Advisors.

JAMES J. SCHIRO, 64, was elected to PepsiCo’s Board in 2003. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer – Group Finance since March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1994 he was elected Chairman and senior partner of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers, after the merger of Price Waterhouse and Coopers & Lybrand. Mr. Schiro is also a Director of Royal Philips Electronics and Goldman Sachs.

LLOYD G. TROTTER, 64, was elected a director of PepsiCo in 2008. Mr. Trotter is a managing partner at GenNx360 Capital Partners, a position he has held since February 2008. He served as Vice Chairman, General Electric, and as President and Chief Executive Officer of GE Industrial, from 2006 through February 2008. Between 1989 and 2006, he held various positions at GE, including Executive Vice President, Operations, from 2005 to 2006, President and Chief Executive Officer of GE Consumer and Industrial Systems from 1998 to 2005 and President and Chief Executive Officer, Electrical Distribution and Control from 1992 to 1998. Mr. Trotter is a former director of Genpact Limited. Mr. Trotter is also a director of Textron, Inc. and Daimler AG.

DANIEL VASELLA, 56, has been Chairman of the Board of Novartis AG since 1999. Dr. Vasella served as Chief Executive Officer of Novartis from 1999 to January 2010, after serving as President since 1996. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is also a director of Alcon Laboratories, Inc. He was elected to PepsiCo’s Board in 2002.

OWNERSHIP OF PEPSICO COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 5, 2010: (1) the shares of PepsiCo Common Stock beneficially owned by each director (including each nominee), by each of the executive officers identified in the 2009 Summary Compensation Table on page 42 of this Proxy Statement (“Named Executive Officers”) and by all directors and all executive officers as a group; and (2) the number of phantom units of PepsiCo Common Stock held in PepsiCo’s income deferral programs by each director (including each nominee), by each Named Executive Officer and by all directors and all executive officers as a group. Each phantom unit is intended to be the economic equivalent of one share of PepsiCo Common Stock. The information in this table is based solely on statements in filings with the SEC or other reliable information.

As of March 5, 2010, the directors and executive officers as a group own less than 1% of outstanding PepsiCo Common Stock and less than 1% of outstanding PepsiCo Convertible Preferred Stock. To our knowledge, as of the Record Date, there are currently no beneficial holders of 5% or more of the Company’s Common or Convertible Preferred Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned (1)	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs (2)	Total
Shona L. Brown	2,925	8,144	11,069
Albert P. Carey	828,403	0	828,403
John C. Compton	874,263	35,869	910,132
Ian M. Cook	2,118	6,492	8,610
Massimo F. d’Amore	45,305	0	45,305
Dina Dublon	10,413	7,424	17,837
Victor J. Dzau	9,386	15,679	25,065
Richard Goodman	319,463	0	319,463
Ray L. Hunt (3)	552,422	27,119	579, 541
Alberto Ibargüen	10,639	8,354	18,993
Arthur C. Martinez	35,022	29,920	64,942
Indra K. Nooyi	1,679,077	114,167	1,793,244
Sharon Percy Rockefeller	71,620	6,917	78,537
James J. Schiro	32,987	19,381	52,368
Lloyd G. Trotter	1,000	10,820	11,820
Daniel Vasella	30,831	13,216	44,047
Michael D. White (4)	1,226,969	0	1,226,969
All directors and executive officers as a group (25 persons)	7,796,369	375,879	8,172,248

(1)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after March 5, 2010 through the exercise of vested stock options: Albert P. Carey, 768,141 shares; John C. Compton, 792,219 shares; Massimo F. d’Amore 32,618 shares; Dina Dublon 7,958 shares; Victor J. Dzau, 6,588 shares; Richard Goodman, 286,858 shares; Ray L. Hunt, 55,284 shares; Alberto Ibargüen, 6,588 shares, Arthur C. Martinez, 28,680 shares; Indra K. Nooyi, 1,526,750 shares; Sharon Percy Rockefeller, 28,258 shares; James J. Schiro, 29,447 shares; Daniel Vasella, 23,457 shares; Michael D. White, 1,110,548 shares; and all directors and executive officers as a group, 6,605,804 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

(2)	Reflects phantom units of PepsiCo Common Stock held in the PepsiCo Executive Income Deferral Program and The PepsiCo Director Deferral Program.

(3)	The shares shown for Mr. Hunt include (i) 26,700 shares held in a corporation over which Mr. Hunt has sole voting and investment power, (ii) 262,286 shares held in trusts over which Mr. Hunt has shared voting power and sole investment power, and (iii) 152,500 shares held in a trust over which Mr. Hunt has sole voting power and no investment power.

(4)	Mr. White retired on November 30, 2009 from his role as Vice Chairman of PepsiCo, Inc. and CEO, PepsiCo International.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires PepsiCo’s directors and executive officers to file reports of ownership and changes in ownership of PepsiCo Common and Convertible Preferred Stock. We received written representations from each such person who did not file an annual statement with the SEC on Form 5 that no Form 5 was due. To the best of PepsiCo’s knowledge, based on our records and other information, in 2009 all required forms were filed on time with the Securities and Exchange Commission with the exception of the Form 4/A filed May 6, 2009 for Shona L. Brown that was filed to correct an administrative error contained in an earlier filing.

CORPORATE GOVERNANCE AT PEPSICO

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the North Carolina Business Corporation Act and our By-Laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings. All members of the Board of Directors are elected annually by the shareholders.

Regular attendance at Board meetings and the Annual Meeting is required of each director. PepsiCo’s Board held nine meetings during 2009. Average attendance by incumbent directors at Board and standing Committee meetings in 2009 was 91%. No incumbent director except Daniel Vasella attended fewer than 75% of the total number of Board and standing Committee meetings in 2009. The independent directors met in executive session at six Board meetings in 2009. All incumbent directors attended the 2009 Annual Meeting of Shareholders, as required.

In 2002, the Board of Directors adopted Corporate Governance Guidelines for the Company. The Guidelines are periodically amended and were most recently amended in September 2009 to reflect a change in the responsibilities of the Presiding Director. The revised Guidelines are attached to this Proxy Statement as Exhibit A and are also available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and are available in print to any shareholder who requests a copy. The Company’s Worldwide Code of Conduct is also available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance.” Annually, all of PepsiCo’s executive officers, other senior employees and directors complete certifications with respect to their compliance with the Company’s Worldwide Code of Conduct.

Board Leadership Structure

PepsiCo’s Board of Directors annually elects one of its own members as the Chairman of the Board of Directors. PepsiCo’s By-Laws provide that the Chairman of the Board may also be the Chief Executive Officer or any other officer of the Corporation. PepsiCo believes that there are a wide array of leadership structures that could apply to many different business models and, therefore, that every company should be afforded the opportunity to determine the ideal structure for its board leadership, which leadership structure may change over time. PepsiCo’s leadership structure of a combined role of CEO and Chairman has proven extremely effective for PepsiCo historically in the areas of company performance and corporate governance, among others. In addition, as described below, the presence of an independent Presiding Director with meaningful responsibilities ensures independent oversight. Today, PepsiCo’s combined CEO and Chairman role, together with the assistance of its independent Presiding Director, effectively serves the best interests of PepsiCo and its shareholders because it provides our Company with strong and consistent leadership.

Presiding Director

PepsiCo’s Corporate Governance Guidelines require that an independent director shall be designated as the Presiding Director by the independent directors of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The position of Presiding Director shall rotate among the independent directors of the Board for a three-year term, and the Board will evaluate the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. PepsiCo’s Presiding Director is expected to: (a) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (b) serve as a liaison between the Chairman and the independent directors; (c) provide advice regarding information sent to the Board; (d) approve meeting agendas for the Board; (e) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) have the authority to call meetings of the independent directors; and (g) if requested by major shareholders, ensure that he/she is available for consultation and direct communication.

In May 2007, the Board of Directors appointed Sharon Percy Rockefeller as the Presiding Director of the Board. Ms. Rockefeller continued in the role throughout 2009 and performed the above duties in addition to assisting the Board in the fulfillment of its responsibilities in general.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the SEC, the New York Stock Exchange and other governing laws and regulations. The Board has determined that to be considered independent, a director may not have any direct or indirect material relationships with the Company. In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In addition to the independence requirements set forth in the Corporate Governance Listing Standards of the New York Stock Exchange, the Board has determined that a director will not be independent if he or she serves as an executive officer, director or trustee of a tax exempt organization that has received contributions from the Company or any of its consolidated subsidiaries in any of the last three fiscal years that exceeds the greater of $1 million or 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year. These independence standards were recommended by the Nominating and Corporate Governance Committee and adopted by the Board of Directors, and are detailed in full in the Corporate Governance Guidelines attached as Exhibit A to this Proxy Statement.

Consistent with these considerations, the Board has reviewed all relationships and material transactions between the Company and the members of the Board (and their respective affiliated companies) and has affirmatively determined that the non-management directors standing for election listed below are independent within the meaning of the rules of the New York Stock Exchange, based on the application of the Company’s independence standards.

Shona L. Brown	Ray L. Hunt	Sharon Percy Rockefeller
Ian M. Cook	Alberto Ibargüen	James J. Schiro
Dina Dublon	Arthur C. Martinez	Lloyd G. Trotter
Victor J. Dzau		Daniel Vasella

In arriving at the foregoing independence determination, the Board of Directors considered certain relationships and transactions in 2009 for compliance with the standards described above, such as charitable donations made to not-for-profit charities for which Ms. Dublon and Messrs. Dzau and Martinez serve as directors, which contributions in each instance did not exceed $20,000. The Board also considered purchases of goods and services from companies for which Ms. Dublon and Messrs. Martinez, Ibargüen and Trotter serve as a directors and at which Mr. Schiro was formerly employed. None of such payments exceeded 1% of such companies’ revenues or the Company’s revenues. The Board determined that none of the foregoing transactions impaired the independence of any Director.

None of the non-management directors receives any fees from the Company other than those received in his or her capacity as a director.

Communications to the Board of Directors

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors relating to the duties and responsibilities of the Board and its Committees and regularly provides a summary of communications to the Board that relate to the functions of the Board or a Board Committee or that otherwise require Board attention. Directors may at any time discuss the Board communications received by the Company and request copies or summaries of such communications. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal control over financial reporting or auditing matters will be referred directly to members of the Audit Committee.

Shareholders and other interested parties may send communications directed to the Board, a Committee of the Board, the Presiding Director, the independent directors as a group or an individual member of the Board by any of the following means:

•	by phone at 1-866-626-0633

•	by sending a letter to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York, 10577, ATTN: Secretary

•	by submitting a communication on-line at our website www.pepsico.com under “Company”—“Corporate Governance”—“Contact the Board of Directors/Audit Committee”

Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company. The Political Contributions Policy, together with other policies and procedures, including the Company’s Worldwide Code of Conduct, guides the Company’s approach to political contributions. In connection with the development of this policy and in keeping with the Company’s goals of transparency, the policy and the Company’s annual political contributions are posted on our website at www.pepsico.com under “Company”—“Corporate Governance”—“Policies.”

Committees of the Board of Directors

The Board of Directors has three standing Committees: Nominating and Corporate Governance, Compensation and Audit. The table below indicates the members of each Board committee during 2009 and through March 12, 2010:

Name	Nominating and Corporate Governance	Compensation	Audit
Shona L. Brown (1)	X	X
Ian M. Cook			X
Dina Dublon			X
Victor J. Dzau	X	X
Ray L. Hunt	Chair	X
Alberto Ibargüen			X
Arthur C. Martinez	X	Chair
Indra K. Nooyi
Sharon P. Rockefeller	X	X
James J. Schiro			Chair
Lloyd G. Trotter			X
Daniel Vasella	X	X
Michael D. White (2)

(1)	Ms. Brown joined the Nominating and Corporate Governance Committee and Compensation Committee on March 20, 2009.

(2)	Mr. White retired from the Board of Directors on November 30, 2009.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which was established in 1997 and renamed in 2002, held four meetings in 2009. The Nominating and Corporate Governance Committee, among other things: (a) identifies and recommends to the Board for election and/or appointment qualified candidates for membership on the Board and the Committees of the Board; (b) develops and recommends to the Board corporate governance principles and the Worldwide Code of Conduct applicable to the Company and its directors and monitors compliance with all such principles and policies; (c) develops and recommends to the Board criteria to assess the independence of members of the Board; (d) makes recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees; (e) assesses and reports to the Board on the performance and effectiveness of the Board and its Committees; and (f) reviews and reports to the Board with respect to director compensation and benefits. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.pepsico.com under “ Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy. The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements of the New York Stock Exchange.

Process for Selection and Nomination of Directors; Consideration of Director Diversity

In fulfilling its responsibility to identify and recommend to the Board qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates for the Board of Directors: (i) relevant knowledge and diversity of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) roles and contributions valuable to the business community; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. In addition, while not a formal policy, PepsiCo’s director nomination processes call for the Nominating and Corporate Governance Committee, during the review and selection process, to seek diversity within the Board and adhere to the Company’s philosophy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status or any unlawful factor.

The Nominating and Corporate Governance Committee does not solicit director nominations, but will consider recommendations for director nominees made by shareholders if the individuals recommended meet certain minimum Board membership criteria including those described above. Nominations received by the Company from shareholders are reviewed by the Chairman of the Nominating and Corporate Governance Committee to determine whether the candidate possesses the required qualifications, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. This is done to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Shareholder recommendations should be sent to the Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577 and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria. If the candidate meets the requirements for a current vacancy on the Board, the submission materials are reviewed with the Nominating and Corporate Governance Committee and are responded to by the Chairman of the Committee or his/her designee. The Committee does not have a different process for evaluating nominees based on whether the nominee is recommended by a non-shareholder.

From time to time, the Nominating and Corporate Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is paid to such firm.

Skills and Qualifications of the Members of the Board of Directors

Each PepsiCo Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, each of PepsiCo’s Board members brings to PepsiCo a myriad of skills, education, experiences and qualifications that can be leveraged in order to benefit PepsiCo and its shareholders. Set forth below is a description of certain of such skills, experiences and/or qualifications associated with each member of the Board. The below listing does not include personal traits such as candor, integrity, time commitment or collegiality that are essential to a nominee’s qualifications, nor does it contemplate independence issues that are evaluated separately. The information below merely highlights certain notable traits of each Board member that contributed to their selection as a member of PepsiCo’s Board of Directors.

•

Shona L. Brown.    As a Director, Shona L. Brown provides PepsiCo with the unique perspective of building innovation into the business and people operations of a world-recognized global technology leader (including green operations), Google Inc. From her career in business and consulting, she brings a deep expertise in building organizations optimized for adaptability, growth and innovation. Her experiences also include serving on a number of non-profit boards, with a focus on education and the environment.

•

Ian M. Cook.    The selection of Ian M. Cook as a director nominee was grounded in Mr. Cook’s strengths in business operations gained from his many years working in global leadership roles, including Chief Executive Officer, and a director at Colgate-Palmolive, a publicly-traded, multi-national consumer products company. Mr. Cook’s valuable experiences also include his diverse activities with not-for-profit organizations.

•

Dina Dublon.    Dina Dublon’s qualifications include: her deep expertise in financial strategic and banking activities that were gained while serving as a senior executive at a leading global financial services company; her complimentary experiences as a member of the board of directors at several other public companies; and her unique experiences gained while working with not-for-profit organizations focusing on women’s issues and initiatives.

•

Victor Dzau.    As a medical doctor and physician/scientist, Victor Dzau offers PepsiCo a valuable perspective into the areas of health and wellness, an important part of PepsiCo’s “Performance with Purpose” mission. He also provides expert advice to PepsiCo’s research and development programs. In addition to his medical and scientific qualifications, Dr. Dzau has significant experience in serving on the boards of several public companies and health-related organizations.

•

Ray L. Hunt.    Ray L. Hunt brings to PepsiCo a keen understanding and knowledge regarding strategy and leadership of a global organization operating in a key industry from his long-time position as Chairman and Chief Executive Officer of Hunt Oil Company. His activities in a large number of privately-held and not-for-profit organizations contribute to Mr. Hunt’s operational business expertise and strong management skills.

•

Alberto Ibargüen.    PepsiCo and its Board of Directors benefit from the business experiences that Alberto Ibargüen acquired over 25 years of managing major metropolitan newspapers, including the country’s largest Spanish-language daily. Mr. Ibargüen brings market, community and new media insights to PepsiCo that have been developed over time and through his role as Chief Executive Officer of one of the country’s largest private foundations. His skill set also includes legal and financial experience that has deeply enhanced his publishing, business and public company board roles.

•

Arthur C. Martinez.    The diverse experiences of Arthur C. Martinez include his leadership positions as Chairman, President and Chief Executive Officer of Sears, Roebuck and Co., a well-known branded consumer products company. Mr. Martinez’s experiences and qualifications also include his active involvement on several public company Boards and a variety of charitable organizations as well as a deep understanding of the financial and operational aspects of businesses.

•

Indra K. Nooyi.    Indra K. Nooyi brings to the Board of Directors strong leadership, extensive business and operating experience and tremendous knowledge of our Company as well as deep insights into and experiences within the global food and beverage industry.

In addition, Ms. Nooyi brings her broad strategic vision for PepsiCo to the Board of Directors. Ms. Nooyi’s service as the Chairman and Chief Executive Officer of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

•

Sharon Percy Rockefeller.    As a member of our Board of Directors, Sharon Percy Rockefeller brings to PepsiCo her diverse perspective and keen knowledge of and contacts within government as a long time Washington, D.C. resident. She has been President and Chief Executive Officer of WETA TV/FM, the public broadcasting stations in Washington, DC since 1989. Ms. Rockefeller’s activities with several non-profit organizations focused on art, medicine and public broadcasting have provided her with invaluable management and leadership experiences as well as insights.

•

James Schiro.    James Schiro’s credentials include his managerial capabilities gained while he was Chief Executive Officer of Zurich Financial Services as well as his knowledge of global capital markets. He also brings solid financial and banking acumen gained from his role as Chief Executive Officer and other positions held at a large, public accounting firm. In addition, the experiences acquired through Mr. Schiro’s positions as a director on several public company boards benefit PepsiCo, its Board of Directors and its shareholders.

•

Lloyd G. Trotter.    The selection of Lloyd G. Trotter as a director nominee was based, among other things, upon his extensive experience in business operations and executive leadership gained from his many years working in global leadership roles at General Electric. Mr. Trotter also has significant experience by serving on the boards of directors at several public companies.

•

Daniel Vasella.    As a member of the Company’s Board of Directors, Dr. Daniel Vasella offers PepsiCo his experience as the Chairman and Chief Executive Officer of the global healthcare company, Novartis A.G. His expertise in the important areas of health and wellness and nutrition, and his global perspective in leading and serving on the board of directors at international organizations provides a great benefit to PepsiCo and its shareholders.

The Audit Committee

The Audit Committee, which was established in 1967 in accordance with the requirements of the Securities Exchange Act of 1934, held 11 meetings in 2009. The Audit Committee’s primary responsibilities are to retain the Company’s independent registered public accountants (subject to shareholder ratification) and to assist the Board’s oversight of: (a) the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accountants’ qualifications and independence; (d) the performance of the Company’s internal audit function and the independent registered public accountants; and (e) overseeing the accounting and financial reporting practices of the Company and audits of the Company’s financial statements. The report of the Audit Committee is set forth on pages 22 and 23 of this Proxy Statement. The Audit Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Financial Expertise and Financial Literacy

The Board of Directors has determined that Dina Dublon and James J. Schiro, members of our Audit Committee, satisfy the criteria adopted by the Securities and Exchange Commission to serve as “audit committee financial experts” and are independent directors, pursuant to the standards set forth in the Company’s Corporate Governance Guidelines and the requirements under the Securities Exchange Act of 1934 and the New York Stock Exchange Listing Standards. In addition, the Board of Directors has determined that Ian M. Cook, Dina Dublon, Alberto Ibargüen, James J. Schiro and Lloyd G. Trotter, constituting all members of our Audit Committee, are independent directors and are financially literate within the meaning of the New York Stock Exchange Corporate Governance Listing Standards.

Directors on Multiple Audit Committees

None of the Company’s directors serves on the audit committee of more than three public companies.

The Compensation Committee

The Compensation Committee, which has been active since 1955, held six meetings during 2009. The Compensation Committee: (a) oversees the design of PepsiCo’s compensation and benefits programs; (b) oversees the policies of the Company relating to compensation of the Company’s executives and makes recommendations to the Board regarding the compensation of PepsiCo’s executive officers and other key executives; (c) produces a report on executive compensation for inclusion in the Company’s Proxy Statement; and (d) oversees the development and implementation of succession plans for the Chief Executive Officer and other key executives. Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis on page 25 of this Proxy Statement.

The Compensation Committee is composed entirely of independent members of the Board who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. The Compensation Committee Report is set forth on page 41 of this Proxy Statement. The Compensation Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Review and Approval of Transactions with Related Persons

On an annual basis, each director and executive officer is required to complete a questionnaire, which requires disclosure of any transactions the director or executive officer, or their immediate family members, may have with the Company in which the director or executive officer, or their immediate family members, has a direct or indirect material interest. The Audit Committee, which is responsible for reviewing and approving any related party transactions, considers the responses in the questionnaires and other information regarding potential relationships between the Company and the directors and executive officers. In determining whether to approve or disapprove a related-person transaction, our Audit Committee considers all transactions on a case-by-case basis and weighs all material factors, including but not limited to, the extent of the related person’s interest in the transaction, the availability (if applicable) of other sources of comparable products or services, the terms of the transaction compared to the terms of a similar unaffiliated transaction, the benefit to the Company or the best interests of the Company’s shareholders, whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his/her duties to the Company, and the aggregate value of the transaction.

The Audit Committee has determined that there are no related party transactions to report.

Compensation Committee Interlocks and Insider Participation

No member of PepsiCo’s Compensation Committee is now, or was during 2009 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2009 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

Board of Directors Role in Risk Oversight

The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Board of Directors is involved in PepsiCo’s integrated risk management framework designed to identify, assess, prioritize, manage, monitor and communicate risks across the Company, including its Board of Directors. This framework includes both senior-management level and division level risk committees that are cross-functional and geographically diverse and work together with the Company’s internal audit and compliance teams to identify, assess, prioritize and address strategic, financial, operating, business, compliance, safety, reputational and other risks to the Company and its divisions. These risk committees engage with and/or report to PepsiCo’s Audit Committee and/or Board of Directors on a regular basis to address high priority risks, on a semi-annual basis to review other risks and on an as-needed basis to evaluate and monitor emerging risks.

AUDIT COMMITTEE REPORT

PepsiCo’s Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures. The Audit Committee is comprised entirely of directors who meet the independence, financial experience and other qualification requirements of the New York Stock Exchange and applicable securities laws. The Audit Committee is a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The names of the Audit Committee members are included at the end of this Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance.”

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent auditors (independent registered public accountants), KPMG LLP (“KPMG”), is responsible for auditing those financial statements. In this context, the Audit Committee has met with management and KPMG to review and discuss the Company’s audited financial statements. The Audit Committee discussed with Company management and KPMG the critical accounting policies applied by the Company in the preparation of its financial statements. These policies arise in connection with: revenue recognition and related trade spending; brand and goodwill valuations; income tax expense and accruals; and pension and retiree medical plans. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and the Sarbanes-Oxley Act of 2002, and had the opportunity to ask KPMG questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Company management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits for 2009. The Audit Committee also received regular updates from the Company’s General Auditor on internal control and business risks and the Company’s senior officer for compliance and business practices on compliance and ethics issues. The Audit Committee also received an update on the Company Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys. The Audit Committee meets with the internal and independent registered public accountants, with and without management present, to discuss their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets with the Company’s General Counsel, with and without other members of management present, to discuss the Company’s compliance with laws and regulations.

The Audit Committee reviewed and discussed with KPMG, KPMG’s independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accountants. These fees are described in the next section of this Proxy Statement. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Committee has adopted a formal policy on Audit, Audit-Related and Non-Audit Services, which is published on the Company’s website and which is briefly described in the next section of this Proxy Statement. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 26, 2009, for filing with the Securities and Exchange Commission. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2010, and the Audit Committee and the Board have recommended that shareholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2010.

THE AUDIT COMMITTEE

IAN M. COOK

DINA DUBLON

ALBERTO IBARGÜEN

JAMES J. SCHIRO, CHAIRMAN

LLOYD G. TROTTER

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP, the Company’s independent registered public accountants, for the audit of the Company’s annual financial statements for 2008 and 2009, and fees billed for other services rendered by KPMG LLP.

	2008	2009
Audit fees	$20,450,000	$19,288,000

Audit-related fees (1)	$1,567,000	$1,989,000

Tax fees (2)	$754,000	$707,000

All other fees (3)	$223,000	$—

(1)	Audit-related fees for 2008 and 2009 consisted primarily of the audits of certain employee benefit plans, due diligence reviews and other procedures performed in connection with business transactions, agreed upon procedures reports and the issuance of comfort letters.

(2)	Tax fees for 2008 and 2009 consisted primarily of international tax compliance services.

(3)	All other fees for 2008 consisted of fees for the review of the Company’s customs procedures.

We understand the need for the independent registered public accountants to maintain their objectivity and independence, both in appearance and in fact, in their audit of the Company’s financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accountants for the audit of the Company’s consolidated financial statements and other audit-related work. The independent registered public accountants may also be engaged for tax and other non-audit related work if those services: enhance and support the attest function of the audit; are an extension to the audit or audit-related services; or are services with respect to which, under the circumstances, KPMG offers unique qualification and there is clearly no question regarding their independence in providing such service. The policy further provides that on an annual basis the independent registered public accountants’ Global Lead Audit Partner will review with the Audit Committee the services the independent registered public accountants expects to provide in the coming year and the related fee estimates. In addition, PepsiCo will provide the Audit Committee with a quarterly status report regarding the Committee’s pre-approval of audit-related, tax or other non-audit services that the independent registered public accountants have been pre-approved to perform, have been asked to provide or may be expected to provide during the balance of the year. PepsiCo’s Policy for Audit, Audit-Related and Non-Audit Services is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance”.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the compensation paid to our executive officers who are identified as Named Executive Officers in the 2009 Summary Compensation Table on page 42 of the Proxy Statement.

2009 Company Performance and Compensation Decisions

PepsiCo’s executive compensation program is designed to align the interests of PepsiCo’s executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s performance. Executive officer compensation for 2009 aligned well with the objectives of our compensation philosophy and with our performance, based on a number of factors:

•

Solid operating performance drove annual bonus awards at or slightly above target and resulted in achievement of performance-based restricted stock unit (“PSU”) targets. Despite macroeconomic challenges, PepsiCo delivered solid operating performance, including 6% core constant currency division operating profit growth and 6% core constant currency EPS growth.

•

Greater emphasis on long-term performance and PepsiCo objectives.    Beginning in 2009, we eliminated long-term cash awards for all executive officers and reallocated a portion of the value to the executive officers’ equity opportunity. This change better aligns their pay mix with the market. In addition, to support the Company’s objective of achieving high growth in emerging markets, the Compensation Committee introduced a new performance metric to determine 2010 PSU award payouts based on international net revenue growth as a multiple of North America net revenue growth.

•

Compensation Committee reviewed the connection between compensation and risk.    The Compensation Committee reviewed our compensation programs and policies for features that may give rise to risks that have a material adverse effect on the Company, and found that the compensation programs operate with strong governance features and do not encourage unnecessary or excessive risk taking.

•

Our compensation programs foster employee recruitment, retention and motivation.    We delivered a total compensation package composed of salary, annual incentive compensation, long-term equity incentive awards, and a competitive employee benefits program. These elements reinforced our pay-for-performance philosophy and encouraged employee recruitment, retention and motivation.

•

No increase in CEO base salary for 2010.    At Ms. Nooyi’s request, no increase was made to her 2009 base salary. Ms. Nooyi’s total compensation package for 2009 performance is substantially comparable to her compensation for 2008 performance.

Compensation Philosophy

It is critical to our long-term success and growth that our businesses are managed by highly capable leaders with the experience, skills and dedication to oversee a growing and changing global organization. To achieve this objective, we have designed our compensation programs to help recruit, retain and motivate a large group of talented and diverse domestic and international employees. Our programs are highly incentive-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation. As a result, it is our objective that, when PepsiCo’s financial performance exceeds that of our peer group median, our executives receive total compensation above the peer group median. Likewise if PepsiCo’s financial performance were to fall below the peer group median, our executives would receive total compensation below the peer group median.

Our executive compensation philosophy is based on the principle that PepsiCo will achieve its best results when its employees act and are rewarded as business owners. Ownership is not only about owning stock, but it is also about being accountable for business results, in good times and bad. Owners act with the conviction that their business is personal and that they can make a difference. Owners take initiative and responsibility for the assets of the business and its employees. As executives progress to higher levels at PepsiCo, their responsibilities and rewards progress as well.

How We Determine Compensation

Role of the Compensation Committee.    The Compensation Committee oversees the design and administration of PepsiCo’s compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee approves, and recommends to the Board of Directors, the target and actual total compensation for each executive officer. The independent members of the Board approve the compensation for the Chairman & Chief Executive Officer (“Chairman & CEO”) and other executive officers. As part of its processes and procedures for determining executive compensation, the Compensation Committee annually:

•	reviews and establishes the peer group companies used as a reference to benchmark Company performance and executive officer compensation;

•	reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance;

•

reviews “tally sheets” which provide a comprehensive overview of the aggregate value of the compensation and benefits for executive officers as well as the total value an executive officer would receive upon a variety of termination scenarios (such as resignation, retirement, long-term disability, death and change-in-control);

•	approves specific performance targets to ensure the tax deductibility of incentive compensation;

•

confirms with the Compensation Committee’s external consultant that total compensation paid to each executive officer is appropriate based on an analysis that compares the Company’s financial performance relative to the performance of its peer group as measured by financial metrics including shareholder returns and operating performance over one-year and three-year time periods;

•	approves base salary adjustments to the extent they are warranted by changes in market pay data; and

•	approves annual and long-term incentive award payouts each year based on performance achieved in the prior year relative to the pre-established performance targets.

Each year, actual annual incentive awards, long-term incentive awards and pay actions for the executive officers are approved by the independent members of the Board on the recommendation of the Compensation Committee. The Compensation Committee bases its recommendations on an analysis of PepsiCo’s actual performance relative to financial goals established in advance by the Compensation Committee and an analysis of each executive officer’s individual performance and contributions to PepsiCo’s strategic goals.

Role of Management.    The Compensation Committee and Board of Directors determine the compensation of the Chairman & CEO without management input. The Compensation Committee meets with the Chairman & CEO at the beginning of the year to agree upon her performance objectives for the year. At the end of the year, the Chairman & CEO provides the Compensation Committee a self-assessment based on her achievement of the agreed-upon objectives and other leadership accomplishments. This self-assessment, in addition to Company performance and market compensation data provided by the Compensation Committee’s external consultant, is used by the Compensation Committee in setting the Chairman & CEO’s compensation.

The Compensation Committee and the Board also solicit input from the Chairman & CEO to obtain her evaluation of performance and her recommendation in determining pay for other executive officers. No executive officer is present when his or her compensation is discussed by the Compensation Committee or the Board of Directors.

In addition, the Company’s human resources department prepares materials for review by the Compensation Committee and provides data, analysis and recommendations for the Compensation Committee’s consideration regarding the Company’s compensation programs and policies, as well as pay levels for executives who are not executive officers. The human resources department also administers PepsiCo’s compensation and benefits programs and policies based on the direction of the Compensation Committee.

Role of the External Consultant.    The Compensation Committee has engaged Frederic W. Cook & Co. as its external consultant to assist the Committee. The Compensation Committee considers analysis and advice from its external consultant when making compensation decisions for the Chairman & CEO and other executive officers. The external consultant’s assistance includes the following:

•

reviewing the Compensation Committee’s agendas and supporting materials in advance of each meeting and raising questions with the Company’s human resources department and the Compensation Committee Chair, as appropriate;

•	reviewing the Company’s total compensation philosophy, peer group, and the competitive positioning of target and actual total compensation for reasonableness and appropriateness;

•	reviewing the Company’s executive compensation program and advising the Compensation Committee of plans or practices that might be changed in light of evolving best practices;

•	providing independent analyses and recommendations to the Compensation Committee on the Chairman & CEO’s pay;

•	reviewing the draft Compensation Discussion and Analysis report and related tables for the proxy statement; and

•	proactively advising the Compensation Committee on best practices for board governance of executive compensation.

The external consultant attends Compensation Committee meetings, and Compensation Committee members have direct access to the consultant without management involvement. While the external consultant works directly for the Compensation Committee, and the Compensation Committee has the sole authority to hire and terminate the external consultant, the consultant sometimes obtains input from management to ensure that the consultant’s recommendations and advice reinforce PepsiCo’s business strategy, principles and values.

The services performed by Frederic W. Cook & Co. have been exclusively limited to executive compensation consulting for the Compensation Committee. Frederic W. Cook & Co. is prohibited from undertaking any work with PepsiCo management or employees, and undertook no such work in 2009.

Frederic W. Cook & Co. provides recommendations on Chairman & CEO pay directly to the Compensation Committee without consulting PepsiCo’s Chairman & CEO or management. In order to develop recommendations, Frederic W. Cook & Co. first prepares analyses showing competitive CEO compensation among the peer group for the individual elements of compensation and total direct compensation. Frederic W. Cook & Co. then develops a range of recommendations for the Chairman & CEO’s base salary, annual incentive award and long-term equity incentive award. The recommendations take into account the peer group competitive pay analysis, expected future pay trends, and importantly, the position of the Chairman & CEO in relation to other senior company executives and proposed pay actions for all key employees of the Company. The range allows the

Compensation Committee to exercise its discretion based on the Chairman & CEO’s individual performance and other factors. The Chairman & CEO has no prior knowledge of the recommendations and takes no part in the recommendations or the Compensation Committee’s discussions and decisions.

Risk Mitigation.    PepsiCo’s compensation programs have been designed with features that discourage executives from taking unnecessary and excessive risks that would threaten the health and viability of the Company. At the Compensation Committee’s request, the Company’s human resources department conducted an assessment of potential risks arising from the Company’s compensation policies and practices with the assistance of the Compensation Committee’s external consultant. At its February 2010 meeting, the Compensation Committee reviewed the results of this assessment and concluded that the risks arising from the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company. The assessment demonstrated that several design features of PepsiCo’s cash and equity incentive programs for all employees reduce the likelihood of excessive risk-taking, including:

•	utilizing top-line, bottom-line and cash flow financial metrics in determining annual incentive awards ensures balanced growth;

•	requiring achievement of profit plan “gatekeeper” targets for executive officers to qualify for above-target payout of annual incentive awards provides a strong incentive to sell profitable product;

•

utilizing prior business unit performance measures as part of the annual incentive award determination for any executive officer who assumes a new leadership position in a different business unit ensures the executives officer remains accountable for the results of the long-term strategies he or she established in the prior business unit;

•	utilizing both enterprise-wide and division business performance targets for all Sector CEOs ensures collaboration and shared accountability;

•

utilizing long-term equity incentive awards as the most significant element of executive officer pay, balancing long-term incentive awards equally between options and PSUs, and capping PSU payouts at 125% ensure executive officers have a strong incentive to create long-term shareholder value;

•

including compensation “clawback” provisions in the annual incentive, long-term incentive and executive deferral programs gives the Company the right to cancel awards and recoup incentive and deferral gains if an executive violates PepsiCo’s Worldwide Code of Conduct, engages in gross misconduct, or violates non-compete, non-solicitation or confidentiality provisions; and

•

requiring executive officers to own meaningful amounts of Company stock and limiting the number of shares that executive officers may sell upon exercising stock options align executive officers’ interests with shareholders.

Although the Compensation Committee concluded that the above described design features significantly mitigate risk taking, the Compensation Committee decided to expand the compensation clawback policy to further reduce the potential for excessive risk taking. This expanded clawback policy provides the Compensation Committee the discretion to cancel an executive officer’s incentive awards and recover bonuses and equity award gains if the Compensation Committee determines that an executive officer, through his or her gross negligence or misconduct, has caused or contributed to the need for an accounting adjustment to the Company’s financial results.

Peer Group.    The Compensation Committee utilizes the same peer group to evaluate both executive officer pay levels and Company performance. The Compensation Committee annually reviews and validates the peer group with the assistance of its external consultant to ensure all peer companies remain an appropriate basis for comparison and approves any changes to the composition of the peer group. In selecting peer group companies, the Compensation Committee primarily looks for companies that have a comparable size (based on revenue and market capitalization) and are multinational with a global presence, strong consumer brands, and an innovative culture. Based on these criteria, the Compensation Committee utilized the following twenty-two peer companies for 2009 pay decisions:

Company	Revenue ($Bn)	12/26/09 Market Capitalization ($Bn)
Hewlett-Packard Company	114.6	125.0
The Procter & Gamble Company	79.0	179.0
Johnson & Johnson	61.9	178.5
Unilever PLC	56.9	97.1
Apple, Inc.	42.9	188.1
Kraft Foods, Inc.	40.4	40.7
The Walt Disney Company	36.1	60.2
Intel Corporation	35.1	112.3
The Coca-Cola Company	31.0	133.1
American Express Company	26.7	49.6
3M Company	23.1	58.4
McDonald’s Corporation	22.7	68.4
Groupe Danone	21.4	39.4
Nike, Inc.	19.2	31.8
Kimberly-Clark Corporation	19.1	26.6
Colgate-Palmolive Company	15.3	41.3
General Mills, Inc.	14.7	23.4
Sara Lee Corporation*	12.9	8.7
Kellogg Company	12.6	20.5
H.J. Heinz Company*	10.1	13.6
Campbell Soup Company*	7.6	11.8
The Estee Lauder Companies, Inc.*	7.3	9.6

*	Represents a company that will be removed from the peer group for 2010 as discussed below

PepsiCo currently is the fifth largest company in the peer group in terms of 2009 revenue and is the eighth largest company in the peer group in terms of 2009 fiscal year-end market capitalization:

Peer Group
	Median	75th Percentile	PepsiCo
2009 Revenue	$22.9Bn	$39.3Bn	$43.2Bn
2009 fiscal year-end Market Capitalization	$45.5Bn	$108.5Bn	$95.1Bn

In December 2009, when the Compensation Committee conducted its annual review of the peer group, the Compensation Committee approved removing four smaller companies from the peer group: Sara Lee Corporation, H.J. Heinz Company, Campbell Soup Company, and The Estee Lauder Companies, Inc. The removal was made in light of PepsiCo’s acquisitions of The Pepsi Bottling Group, Inc. (“PBG”) and PepsiAmericas, Inc. (“PAS”). PepsiCo’s size falls at the very high end of the current peer group following the completion of the acquisitions.

In addition to utilizing data from the peer group, the Compensation Committee also relies on data from Towers Watson’s published executive compensation surveys and pay data collected from the Fortune 100 as secondary reference points to help the Compensation Committee obtain a general understanding of current pay practices for executive officers other than the Chairman & CEO.

Executive Compensation Policies.    Pay levels for executive officers are designed to be competitive relative to our peer group companies and, most importantly, align with the Company’s performance. Pay-for-performance is a critical policy in designing our executive officer compensation. As a result, our “pay mix,” defined as the amount of salary and annual and long-term equity incentive awards relative to total compensation, places the greatest emphasis on performance-based incentives. As illustrated in the following charts, consistent with market practice, 90% of our Chairman & CEO’s target total compensation (excluding benefits and perquisites) is performance-based, and approximately 80% of the target total compensation (excluding benefits and perquisites) for our other Named Executive Officers is performance-based:

To sustain PepsiCo’s long-term performance, we establish “stretch” financial goals that are generally set to meet our peer group’s 75th percentile performance (i.e., the top 25% of peer companies). Our objective is to compensate at the 75th percentile relative to our peer group when we achieve performance at or above the 75 th percentile of our peer group. To accomplish this objective, we annually review compensation (base salary, annual incentive awards and long-term incentive awards) compared to our peer group to set target total compensation levels for our executive officers between the peer group median and 75th percentile for similar positions. We then utilize variable pay incentives to award pay aligned with our performance. Our design is set to ensure that our pay-for-performance programs deliver total compensation at the 75th percentile when financial performance is at or above the peer group 75th percentile. If financial performance were to be below the peer group 75th percentile, total compensation awarded would be below the 75th percentile.

Components of PepsiCo’s Compensation and Benefits Programs

For 2009, the primary components of our compensation and benefits programs for executive officers were (1) base salary, (2) annual incentive awards, (3) long-term equity incentive awards, (4) retirement programs and (5) benefits and perquisites. These components promote the Company’s compensation objectives described in the following table:

Component	Type	Purpose	Alignment with shareholder value creation
Base Salary	Fixed	Intended to attract and retain executives	Benchmarked against peer companies
Annual Incentive Compensation	Performance- based	Annual incentives to drive Company, business unit and individual performance	Focused on growing net revenue, profitability, and cash flow as well as delivering strategic business imperatives
Long-Term Equity Incentive Awards	Performance- based	Long-term incentives to align executive officers’ interests with those of PepsiCo’s shareholders

   Awards based on Company and individual performance

   Final payout of PSUs based on achievement of stretch Company performance objectives

   Nearly half of total pay delivered in equity to create incentive to deliver sustained long-term growth in PepsiCo’s stock price

Retirement, Perquisites and Other Benefits Programs	Fixed	Intended to attract and retain executives	Benchmarked against peer companies

1. Base Salary.    Base salary is a “fixed” component of executive compensation intended to meet the objective of attracting and retaining the executive officers necessary to lead the Company. The relative levels of base salary for the Chairman & CEO and the other executive officers are based on the underlying accountabilities of each executive officer’s position and reflect each executive officer’s scope of responsibility. The Compensation Committee annually reviews executive officer salaries and benchmarks them against data with respect to similar positions among the peer group companies and in the Fortune 100 and Towers Perrin executive compensation surveys. In addition, executive officer salaries are analyzed relative to internal positions to ensure equity and alignment of our pay within PepsiCo, including in relation to the Chairman & CEO’s total compensation. The base salaries paid to our Named Executive Officers in 2009 are presented in the 2009 Summary Compensation Table.

Base salaries were not increased for any Named Executive Officers during 2009 because the Compensation Committee believed that the base salary levels already in place were competitive. For 2010, the Board of Directors approved a $200,000 increase to the Chairman & CEO’s base salary, in light of market data, the significant increase in the Company’s size following the close of the PBG and PAS acquisitions and the fact that Ms. Nooyi’s base salary has not been increased since 2006. Although Ms. Nooyi’s current base salary is below market, she has asked that the increase not be effectuated this year.

2. Annual Incentive Compensation.    We provide performance-related annual incentive compensation opportunities to our executive officers under the shareholder-approved PepsiCo, Inc. Executive Incentive Compensation Plan (“EICP”). Awards under the EICP are designed to provide annual incentives to drive Company, business unit and individual performance.

Each executive officer’s target annual incentive opportunity (expressed as a percentage of base salary) is based on job responsibility, alignment with internal peers, and peer company market data. Consistent with our compensation objectives, as an executive assumes greater responsibility, more of his or her pay is linked to Company performance. The 2009 target annual incentive opportunities for the Named Executive Officers were:

Name	% of Base Salary
Indra K. Nooyi	200%
Richard A. Goodman	125%
Albert P. Carey	140%
John C. Compton	140%
Massimo F. d’Amore	140%
Michael D. White	165%

The actual payout can range from 0% to 200% of a Named Executive Officer’s target annual incentive opportunity as displayed in the 2009 Grants of Plan-Based Awards Table. If financial performance with respect to a specific measure is above or below target, actual payout will be leveraged above or below the target annual incentive opportunity.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both Company financial performance and individual performance. For our Chairman & CEO, performance is evaluated in a non-formulaic manner with no specific weighting given to any performance measure. For our other executive officers, Company performance is weighted approximately two-thirds and individual performance is weighted approximately one-third. The specific performance measures are outlined below.

Individual Performance Measures:    The Compensation Committee evaluates individual performance based on measures related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving operating efficiencies and driving PepsiCo’s Performance with Purpose priorities in the areas of human sustainability, environmental sustainability and talent sustainability. The strategic business imperatives are intended to be challenging. They can be both qualitative and quantitative and vary for each executive officer. The Compensation Committee gives no specific weighting to the various strategic imperatives and evaluates individual performance in a non-formulaic manner.

Company Performance Measures:    Our annual incentive plan utilizes Company performance measures that executives directly influence to ensure a direct link between performance and actual incentive awards. The specific 2009 Company performance measures used by the Compensation Committee are listed in the table below. These performance measures relate to corporate-wide (PepsiCo) performance, business unit (such as PepsiCo Americas Foods) performance and division (such as Frito-Lay North America) performance depending on the Named Executive Officer’s position and scope of responsibility. If an executive officer assumes a leadership position of a different business unit, the annual incentive award for the subsequent performance year is determined based 50% on performance measures for the prior business unit and 50% on performance measures for the current business unit. This practice ensures that executive officers are held accountable for results in the prior business unit in which they established the subsequent year’s business priorities and long-term strategies.

For 2009, our corporate-wide financial performance objectives included core constant currency EPS growth and net revenue growth.1 The 2009 objectives for business units and divisions were core constant currency net operating profit before tax (“NOPBT”) growth and constant currency net revenue growth. In addition to these objectives, the Company also utilized a management operating cash flow growth excluding certain items2 (“cash flow growth”) target for PepsiCo and each division. Achievement of the cash flow growth target had the potential to raise a Named Executive Officer’s Company performance score by up to 16.5%. These financial performance objectives may be subject to adjustments for a number of items not in an executive’s control, such as merger and acquisition activity and changes in generally accepted accounting principles (“GAAP”), as we believe that ongoing results are more reflective of performance than reported financial performance calculated under GAAP.

Name	Company Performance Measures

Indra K. Nooyi	– PepsiCo: Core Constant Currency EPS, Net Revenue & Cash Flow Growth

Richard A. Goodman	– PepsiCo: Core Constant Currency EPS, Net Revenue & Cash Flow Growth

Albert P. Carey	– Frito-Lay North America: NOPBT, Net Revenue & Cash Flow Growth PepsiCo: NOPBT & Cash Flow Growth

John C. Compton	– PepsiCo Americas Foods: NOPBT, Net Revenue & Cash Flow Growth PepsiCo: NOPBT & Cash Flow Growth

Massimo F. d’Amore	– PepsiCo Americas Beverages: NOPBT, Net Revenue & Cash Flow Growth PepsiCo: NOPBT & Cash Flow Growth

Michael D. White	– PepsiCo International: NOPBT, Net Revenue & Cash Flow Growth PepsiCo: NOPBT & Cash Flow Growth

Results:    After the end of 2009, the Compensation Committee evaluated PepsiCo’s performance against the 2009 performance measures described above and determined each Named Executive Officer’s actual incentive award. In determining annual incentive awards for 2009, the Compensation Committee considered actual Company performance against the corresponding pre-established performance targets noted in the following table.

COMPANY PERFORMANCE MEASURES	2009 TARGET	ACTUAL 2009 PERFORMANCE
PepsiCo Constant Currency Net Revenue Growth	~7%	5%
PepsiCo Core Constant Currency Division NOPBT Growth	~7%	6%
PepsiCo Core Constant Currency EPS Growth	~6-8%	6%
PepsiCo Cash Flow Growth	~7%	16%

PepsiCo’s actual 2009 core constant currency EPS growth of 6% was at the lower end of the target range as a result of the suspension of the Board-approved share buyback program in light of the

[1]	In order to ensure that ongoing performance measures are evaluated in a manner that accurately reflects the performance of the Named Executive Officers and the Company’s ongoing results, the Committee approved utilizing core constant currency EPS, core constant currency NOPBT, and constant currency net revenue for compensation purposes. Core results are non-GAAP financial measures that exclude the commodity mark-to-market net impact included in corporate unallocated expenses, certain restructuring actions, costs associated with our mergers with PBG and PAS, our share of PBG’s and PAS’s respective merger costs included in bottling equity income, and certain tax benefits in 2007. Constant currency financial results assume constant foreign currency exchange rates are used for translation based on the rates in effect for the comparable prior-year period. In addition, EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. These items are included when computing EPS growth, NOPBT growth, and net revenue growth in accordance with GAAP.

[2]	In order to ensure that cash flow growth measures are evaluated in a manner that accurately reflect the performance of the Named Executive Officers and the Company’s ongoing results, management operating cash flow growth excluding certain items was used in 2009 for compensation purposes. Management operating cash flow growth excluding certain items includes net capital spending and sales of property, plant and equipment, and excludes the impact of a discretionary pension contribution in the first quarter of 2009 (net of tax), cash payments for PBG/PAS merger costs in the fourth quarter of 2009 and restructuring-related cash payments (net of tax) in 2009 and 2008.

acquisition of PBG and PAS. The Company’s core constant currency EPS growth would have been in the middle of the target range had share repurchases occurred as planned. PepsiCo’s Compensation Committee did not reset bonus targets or adjust bonus payouts to take into account the impact of this share buyback suspension. Instead, bonus payouts were based on PepsiCo’s actual 6% core constant currency EPS growth.

For Messrs. Carey, Compton, d’Amore and White, NOPBT, net revenue and cash flow growth targets were challenging and set to approximate the 75th percentile of our peer group, meaning that targets were set to fall within the top 25% of peer companies. The actual annual incentive awards determined by the Compensation Committee for each Named Executive Officer are included in column (g) in the 2009 Summary Compensation Table.

3. Long-Term Equity Incentive Compensation.    Consistent with our compensation philosophy, we believe that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers with those of PepsiCo’s shareholders. We have a long history of linking pay to our long-term stock performance for all employees, not just executives. This is best demonstrated by the fact that, since 1989, we have provided an annual grant of stock options to virtually all full-time U.S. employees under SharePower, our broad-based stock option program.

Executive officers’ annual long-term equity incentives are comprised of stock options (described in section 3(a) below) and PSUs (described in section 3(b) below) that pay out only if pre-approved performance targets are achieved.

The annual executive officer long-term incentive program is designed to deliver a mix of approximately 50% stock options and 50% PSUs based on a four-to-one option/full value share conversion ratio. Most executives are provided with a choice of receiving their annual long-term award in stock options and RSUs that vest after three years of service. However, PepsiCo’s executive officers, including the Chairman & CEO and the other Named Executive Officers, are not provided with this choice. The value of the annual equity award for these executive officers is balanced equally between stock options and PSUs.

Target grant levels for executive officers vary by position and are based on competitive benchmarking. Target grant levels are expressed in dollars (rather than as a percent of salary) and are set to approximate the peer group median. The actual size of grants awarded to executive officers can range from 0% to 150% of target and are determined based on Company and individual performance. We require that annual option and PSU awards made under the long-term incentive plans include vesting terms that encourage an executive officer to remain with PepsiCo for a number of years.

Upon recommendation by the Compensation Committee, the independent members of the Board directly approve individual awards to executive officers. Stock option and PSU grants are awarded under our shareholder-approved long-term incentive plans at “Fair Market Value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. This formula mitigates the impact of our stock price’s intra-day volatility when setting the grant price of equity awards. PepsiCo does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentive plans. PepsiCo’s grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the Fair Market Value on such dates. Our annual grant has historically been provided on the later of February 1st or the regularly scheduled January/February Board meeting. On February 6, 2009, the Board granted stock options and PSUs to all executive officers with a grant price of $53.00 (the average of the low and high price on the date of grant, rounded up to the nearest quarter). For the 2010 annual grant, the Compensation Committee set the annual grant as 45 calendar days after the PBG and PAS acquisition closing to ensure that all employees receive equity grants on a consistent date with a consistent grant price. Based on the February 26, 2010 acquisition closing date, the 2010 annual grant date will be April 12, 2010.

In addition, the Board of Directors selectively awards retention equity grants to leaders who are critical to business continuity and growth. These awards typically consist of restricted stock units (“RSUs”) with vesting periods designed to facilitate retention through key business and/or career milestones. The awards have no value to the executive unless the executive remains employed with PepsiCo for the full vesting period, and the awards are cancelled if the executive terminates or retires. On November 18, 2009, the Board granted to Mr. Carey a retention RSU award with a grant date fair value of $2 million that will vest on November 18, 2012 subject to Mr. Carey’s continued employment.

3(a). Stock Options.    We believe that stock options are motivational and represent performance-based compensation, as they have no intrinsic value to recipients on the date of grant and they only deliver meaningful value if PepsiCo achieves sustained, long-term stock price growth. The value of stock options an executive officer receives each year can vary from 0% to 150% of target based on Company and individual performance as described above. Subject to Compensation Committee and Board approval, executive officers receive annual grants of stock options that generally vest after three years of service and expire after ten years. Executive officers who retire from the Company at age 55 through age 61 with at least 10 years of service are eligible to vest in a pro-rata portion of their stock option grants based on the length of time served in proportion to the full vesting period. Executive officers who retire from the Company at or after age 62 are eligible to vest in the full stock option grant. No dividends or dividend equivalents are earned on stock option grants. The grant date fair value of stock options awarded to our Named Executive Officers in 2009 is presented under column (m) in the 2009 Grants of Plan-Based Awards Table.

3(b). Performance-Based Restricted Stock Units (PSUs).    Subject to Compensation Committee and Board approval, grants of PSUs are awarded to executive officers annually from 0% to 150% of their target award level based on Company and individual performance as described above. PSUs vest based on PepsiCo achieving pre-established annual financial performance targets for each year in a three-year performance period. The Compensation Committee establishes these financial performance targets each year. Financial performance targets for the PSUs have never been adjusted or “reset,” and management does not have the authority to do so.

Annual financial performance targets are set at the beginning of each year during the three-year performance period to achieve approximately 75th percentile financial performance relative to the peer group. When PepsiCo achieves these financial performance targets for each of the years in the three-year performance period, executive officers are eligible to receive the full number of shares subject to the award. If PepsiCo were to perform below the pre-established annual financial performance target in any of the three years during the performance period, the number of shares earned for that performance year (1/3rd of the award) would be proportionately reduced. No shares would be earned for a performance year if PepsiCo were to perform below the threshold set by the Compensation Committee for the performance year. For PSUs granted prior to 2009, the number of shares earned cannot exceed the number of PSUs awarded, even if PepsiCo were to exceed the financial performance targets in any performance year. Beginning with the 2009 award, the Compensation Committee approved the ability to earn above-target PSU awards in order to reward performance that exceeds target. This change will allow executives to earn a number of shares up to 125% of the PSUs granted if PepsiCo exceeds its performance targets in each year during the three-year performance period.

Notwithstanding the attainment of the financial performance targets over the three-year performance period, the Compensation Committee retains the right to reduce, but not increase, the size of the award that would otherwise be paid. Executive officers forfeit all PSUs if they terminate from PepsiCo prior to the completion of the three-year performance period. Executive officers who retire from the Company at age 55 through age 61 with at least 10 years of service are eligible to receive at the end of the performance period a pro-rata portion of their PSU grants based on performance against targets and the length of time served in proportion to the full vesting period. Executive officers who retire from the Company at or after age 62 are eligible to receive at the end of the performance period the full PSU grant based on performance against targets.

In February 2009, the Compensation Committee set a range of 6-8% core constant currency EPS growth as the financial performance level necessary for executive officers to earn 100% of the PSUs for the 2009 performance year. PepsiCo’s 2009 actual core constant currency EPS growth of 6% fell within the core constant currency EPS growth target range. Therefore, the Compensation Committee certified that executive officers had earned 100% of the following PSU awards for the 2009 performance year: (i) the final third of the 2007 PSUs, (ii) the second third of the 2008 PSUs and (iii) the first third of the 2009 PSUs. As a result of PepsiCo’s meeting 100% of the 2007 EPS growth target, 50% of the 2008 EPS growth target, and 100% of the 2009 EPS growth target, 83% of the PSUs awarded to executive officers in 2007 vested in February 2010 and 17% of those PSUs were forfeited, as outlined in the following table:

Name	2007 PSUs Granted	2007 PSUs Forfeited Due to EPS Non-Achievement	2007 PSUs Vested and Paid Out in 2010
Indra K. Nooyi	75,824	12,663	63,161
Richard A. Goodman	10,286	1,718	8,568
Albert P. Carey	12,857	2,147	10,710
John C. Compton	20,769	3,468	17,301
Massimo F. d’Amore*	—	—	—
Michael D. White	23,736	5,101	18,635

*	Mr. d’Amore received a service-based RSU award in February ‘07, prior to his assuming the role of CEO, PepsiCo Americas Beverages

Executive officers earn dividend equivalents on their PSUs during the vesting period that are paid out in cash (without interest) only if and when the corresponding PSUs vest.

Beginning with the PSUs to be awarded in 2010, the Compensation Committee has approved utilizing two, equally weighted financial performance metrics to determine the number of PSUs that will be earned upon vesting:

-	2-year average core constant currency EPS growth

-	2-year average constant currency international net revenue growth as a multiple of North America net revenue growth

The Compensation Committee introduced the second performance metric to support the Company’s strategy of achieving high growth in emerging markets and to emphasize the long-term shift in the Company’s portfolio mix.

4. Retirement Programs.    Our U.S. retirement programs consist of defined benefit pension plans, a 401(k) plan, retiree medical coverage, and retiree life insurance. Our defined benefit pension plans are designed to facilitate the retirement of employees who have performed at PepsiCo over the long term. Pension benefits are calculated based on years of service and pay (i.e., base salary and annual incentive compensation). Awards of stock options, PSUs, RSUs and performance-based long-term cash are not considered when determining pension benefits. Executive pension benefits are calculated using the same formula as other salaried employees. However, because of IRS compensation and benefit limits applicable to PepsiCo’s qualified pension plan, a significant portion of an executive officer’s pension is typically provided by a non-qualified, unfunded pension plan. As a result, pension benefits are provided to Named Executive Officers under two plans, a qualified and a non-qualified plan. The present value of each Named Executive Officer’s accumulated benefit under the qualified and non-qualified pension plans is set forth in the 2009 Pension Benefits Table. The narrative accompanying the 2009 Pension Benefits Table describes the plans’ material features. Executive deferrals into the 401(k) plan and Company matching contributions are also limited by IRS regulations. While the Company does permit eligible executives to defer their base salary and annual incentive compensation, PepsiCo does not provide an excess plan to offset 401(k) limitations.

Executives are eligible for retiree medical coverage. This benefit is available to all salaried employees based on age and service, and our executives who enroll for coverage are required to pay twice as much for their coverage as other retirees. Executives are also eligible for retiree life insurance equal to 100% of eligible pay (i.e., base salary and annual incentive award) upon death or retirement at age 55, declining by 10% per year thereafter, with a $5,000 maximum benefit beginning at age 65.

PepsiCo does not provide executive officers other special benefit plans such as executive life insurance.

5. Benefits and Perquisites

5(a). Benefits.    Executives generally receive the same healthcare benefits as other employees. U.S.-based medical benefits are the same for all participants in the Company’s healthcare program; however, our executives are required to pay twice as much for their coverage. All of our employees, including executive officers, are eligible to participate in HealthRoads, PepsiCo’s broad-based wellness program. HealthRoads provides our employees with personal health coaching recommendations and encouragement to reach exercise, weight management, nutrition, smoking cessation and stress management goals. In addition, executive officers who relocate at PepsiCo’s request are supported under the relocation program available to all PepsiCo employees. The program covers relocation expenses and applicable reimbursement of taxes associated with moving.

5(b). Perquisites.    Consistent with our philosophy of making compensation primarily performance-based, we limit executive perquisites to a company car allowance, an annual physical and selective personal use of company aircraft and ground transportation. For Ms. Nooyi, the Compensation Committee has authorized personal use of the Company’s ground transportation in lieu of a company car allowance along with personal use of the company aircraft. Ms. Nooyi’s use of a car and driver for commuting and business, as well as personal use of company aircraft, enhances security and personal safety and increases her time available for business purposes. Ms. Nooyi is fully responsible for any tax liability associated with these perquisites.

Personal use of company ground transportation is utilized by other executive officers on a limited and selective basis. Executives are fully responsible for their tax liability associated with any personal use of company ground transportation. Personal use of company aircraft is available to other executive officers on a limited and selective basis. All executive officers, other than Ms. Nooyi, must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a certain number of hours per year as established by the Compensation Committee. All executives are fully responsible for any tax liability associated with personal use of aircraft.

We do not provide Named Executive Officers other perquisites such as country club memberships, financial planning or company-paid apartments.

5(c). Change-in-Control Provisions.    All employees, including Named Executive Officers, and non-employee directors are provided change-in-control protections for their equity awards under our shareholder-approved long-term incentive plans. For all grants in 2007 and thereafter, stock options vest and RSUs and PSUs are paid at target if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquiring entity fails to assume the awards (i.e., “double trigger” vesting). We adopted “double trigger” vesting to ensure management talent would be available to assist in the successful integration following a change-in-control and to align with emerging governance trends.

For all grants prior to 2007, stock options vest and RSUs and PSUs are paid upon a change in control of PepsiCo. In the event a participant is terminated without cause within two years following the change in control or the participant’s options are adversely modified, the participant receives a payment up to the present value of his or her outstanding pre-2007 options at the time of such termination or modification calculated using the Black-Scholes formula.

Named Executive Officers are not eligible to receive any cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change-in-control benefits other than the change-in-control protections under our long-term incentive plans described above.

5(d). Executive Deferral.    Under the PepsiCo Executive Income Deferral Program, most U.S.-paid executives can elect to defer up to 85% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds that grow on a tax-deferred basis. Prior to 2004, stock option gains and performance-based long-term cash awards were also eligible for deferral. If stock options were deferred, they were required to have been exercised within one month of expiration and the gains were required to have been deferred into the PepsiCo Common Stock Fund.

Executives have the opportunity to invest their deferrals into nine market-based funds, including the PepsiCo Common Stock Fund and an investment fund that earns interest at 120% of the long-term applicable federal rate. The executive deferral program does not guarantee a rate of return, and none of the funds provides “above market” earnings.

PepsiCo does not match an executive’s deferrals. The PepsiCo Executive Income Deferral Program is a non-qualified and unfunded program in which account balances are unsecured and at-risk, meaning the participants’ balances may be lost in the event of the Company’s bankruptcy. The narrative accompanying the 2009 Non-Qualified Deferred Compensation Table describes the executive deferral program’s material features.

Determining Chairman & CEO Compensation for 2009 Performance

As discussed earlier, the compensation provided to PepsiCo’s Chairman & CEO is based on a pay-for-performance philosophy that is aligned with shareholder returns over the long-term; specifically:

•	The vast majority of compensation (i.e., 90%) is performance-based, with an appropriate mix of annual and long-term compensation.

•	Pay is targeted between the median and 75th percentile of peer companies, and above- target pay can only be earned when PepsiCo delivers above-target performance.

•

The number of stock options received may vary from 0% to 150% of target, based on performance against Company and individual performance objectives (as described in the Long Term Equity Incentive Compensation section above).

As Chairman & CEO of PepsiCo, Ms. Nooyi’s compensation for 2009 performance recognized the Company’s performance against pre-established Company financial targets, as well as Ms. Nooyi’s performance against pre-established strategic imperatives. Based on 2009 performance, the Board of Directors approved for Ms. Nooyi a $14.0 million total compensation package (defined as base salary, annual incentive and long-term incentive equity awards). This total compensation package is 3% higher than her compensation for 2008 performance as outlined in the following table:

Performance Year	Base Salary	Annual Incentive	Stock Award Value	Option Award Value	Total Compensation
2009	$1,300,000	$3,000,000	$6,000,000 (1)	$3,676,980 (3)	$13,976,980
2008	$1,300,000	$2,600,000	$6,000,024 (2)	$3,676,980 (4)	$13,577,004

% Change:	0%	15%	0%	0%	3%

(1)	The PSU award for the 2009 performance year approved to be granted on April 12, 2010 is disclosed in footnote (3) to the 2009 Grants of Plan-Based Awards Table and is valued based on the full grant date fair value, in accordance with the accounting guidance on share-based payments.

(2)	The PSU award for the 2008 performance year granted on February 6, 2009 is disclosed in the 2009 Grants of Plan-Based Awards Table and is valued based on the full grant date fair value, in accordance with the accounting guidance on share-based payments.

(3)	The option award for the 2009 performance year approved to be granted on April 12, 2010 is disclosed in footnote (3) to the 2009 Grants of Plan-Based Awards Table and is valued using the same assumptions as the 2008 option award to ensure comparability of data.

(4)	The option award for the 2008 performance year, granted on February 6, 2009, is disclosed in the 2009 Grants of Plan-Based Awards Table and is valued based on the full grant date fair value, in accordance with the accounting guidance on share-based payments.

The above table is presented to show compensation actions for Ms. Nooyi based on 2008 and 2009 performance. It differs from the 2009 Summary Compensation Table. The 2009 Summary Compensation Table is required to disclose the full grant value of the award provided during the 2009 calendar year which was intended to reward 2008 performance.

At its February 2010 meeting, the Board of Directors approved Ms. Nooyi’s $3.0 million annual cash incentive award based on 2009 performance. This award is a 15% increase from her $2.6 million annual incentive award for 2008 performance. Further, the Board of Directors also approved at its February 2010 meeting Ms. Nooyi’s long-term incentive award with an estimated grant date present value of $9.7 million (consisting of the PSU award and stock option award included in the table above). This amount is unchanged from her prior year long-term incentive award.

As noted earlier, the Compensation Committee considers internal pay equity and alignment, among other factors, when making compensation decisions. However, the Compensation Committee does not use a fixed ratio or formula when comparing compensation among executive officers. The Chairman & CEO is compensated at a higher level than other executive officers due to competitive market data for the position which reflects the greater level of accountability and responsibility that a CEO holds.

In determining Ms. Nooyi’s annual and long-term incentive awards, the Compensation Committee considered PepsiCo’s performance against pre-established Company-wide financial performance targets (specified on page 32 of this Compensation Discussion & Analysis), as well as the following 2009 results against financial and individual strategic imperatives:

•

Solid 6% core constant currency EPS growth and 6% core constant currency division operating profit growth despite challenging macroeconomic conditions. PepsiCo suspended the Board-approved share buyback program in light of the acquisitions of PBG and PAS. Actual core constant currency EPS growth would have been approximately one percentage point higher had share repurchases occurred as planned.

•	16% cash flow growth due to excellent working capital management across the Company.

•	PepsiCo Americas Foods delivered strong performance with 7% constant currency net revenue growth and 8% growth in core constant currency operating profit, with gains in snack share across the region.

•

PepsiCo’s international operations in the Europe and AMEA sectors both delivered solid results in 2009, with an aggregate 17% increase in core constant currency operating profit on an 11% increase in constant currency net revenue while making strategic investments in adjacent product categories and geographies as well as in infrastructure in key markets.

•

At PepsiCo Americas Beverages (“PAB”), volume and constant currency net revenue declined 6% in 2009 due to the challenging category, resulting in a 3% decline in core constant currency operating profit. PAB showed improvement throughout the year with 10% growth in core constant currency operating profit in the fourth quarter. In addition, PAB took a number of critical steps during 2009 to position the business to grow its future leadership position, including rolling out several successful cost management initiatives and launching an innovation agenda including the Refresh Everything campaign.

•

PepsiCo completed its acquisitions of its two anchor bottlers, PAS and PBG, on February 26, 2010, which are intended to strengthen PepsiCo’s position in the marketplace by forming closer relationships with our customers and strengthening our go-to-market system.

•	In the area of human, environmental and talent sustainability, PepsiCo made important strides during 2009, which continue to be recognized through our position in the Dow Jones Sustainability Index.

The impact on our compensation approach of the acquisitions of PBG and PAS

The acquisitions of PBG and PAS completed on February 26, 2010 are not expected to change our executive compensation design. However, we intend to review each of the components of our executive compensation program, consistent with standard practice for all acquisitions, to ensure that they continue to deliver appropriate incentives, a sound approach to risk management and competitive attraction and retention advantages for PepsiCo.

Governance Features of our Executive Compensation Programs

Our compensation and benefit programs operate with the following governance features:

Stock Ownership.    To reinforce our ownership philosophy, the Board has established stock ownership guidelines for executive officers. Under those guidelines, executive officers are required to own shares of PepsiCo stock equal to a specified multiple of their annual base salary. The levels applicable to executive officers range from between four and ten times annual base salary:

– CEO	10x annual base salary
– Business Unit CEOs	6x annual base salary
– All Other Executive Officers	4x annual base salary

PepsiCo shares or equivalents held directly by the executive officer (or immediate family members), in the 401(k) plan, deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement. Unexercised stock options, unvested PSUs and RSUs do not count towards satisfying the requirement.

Executive officers have five years from the date they first become subject to a particular level of the stock ownership guidelines to meet the ownership level. All of our executive officers have met or are on track to meet their objectives within the five-year time requirement. Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold 50% of the shares needed to meet the applicable level of stock ownership until at least one year after termination or retirement.

Exercise and Hold Policy.    To ensure that our executive officers exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy in 2002. This policy limits the proceeds that an executive officer may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the executive officer’s in-the-money vested options as of the annual equity grant date for that year. Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. Executive officers who meet their stock ownership level are exempt from this requirement, as long as they continue to meet their ownership level.

Employment Contracts and Separation Agreements.    Named Executive Officers, including the Chairman & CEO, do not have employment contracts. Consistent with our approach of rewarding performance, employment is not guaranteed; thus the Company or the Named Executive Officer may terminate the employment relationship at any time. In some cases, the Compensation Committee or Board of Directors may agree to provide separation payments to departing executives upon their termination to obtain an extended non-compete, non-solicitation and non-disclosure agreement and a release of claims.

Clawback Provision.    Under the terms of our executive officer bonus plan, our long-term incentive plans and our executive deferral program, executive officers, who violate PepsiCo’s Worldwide Code of Conduct, who violate our non-compete, non-solicitation and non-disclosure policies, or who engage in gross misconduct may be subject to financial consequences. If PepsiCo determines that an executive officer has committed any such violation, the executive officer will not be eligible for an annual bonus, and our long-term incentive plans permit PepsiCo to cancel an executive’s outstanding equity awards, including both vested and unvested awards. In addition, our executive bonus plan, our long-term incentive plans and our executive deferral program also permit PepsiCo to recover bonuses previously paid out, gains from exercised stock options and vested RSUs and PSUs and gains earned on contributions to the executive deferral program.

In addition, at its February 2010 meeting, the Compensation Committee expanded the executive compensation recovery policy applicable to executive officers. This expanded clawback policy provides the Compensation Committee the discretion to cancel an executive officer’s incentive awards and recover cash incentive and equity award gains if the Compensation Committee determines that an executive officer, through his gross negligence or misconduct, has caused or contributed to the need for an accounting adjustment to the Company’s financial results.

Hedging.    Our insider trading policy prohibits executive officers from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

Trading Windows.    Executive officers can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows, which generally open two days after PepsiCo issues its quarterly earnings release. Trading windows typically close one month after the opening of the window.

Tax Considerations

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, it believes that the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

For compensation awarded in 2009, PepsiCo expects that the executive compensation programs will have the following implications under Section 162(m):

•	Base salaries for all Named Executive Officers except the Chairman & CEO are fully deductible in 2009 as those salaries were at or under $1 million.

•

Annual incentive awards are paid based on achievement of performance measures under the shareholder-approved EICP. In order to ensure that annual incentive awards are deductible as performance-based under Section 162(m), the Compensation Committee set the maximum 2009 annual incentive award for all executive officers based on a scale that ranged from no award ($0) for no (0%) core constant currency EPS growth to a $9 million award opportunity for 8% core constant currency EPS growth. Based on PepsiCo’s 2009 actual core constant currency EPS growth of 6%, the maximum 2009 award for each executive officer was $8.1 million. The Compensation Committee then exercised its negative discretion in determining the amount of the actual incentive awards based on individual and Company performance measures as described on pages 30-33 of this Compensation Discussion & Analysis. The actual annual incentive awards are presented in the 2009 Summary Compensation Table. Because all actual incentive awards were less than the $8.1 million maximum award payable under the EICP, cash incentive awards are deductible as performance-based under Section 162(m).

•	Stock option awards were provided under the shareholder-approved 2007 Long-Term Incentive Plan and are deductible as performance-based under Section 162(m) at the time stock options are exercised.

•

PSU awards were provided under the shareholder-approved 2007 Long-Term Incentive Plan and are paid out based on achievement of performance measures established by the Compensation Committee. As a result, the PSUs are deductible as performance-based under Section 162(m).

•	PepsiCo’s retention RSU award to Mr. Carey may not be tax deductible if Mr. Carey is a Named Executive Officer at the end of 2012, the year in which the retention RSU award is scheduled to vest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

THE COMPENSATION COMMITTEE

ARTHUR C. MARTINEZ, CHAIRMAN SHONA L. BROWN VICTOR J. DZAU	RAY L. HUNT SHARON PERCY ROCKEFELLER DANIEL VASELLA

2009 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 26, 2009. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers who were most highly compensated in fiscal year 2009 by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

Name and Principal Position (a)	Year (b)	Salary ($)(3) (c)	Bonus ($)(4) (d)	Stock Awards ($)(5) (e)	Option Awards ($)(6) (f)	Non-Equity Incentive Plan Compensation ($)(7) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(8) (h)	All Other Compensation ($)(9) (i)	Total ($) (j)
Indra K. Nooyi	2009	1,300,000	0	6,000,024	3,676,980	3,000,000	1,590,743	200,603	15,768,350
Director; Chairman of the Board and Chief Executive Officer	2008	1,300,000	0	6,428,538	4,382,569	2,600,000	1,409,032	206,594	16,326,733
	2007	1,300,000	0	4,928,560	4,904,026	3,200,000	825,085	92,215	15,249,886

Richard A. Goodman	2009	650,000	0	624,976	383,020	888,140	737,677	32,953	3,316,766
Chief Financial Officer	2008	650,000	0	779,969	535,531	819,000	740,658	30,162	3,555,320
	2007	565,385	0	668,590	670,544	822,998	414,308	28,637	3,170,462

Albert P. Carey	2009	764,000	0	2,910,031	557,673	1,128,430	1,015,449	251,381	6,626,964
President and Chief	2008	759,539	0	835,725	575,627	1,378,240	811,353	373,404	4,733,888
Executive Officer, Frito-Lay North America	2007	735,000	0	835,705	839,578	1,327,410	450,680	276,816	4,465,189

John C. Compton	2009	860,000	0	1,260,022	772,163	1,270,220	705,837	53,226	4,921,468
Chief Executive Officer, PepsiCo Americas Foods	2008	860,000	0	1,169,988	803,676	1,268,399	657,570	137,063	4,896,696
	2007	860,000	0	1,349,985	1,350,727	1,474,549	522,455	1,923,238	7,480,954

Massimo F. d’Amore (1) Chief Executive Officer, PepsiCo Americas Beverages	2009	860,000	0	1,470,008	900,857	982,220	585,204	49,215	4,847,504

Michael D. White (2)	2009	926,923	0	1,564,560	958,801	1,316,480	5,132,744	92,734	9,992,242
Former Director, Vice	2008	1,000,000	0	1,542,888	1,057,267	2,289,800	1,445,271	179,894	7,515,120
Chairman, PepsiCo, Chief Executive Officer, PepsiCo International	2007	1,000,000	0	1,542,840	1,542,039	2,408,000	1,712,966	267,964	8,473,809

(1)	Mr. d’Amore was not a Named Executive Officer for 2008 and 2007. As a result, the 2009 Summary Compensation Table includes only his 2009 compensation information.

(2)	Mr. White retired from PepsiCo on November 30, 2009. As a result, his 2009 salary and annual incentive compensation were pro-rated to reflect his active service during 2009.

(3)	Salary amounts reflect the actual base salary payments made to the Named Executive Officers in 2009, 2008 and 2007.

(4)	“Bonus” refers to cash annual incentive payments that are not performance-based. In 2009, 2008 and 2007, no such payments were made to any Named Executive Officer, as all cash incentive payments were performance-based and are reflected in column (g) of the table above, labeled “Non-Equity Incentive Plan Compensation.”

(5)	The amounts reported for stock awards represent the full grant date fair value of the RSU and PSU awards granted in 2009, 2008, and 2007 calculated in accordance with the accounting guidance on share-based payments. The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure. The amounts reported reflect the target number of PSUs granted. For Mr. Carey, the amount also includes the $2.0 million retention RSU award as described on page 34 of this Proxy Statement.

Prior to the 2009 PSU award, the maximum and the target numbers for the PSU awards were the same because the number of PSUs earned could not be increased above target even if PepsiCo were to exceed the financial performance targets. Beginning with the 2009 PSU award, if PepsiCo were to exceed its performance targets, the number of PSUs earned could be increased up to 125% of the number of PSUs granted.

The following table reflects the grant date fair value of the PSU awards assuming that the 2009 PSUs are paid out at the target as well as at the maximum 125% level:

	Value of PSU Award ($)
Name	At Target Level	At Maximum 125% Level
Indra K. Nooyi	6,000,024	7,500,030
Richard A. Goodman	624,976	781,220
Albert P. Carey	910,010	1,137,513
John C. Compton	1,260,022	1,575,028
Massimo F. d’Amore	1,470,008	1,837,510
Michael D. White	1,564,560	1,955,700

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs and RSUs reported in column (e), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

(6)	The amounts reported for option awards represent the full grant date fair value of the stock option awards granted in 2009, 2008 and 2007 calculated in accordance with the accounting guidance on share-based payments. The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards reported in column (f), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

(7)	As described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis on beginning on page 30 of this Proxy Statement, the amounts reported in column (g) reflect compensation earned for performance under the annual incentive compensation program for that year, paid in the subsequent year. For Mr. White, who retired November 30, 2009, his 2009 annual incentive compensation was pro-rated to reflect his active service during 2009.

(8)	The amounts reported reflect the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the defined benefit pension plans in which he or she participates. The change in pension value reflects changes in age, service and earnings during 2009 and the effect of a change in the discount rate from 6.17% on December 31, 2008 to 6.11% on December 28, 2009 used to determine the present value. During 2009, 2008 and 2007, PepsiCo did not pay above-market or preferential rates on non-qualified deferred compensation.

(9)	Amounts reported in this column include personal use of company aircraft and ground transportation, car allowance, executive physical benefits, and the Company’s matching contribution into the PepsiCo Salaried 401(k) Plan. The following table provides detail for the amounts reported in this column for 2009 for each Named Executive Officer:

Name	Personal Use of Company Aircraft (A)($)	Personal Use of Ground Transpor- tation (A)($)	Car Allowance (B)($)	401(k) Company Matching Contribu- tions ($)	Miscel- laneous (C)($)	Total All Other Compen- sation ($)
Indra K. Nooyi	157,388	28,559	0	7,350	7,306	200,603
Richard A. Goodman	0	0	25,373	7,350	230	32,953
Albert P. Carey	136,008	0	25,373	0	90,000	251,381
John C. Compton	16,744	0	25,373	8,250	2,859	53,226
Massimo F. d’Amore	16,386	8	25,373	0	7,448	49,215
Michael D. White	58,947	214	23,423	7,350	2,800	92,734

(A)	Personal use of Company aircraft and ground transportation is valued based on the aggregate incremental cost to the Company. For this purpose, the Company has calculated the aggregate incremental cost based on the variable operating costs that were incurred as a result of personal use of the aircraft (such as fuel, maintenance, landing fees and crew expenses) or ground transportation (such as fuel and the driver’s compensation). The Named Executive Officers are fully responsible for all personal income taxes associated with any personal use of aircraft and ground transportation.

Personal use of Company aircraft is provided to Ms. Nooyi under the recommendation of a security study. Ms. Nooyi’s use of Company aircraft enhances security and personal safety. Personal use of the Company aircraft by the Named Executive Officers increases their time available for business purposes.

Beginning in 2009, executive officers other than the Chairman & CEO must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a certain number of hours per year as established by the Compensation Committee.

(B)	The Compensation Committee has authorized personal use of the Company’s ground transportation in lieu of a company car allowance for Ms. Nooyi. Ms. Nooyi’s use of a car and driver for commuting and business enhances security and personal safety and increases her time available for business purposes.

(C)	In 2009, the Compensation Committee authorized a $90,000 allowance for Mr. Carey in order to support his commuting expenses. This allowance and prior allowances were intended to assist in his transition to President and Chief Executive Officer, Frito-Lay North America. Mr. Carey’s principal work location is Frito-Lay’s headquarters in Plano, Texas and his residence is in Connecticut. No further transition allowances are planned for Mr. Carey.

2009 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of stock options, PSUs, and RSUs and target annual cash incentive opportunities provided to Named Executive Officers in 2009. Stock option and PSU awards granted in 2009, which are included in the following table, recognized 2008 performance. Details on PepsiCo’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis. The 2009 stock option, PSU, and RSU awards were granted on the date of Board approval.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)		All Other Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh) (5) (k)	Closing Market Price on the Grant Date ($/Sh) (5) (l)	Grant Date Fair Value of Stock and Option Awards ($) (6) (m)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)

Indra K. Nooyi	—	0	2,600,000	5,200,000	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	113,208	141,510	—		—	—	—	6,000,024
	2/6/2009	—	—	—	—	—	—	—		452,830	53.00	53.53	3,676,980

Richard A. Goodman	—	0	812,500	1,625,000	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	11,792	14,740	—		—	—	—	624,976
	2/6/2009	—	—	—	—	—	—	—		47,170	53.00	53.53	383,020

Albert P. Carey	—	0	1,069,600	2,139,200	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	17,170	21,463	—		—	—	—	910,010
	2/6/2009	—	—	—	—	—	—	—		68,679	53.00	53.53	557,673
	11/13/2009	—	—	—	—	—	—	32,389	(4)	—	—	—	2,000,021

John C. Compton	—	0	1,204,000	2,408,000	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	23,774	29,718	—		—	—	—	1,260,022
	2/6/2009	—	—	—	—	—	—	—		95,094	53.00	53.53	772,163

Massimo F. d’Amore	—	0	1,204,000	2,408,000	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	27,736	34,670	—		—	—	—	1,470,008
	2/6/2009	—	—	—	—	—	—	—		110,943	53.00	53.53	900,857

Michael D. White	—	0	1,512,500	3,025,000	—	—	—	—		—	—	—	—
	2/6/2009	—	—	—	0	29,520	36,900	—		—	—	—	1,564,560
	2/6/2009	—	—	—	—	—	—			118,079	53.00	53.53	958,801

(1)	The amounts reported include the potential range of incentive awards for 2009 under the annual incentive compensation program, as described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis on pages 30 through 33.

(2)	The amounts reported in the “target” column reflect the number of PSUs that will be paid out if the financial performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PSUs that will be paid out if the performance targets are exceeded. These awards will vest and be paid out in shares of PepsiCo Common Stock in February 2012 based on PepsiCo’s level of achievement of the annual financial performance targets in each of the three performance years during the three-year vesting period and if the executive officer remains employed with PepsiCo through the vesting date. However, Mr. Goodman and Mr. Carey, who are currently retirement eligible, would be eligible to vest in a pro-rata portion of the award at retirement; and these vested PSUs would still remain subject to achievement of the annual financial performance targets over the full three-year performance period. Mr. White, who was retirement eligible, retired on November 30, 2009. A pro-rata portion of his 2009 PSU award vested upon on his retirement and remains subject to the achievement of the annual financial performance targets.

If PepsiCo were to perform below the pre-established financial performance targets in any year during the three-year performance period, the number of PSUs earned for that year would be reduced below the target number. If PepsiCo were to exceed its performance targets in any year during the three-year performance period, the number of PSUs earned for that year would be increased up to as much as 125% of target, which is the maximum number of PSUs that could be paid out. Additional details are described in the Performance-based Restricted Stock Units (PSUs) section of the Compensation Discussion and Analysis beginning on page 34 of this Proxy Statement.

(3)	In February 2010, the Compensation Committee approved the award of stock options and PSUs to the Named Executive Officers in consideration of their 2009 performance with an April 12, 2010 grant date and grant date fair values reported below. The actual number of shares subject to the PSUs will be determined based on the fair market value of PepsiCo common stock on the grant date and will be reported following the April 12, 2010 grant date.

Name	2010 PSU Award ($) (A)	2010 Option Award ($) (B)
Indra K. Nooyi	6,000,000	3,676,980
Richard A. Goodman	812,500	497,925
Albert P. Carey	845,000	517,842
John C. Compton	1,470,000	900,860
Massimo F. d’Amore	1,470,000	900,860

(A)	The amounts reported reflect the target value of PSUs to be granted to each Named Executive Officer on April 12, 2010.

(B)	The amounts reported are calculated in accordance with the accounting guidance on share-based payments. The assumptions used in calculating the grant date fair value of the stock option awards are based on the 2009 grant assumptions as assumptions for the 2010 grant have not been determined and will not be disclosed until filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 12, 2010.

(4)	The amount reported reflects a retention-based RSU grant. This award vests on November 18, 2012 and is designed to facilitate retention of Mr. Carey through key business and career milestones. This award vests only if Mr. Carey remains employed with PepsiCo through the full vesting period and will be cancelled if his employment terminates or he retires prior to the end of the vesting period.

(5)	PepsiCo’s stock option award exercise price equals the average of the low and high stock prices on the grant date, rounded up to the next highest quarter, in order to mitigate the impact of the intra-day stock price volatility on the exercise price. On February 6, 2009, PepsiCo’s closing stock price of $53.53 exceeded the exercise price of $53.00.

(6)	The amounts reported represent the aggregate grant date fair value of all PSUs, RSUs, and stock options granted to Named Executive Officers in 2009 calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs, RSUs, and stock options reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists all outstanding stock option, PSU and RSU awards as of December 26, 2009 for the Named Executive Officers. Details on the material terms and conditions of the equity awards reported in this table are described in the Long-Term Equity Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement. No stock options, PSUs or RSUs granted to a Named Executive Officer have been transferred to any other person, trust or entity.

	Option Awards (1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price($) (d)	Option Grant Date (e)	Option Vesting Date (f)	Option Expiration Date (g)
Indra K. Nooyi			452,830		53.00	02/06/09	02/01/12	01/31/19
			374,899		68.75	02/01/08	02/01/11	01/31/18
			304,220		65.00	02/02/07	02/01/10	01/31/17
			375,000	(3)	45.51	07/26/01	07/26/11	07/25/16
	72,705				57.50	02/03/06	02/01/09	01/31/16
	77,777				53.75	02/01/05	02/01/08	01/31/15
	88,444				47.25	02/01/04	02/01/07	01/31/14
	188,550				39.75	02/01/03	02/01/06	01/31/13
	46,829	(2)			39.75	02/01/03	02/01/03	01/31/13
	143,238				50.00	02/01/02	02/01/05	01/31/12
	32,694	(2)			50.00	02/01/02	02/01/02	01/31/12
	375,000				45.51	07/26/01	07/26/06	07/25/11
	163,610				43.50	02/01/01	02/01/04	01/31/11
	33,683	(2)			43.50	02/01/01	02/01/01	01/31/11
Richard A. Goodman			47,170		53.00	02/06/09	02/01/12	01/31/19
			45,811		68.75	02/01/08	02/01/11	01/31/18
			41,597		65.00	02/02/07	02/01/10	01/31/17
	360				57.50	02/03/06	02/01/09	01/31/16
	385				53.75	02/01/05	02/01/08	01/31/15
	55,464				47.25	02/01/04	02/01/07	01/31/14
	73,857				39.75	02/01/03	02/01/06	01/31/13
	7,601	(2)			39.75	02/01/03	02/01/03	01/31/13
	55,260				50.00	02/01/02	02/01/05	01/31/12
	10,955				44.50	07/01/01	02/01/04	01/31/11
	41,379				43.50	02/01/01	02/01/04	01/31/11
Albert P. Carey			68,679		53.00	02/06/09	02/01/12	01/31/19
			49,241		68.75	02/01/08	02/01/11	01/31/18
			52,083		65.00	02/02/07	02/01/10	01/31/17
	44,757				57.50	02/03/06	02/01/09	01/31/16
	46,065				53.75	02/01/05	02/01/08	01/31/15
	54,466				47.25	02/01/04	02/01/07	01/31/14
	128,763				39.75	02/01/03	02/01/06	01/31/13
	39,499	(2)			39.75	02/01/03	02/01/03	01/31/13
	100,000				41.50	07/18/02	07/18/09	07/17/12
	100,000				41.50	07/18/02	07/18/07	07/17/12
	91,110				50.00	02/01/02	02/01/05	01/31/12
	111,398				43.50	02/01/01	02/01/04	01/31/11
John C. Compton			95,094		53.00	02/06/09	02/01/12	01/31/19
			68,749		68.75	02/01/08	02/01/11	01/31/18
			83,792		65.00	02/02/07	02/01/10	01/31/17
			150,000	(3)	41.50	07/18/02	07/18/12	07/17/17
	51,124				57.50	02/03/06	02/01/09	01/31/16
	47,799				53.75	02/01/05	02/01/08	01/31/15
	150,000				39.50	07/29/99	07/29/09	07/28/14
	42,629				47.25	02/01/04	02/01/07	01/31/14
	108,590				39.75	02/01/03	02/01/06	01/31/13
	150,000				41.50	07/18/02	07/18/07	07/17/12
	76,100				50.00	02/01/02	02/01/05	01/31/12
	82,185				43.50	02/01/01	02/01/04	01/31/11
Massimo F. d’Amore			110,943		53.00	02/06/09	02/01/12	01/31/19
			79,221		68.75	02/01/08	02/01/11	01/31/18
			8,318		65.00	02/02/07	02/01/10	01/31/17
	9,403				57.50	02/03/06	02/01/09	01/31/16
	14,897				53.75	02/01/05	02/01/08	01/31/15
			125,000	(3)	45.25	09/22/00	09/22/10	09/21/15
Michael D. White	32,252				53.00	02/06/09	02/01/12	01/31/19
	55,419				68.75	02/01/08	02/01/11	01/31/18
	90,202				65.00	02/02/07	02/01/10	01/31/17
	72,705				57.50	02/03/06	02/01/09	01/31/16
	77,777				53.75	02/01/05	02/01/08	01/31/15
	88,444				47.25	02/01/04	02/01/07	01/31/14
	187,258				39.75	02/01/03	02/01/06	01/31/13
	48,708	(2)			39.75	02/01/03	02/01/03	01/31/13
	110,685				50.00	02/01/02	02/01/05	01/31/12
	36,495	(2)			50.00	02/01/02	02/01/02	01/31/12
	150,000				43.50	02/01/01	02/01/06	01/31/11
	126,957				43.50	02/01/01	02/01/04	01/31/11
	33,646	(2)			43.50	02/01/01	02/01/01	01/31/11

Stock Awards (1)(4)
Number of Shares of Units of Stock that have Not Vested (#) (h)		Grant Date (i)	Vesting Date (j)	Market Value of Shares or Units of Stock that have Not Vested ($) (k)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (5) (#) (l)	Grant Date (m)	Vesting Date (n)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (o)
					113,208	02/06/09	02/01/12	6,901,160
					77,890	02/01/08	02/01/11	4,748,174
					63,161	02/02/07	02/01/10	3,850,295

					11,792	02/06/09	02/01/12	718,840
					9,450	02/01/08	02/01/11	576,072
					8,568	02/02/07	02/01/10	522,305

32,389	(3)	11/13/09	11/13/12	1,974,433	17,170	02/06/09	02/01/12	1,046,683
17,094	(3)	11/18/05	11/18/10	1,042,050	10,125	02/01/08	02/01/11	617,220
					10,710	02/02/07	02/01/10	652,882

48,193	(3)	11/17/06	11/17/14	2,937,845	23,774	02/06/09	02/01/12	1,449,263
32,128	(3)	11/17/06	11/17/10	1,958,523	14,175	02/01/08	02/01/11	864,108
					17,301	02/02/07	02/01/10	1,054,669

16,064	(3)	11/17/06	11/17/12	979,261	27,736	02/06/09	02/01/12	1,690,787
13,000		02/02/07	02/02/10	792,480	16,357	02/01/08	02/01/11	997,123

(1)	With the exception of the awards discussed in footnotes (2) and (3) below, each of the stock option, PSU, and RSU awards listed in the table vests approximately three years after the grant date subject to continued service with PepsiCo through the vesting date and, in the case of PSUs, achievement of applicable performance targets. For retirement-eligible Named Executive Officers, each of the stock option, PSU, and RSU awards that are not retention awards would vest pro-rata at retirement, although the PSUs would remain subject to achievement of applicable performance targets.

(2)	These options were fully vested on the grant date. They were granted in settlement of variable awards earned over the preceding three-year performance period.

(3)	The option and RSU awards listed below were designed to retain key leaders who are critical to business continuity and growth. The vesting periods of these retention awards vary by individual and were designed to facilitate retention through key business and career milestones. The awards are cancelled if the Named Executive Officer’s employment terminates or he or she retires prior to the end of the vesting period. The retention awards have the following vesting periods:

	Retention Option Awards
Name	Number of Options	Exercise Price	Vesting Period	Vesting Date	Expiration Date

Indra K. Nooyi	375,000	$45.51	10 Years	7/26/2011	7/25/2016
John C. Compton	150,000	$41.50	10 Years	7/18/2012	7/17/2017
Massimo F. d’Amore	125,000	$45.25	10 Years	9/22/2010	9/21/2015

	Retention RSU Awards
Name	Number of RSUs	Vesting Period	Vesting Date
Albert P. Carey	32,389	3 Years	11/13/2012
Albert P. Carey	17,094	5 Years	11/18/2010
John C. Compton	48,193	8 Years	11/17/2014
John C. Compton	32,128	4 Years	11/17/2010
Massimo F. d’Amore	16,064	6 Years	11/17/2012

(4)	The market value of unvested PSUs and RSUs reflected in columns (k) and (o) have been valued by multiplying the number of unvested RSUs and PSUs reflected in columns (h) and (l) by $60.96, PepsiCo’s closing stock price on December 24, 2009, the last trading day of the 2009 fiscal year.

(5)	The reported awards reflect grants of PSUs that will vest and pay out based on the achievement of annual financial performance targets during a three-year performance period and require that the Named Executive Officer continues to provide service to PepsiCo through the end of the performance period. Mr. Goodman and Mr. Carey are currently retirement eligible and would be eligible to vest in a pro-rata portion of the award at retirement, although the PSUs would remain subject to achievement of applicable performance targets. For the 2009 awards, the number of PSUs displayed in column (l) reflects 100% of the target number of PSUs awarded. For the 2008 and 2007 awards, the number of PSUs displayed in column (l) reflects 83.3% of the target number of PSUs awarded because the Compensation Committee certified that executive officers had forfeited 50% of (i) the second third of the PSUs granted in 2008 and (ii) the final third of the PSUs granted in 2007. This reduction in the number of PSUs outstanding reflects that the Compensation Committee concluded that PepsiCo’s actual 2008 core EPS growth of 9% was below the Compensation Committee’s pre-established core EPS growth target of ~10% for the 2008 performance year. For additional details please see the Performance-based Restricted Stock Units (PSUs) section of the Compensation Discussion and Analysis on page 34 and the 2009 Grants of Plan-Based Awards table beginning on page 44 of this Proxy Statement.

2009 OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Indra K. Nooyi	0	0	120,792	6,157,626

Richard A. Goodman	13,013	179,695	21,151	1,194,454

Albert P. Carey	145,268	4,125,426	9,181	471,077

John C. Compton	154,337	3,613,943	10,492	538,345

Massimo F. d’Amore	0	0	25,108	1,460,124

Michael D. White	108,277	2,520,723	197,715	10,661,468

(1)	All stock option exercises during 2009 were executed in a manner consistent with PepsiCo’s Exercise and Hold Policy, which is described in the Governance Features of our Executive Compensation Programs section of the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement.

(2)	The following table lists details of the PSU and RSU awards that vested in 2009 for the Named Executive Officers. The last column includes dividend equivalent amounts earned as a result of the PSUs and RSUs that vested in 2009 and were paid out in cash. The dividend equivalent amounts are not included in the above table. The PSUs vested on February 1, 2009 based upon achievement of the pre-established EPS growth targets for each year in the three-year performance period. A detailed overview of PSUs is provided in the Performance-Based Restricted Stock Units (PSUs) section of the Compensation Discussion and Analysis on page 34 of this Proxy Statement.

Name	Type		Grant Date	Payout Date	Number of Shares Granted (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Dividend Equivalent Paid ($)
Indra K. Nooyi	RSUs	(A)	2/1/2004	2/1/2009	105,820	105,820	5,389,413	644,973
Indra K. Nooyi	PSUs		2/3/2006	2/17/2009	17,974	14,972	768,213	63,406
Richard A. Goodman	RSUs		2/3/2006	2/1/2009	5,766	5,766	293,662	24,419
Richard A. Goodman	RSUs	(A)	9/15/2006	9/15/2009	15,385	15,385	900,792	72,310
Albert P. Carey	PSUs		2/3/2006	2/17/2009	11,022	9,181	471,077	38,882
John C. Compton	PSUs		2/3/2006	2/17/2009	12,596	10,492	538,345	44,434
Massimo F. d’Amore	RSUs		2/3/2006	2/1/2009	9,043	9,043	460,560	38,297
Massimo F. d’Amore	RSUs	(A)	11/17/2006	11/17/2009	16,065	16,065	999,564	68,276
Michael D. White	RSUs	(A)	2/1/2004	2/1/2009	105,820	105,820	5,389,413	644,973
Michael D. White	PSUs		2/3/2006	2/17/2009	17,974	14,972	768,213	63,406
Michael D. White	RSUs	(A)	9/15/2006	9/15/2009	76,923	76,923	4,503,842	326,923

(A)	The amounts reported reflect retention RSU awards. These awards are designed to facilitate retention of executive officers through key business and career milestones.

2009 PENSION BENEFITS

The Named Executive Officers participate in two pension plans: the PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”), which is qualified under the Internal Revenue Code, and the PepsiCo Pension Equalization Plan (“PEP”), which is an unfunded, non-qualified restoration plan. The Salaried Plan provides retirement benefits to essentially all U.S. salaried employees of the Company. The PEP restores benefits that may not be paid from the Salaried Plan due to limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits. PEP benefits are payable to any salaried employee whose benefits are affected by these limits.

Both the Salaried Plan and the PEP have the same requirements for participation, benefit eligibility and vesting at five years of service. Benefits are determined using the same formula in both plans. Named Executive Officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal retirement benefits are payable at age 65 with five years of service. Unreduced early retirement benefits are payable as early as age 62 with 10 years of service. Reduced early retirement benefits are payable as early as age 55 with 10 years of service and are determined by reducing the normal retirement benefit by 4% for each year prior to age 62. Currently, Mr. Goodman and Mr. Carey have met the eligibility requirements for early retirement. Mr. White retired on November 30, 2009 after meeting the eligibility requirements for early retirement.

Upon retirement, pension plan benefits are payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, or a 10-year certain annuity. The value of the single life annuity beginning at a Named Executive Officer’s normal retirement date is determined by the following basic formula:

•	3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings;

•

reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to his or her monthly Social Security Covered Compensation, multiplied by the executive’s years of service up to 35.

Amounts accrued and vested under the PEP after December 31, 2004 are automatically paid in the form of a single lump sum distribution upon retirement. The lump sum distribution to key employees is delayed six months after retirement to comply with Section 409A of the Internal Revenue Code. Pensionable earnings include base salary and annual incentive compensation. Awards of stock options, PSUs, RSUs, and performance-based long-term cash are not considered when determining pension benefits.

All salaried employees of the Company, including Named Executive Officers, who become disabled after 10 years of service and remain disabled until retirement will receive service credit under the pension plan for their period of disability.

All salaried employees of the Company, including Named Executive Officers, are entitled to the following benefits if they die before payments are scheduled to begin:

•	The spouse of an employee who is retirement-eligible is entitled to a pension equal to 50% of the spouse’s survivor pension.

•

All employees who are retirement-eligible are also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the value of any surviving spouse’s pension that might be payable (this special death benefit is paid by the Company; it is not an accrued benefit payable from the Salaried Plan).

A participant with five or more years of service who terminates employment prior to attaining age 55 and completing 10 years of service is entitled to a deferred vested pension benefit. The deferred vested benefit is equal to the basic formula prorated by a fraction, the numerator of which is the participant’s credited years of service at termination of employment and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65. Deferred vested benefits are payable commencing at age 65. However, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period. Deferred vested benefits accrued or vested under the PEP after December 31, 2004 are automatically paid in the form of an annuity at the later of age 55 or termination of employment.

The present value of the accumulated retirement benefits reported in column (d) of the following 2009 Pension Benefits table represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of December 2009.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)(1)	Payments During Last Fiscal Year ($) (e)
Indra K. Nooyi	PepsiCo Salaried Employees Retirement Plan	15.8	444,215	0
	PepsiCo Pension Equalization Plan		7,323,717	0

Richard A. Goodman	PepsiCo Salaried Employees Retirement Plan	16.0	864,473	0
	PepsiCo Pension Equalization Plan		3,274,807	0

Albert P. Carey	PepsiCo Salaried Employees Retirement Plan	28.6	888,088	0
	PepsiCo Pension Equalization Plan		5,823,979	0

John C. Compton	PepsiCo Salaried Employees Retirement Plan	26.5	449,272	0
	PepsiCo Pension Equalization Plan		3,408,492	0

Massimo F. d’Amore	PepsiCo Salaried Employees Retirement Plan	14.9	428,243	0
	PepsiCo Pension Equalization Plan		1,827,431	0

Michael D. White (2)	PepsiCo Salaried Employees Retirement Plan	19.8	0	1,019,858
	PepsiCo Pension Equalization Plan		9,992,577	2,326,173

(1)	These amounts have been calculated using actuarial methods and assumptions (as shown below) in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by the Securities and Exchange Commission’s disclosure rules, that each Named Executive Officer remains in service until retiring at the earliest date when unreduced retirement benefits are available (i.e., age 62):

•	Discount rate of 6.11%; and

•	Benefits will be converted to lump sums based on the following interest rates in effect at retirement: 5.6% in 2010, grading to 6.0% in 2012.

(2)	Mr. White retired on November 30, 2009 and elected a lump sum form of payment. He received $1,019,858 under the Salaried Plan and $2,326,173 as a PEP pre-Section 409A payment. Due to the six-month delay imposed by Section 409A on payments to key employees, Mr. White is scheduled to receive the remaining PEP payment of $9,992,577 plus $175,821 in accrued interest on June 1, 2010.

2009 NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes the deferred compensation balances of the Named Executive Officers under PepsiCo’s executive income deferral program. These balances represent compensation that Named Executive Officers previously earned and chose to defer into the executive income deferral program.

The executive income deferral program is a non-qualified and unfunded program. This means that PepsiCo does not set aside funds for the program in a trust or otherwise and that a participant’s balances may be lost in the event of the Company’s bankruptcy. Under the current terms of the program, eligible executives may elect to defer up to 85% of base salary and 100% of annual incentive compensation. At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service (i.e., termination or retirement). Executives earn a return based on investments in the phantom funds selected by the executives (listed in footnote (1) below) from a list of phantom funds made available by the Company. The Company does not provide a matching contribution on any deferrals or guarantee a return.

Payouts from the program are made in cash and may be received as a lump sum or in installments (quarterly, semi-annually or annually) over a period up to 20 years. Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of employment termination in cases in which termination (other than retirement) occurs prior to the elected payment date. Payments of deferrals made after 2004 to executives who are key employees under Section 409A of the Internal Revenue Code are delayed six months following termination. Executives have one opportunity to voluntarily delay their original payment date, provided payment of amounts subject to Section 409A of the Internal Revenue Code is delayed for at least five years. For additional detail on PepsiCo’s executive income deferral program, refer to the Executive Deferral section of the Compensation Discussion and Analysis beginning on page 36 of this Proxy Statement.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (1) (f)

Indra K. Nooyi	0	0	1,104,014	0	11,383,628

Richard A. Goodman	0	0	69,670	0	1,555,098

Albert P. Carey	0	0	0	0	0

John C. Compton	0	0	318,531	0	2,429,340

Massimo F. d’Amore	0	0	0	0	0

Michael D. White	0	0	32,133	0	135,122

(1)	Deferral balances of Named Executive Officers were invested in the following phantom funds in 2009 which earned the following rates of return: (i) PepsiCo Common Stock Fund: 14.55%, (ii) Defined AFR Fund: 4.56%, (iii) Fidelity Equity Income Fund: 29.54%, (iv) Fidelity Diversified International Fund: 31.78%, (v) Fidelity Diversified International K Fund: 32.08%, (vi) Large Cap Equity Index Fund: 25.89%, (vii) Vanguard Mid-Cap Index Fund: 40.51% and (viii) Dodge & Cox Fixed Income Fund: 16.05%.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Termination of Employment/Retirement

None of our Named Executive Officers has any arrangement that provides for severance payments or benefits. In the event a Named Executive Officer retires, terminates or resigns from PepsiCo for any reason as of the fiscal year end, he or she would be entitled to:

•	no additional pension benefit other than disclosed in column (d) of the 2009 Pension Benefits table on page 50 of this Proxy Statement; and

•	the non-qualified deferred compensation balance disclosed in column (f) of the 2009 Non-Qualified Deferred Compensation table on page 51 of this Proxy Statement.

In addition, performance-based long-term cash awards, which were awarded for 2008 and earlier performance years and vest ratably over three years, fully vest upon retirement. Retirement is defined as separation from service at age 55 or later with 10 or more years of service or at age 65 or later with five or more years of service. Our long-term incentive equity awards contain provisions that accelerate vesting of option, PSU and RSU awards on a pro-rata basis upon retirement from age 55 through age 61 and that fully accelerate vesting of option, PSU and RSU awards upon death, disability or retirement on or after age 62. Even after vesting, PSUs remain subject to achievement of pre-established performance targets. In contrast, for retention grants, no accelerated vesting occurs upon retirement and only a pro-rata portion would have accelerated vesting in the event of death or long-term disability.

Mr. White retired from his positions as Director and Vice Chairman of PepsiCo and Chief Executive Officer of PepsiCo International, effective November 30, 2009. Consistent with treatment for other retiring executives, Mr. White received the following compensation and benefits in connection with his retirement:

•	2009 annual incentive award of $1,316,480 based on actual performance and pro-rated based on his active service during 2009;

•	Payout of the final third of his 2007 performance-based long-term cash award and the final two-thirds of his 2008 performance-based long-term cash award with an aggregate value of $582,301;

•

Accelerated vesting of the 2009, 2008, and 2007 annual option and PSU awards on a pro-rata basis and cancellation of the remaining options and PSUs. The accelerated PSU awards remain subject to the subsequent achievement of pre-established annual EPS performance targets. These accelerated option and PSU awards had an aggregate intrinsic value of $2.67 million when Mr. White retired from his position on November 30, 2009. Mr. White forfeited options and PSUs with an aggregation intrinsic value of $5.94 million; and

•

A pension with a present value of $13,338,608 plus $175,821 in accrued interest under the PepsiCo Salaried Employees Retirement Plan and the PepsiCo Pension Equalization Plan. This amount has been calculated using the actual lump sum interest rates in effect as of his retirement date.

The following table sets forth, for each active Named Executive Officer, the value of the unvested options, PSUs, RSUs, accrued dividend equivalents on PSUs and RSUs, and performance-based long-term cash awards that would vest and would be forfeited if his or her employment terminated on December 24, 2009, the last business day of the 2009 fiscal year, due to termination, retirement, death or long-term disability:

	Termination/Retirement ($ in millions) (1)		Death/Long-Term Disability ($ in millions) (1)
Name	Vest	Forfeit	Vest	Forfeit
Indra K. Nooyi	0.0	25.7	24.8	0.9
Richard A. Goodman	1.5	1.0	2.5	0.0
Albert P. Carey	2.0	4.5	4.3	2.1
John C. Compton	0.0	12.9	9.7	3.2
Massimo F. d’Amore	0.0	7.8	7.2	0.7

(1)	The options, PSUs and RSUs were valued at a price of $60.96, PepsiCo’s closing stock price on December 24, 2009, the last trading day of the 2009 fiscal year. Amounts do not include the value of vested options that have already been earned. For a list of vested options that have already been earned, see the 2009 Outstanding Equity Awards at Fiscal Year-End table beginning on page 45 of this Proxy Statement.

Change in Control

As described in the Compensation Discussion and Analysis beginning on page 36 of this Proxy Statement, all option, PSU and RSU grants made prior to 2007 vest upon a change in control of PepsiCo, and, if the employee is terminated without cause within two years thereafter, the employee will receive a payment up to the present value of his or her outstanding pre-2007 options at the time of such event calculated using the Black-Scholes formula. For all grants beginning in 2007, PepsiCo implemented “double trigger” vesting. This means that unvested options and RSUs only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

The following table shows for each active Named Executive Officer:

•	the value of stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment;

•

the incremental value of the stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a Named Executive Officer’s termination without cause or resignation for good reason at the time of the change in control plus the excess of the Black-Scholes value above the intrinsic value of already vested options that would become payable at that time; and

•	the total change-in-control benefit that would result from a qualifying termination upon a change in control, which equals the sum of columns (i) and (ii).

	Change in Control ($ in millions)
	(i)	(ii)	(iii)
Name	Total Benefit: Change in Control Only (1)	Incremental Benefits: Qualifying Termination upon Change in Control (2)	Total Benefit: Qualifying Termination upon Change in Control ((i) plus (ii)) (2)
Indra K. Nooyi	5.8	20.9	26.7
Richard A. Goodman (2)	0.0	1.0	1.0
Albert P. Carey (2)	1.0	3.4	4.4
John C. Compton	8.6	5.0	13.6
Massimo F. d’Amore	3.3	4.6	7.9

(1)

The amounts reported in this column assume that the change in control occurred on December 24, 2009, the last business day of the 2009 fiscal year. The options, PSUs and RSUs were valued based on PepsiCo’s $60.96 closing stock price on December 24, 2009. All PSU awards were valued at target in accordance with the terms of the long-

term incentive plan. The amounts do not include vested options that have already been earned due to continued service. For a list of vested options that have already been earned, please see the 2009 Outstanding Equity Awards at Fiscal Year-End table on page 46 of this Proxy Statement.

(2)	The amounts reported in this column assume that both the change in control and termination occurred on December 24, 2009, the last business day of the 2009 fiscal year. The options, PSUs and RSUs were valued based on PepsiCo’s $60.96 closing stock price on December 24, 2009. In addition, vested and unvested options granted prior to 2007 include the excess of the Black-Scholes value above the intrinsic value. The Black-Scholes value of the pre-2007 options is calculated using assumptions for the calculation of the compensation expense in accordance with the accounting guidance on share-based payments as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009. Amounts do not include vested options that have already been earned due to continued service other than the excess of the Black-Scholes value above the intrinsic value on vested options granted prior to 2007. For a list of vested options that have already been earned, please see the 2009 Outstanding Equity Awards at Fiscal Year-End table on page 46 of this Proxy Statement.

2009 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors are compensated for their service on the Board as described below.

Annual Compensation.    On October 1, 2009, all active non-employee directors received an annual cash retainer of $100,000 and an annual equity award of $150,000. To reflect their additional responsibilities, the Audit Committee chair received an additional $40,000 annual cash retainer and the Compensation Committee chair, Nominating & Corporate Governance Committee chair and Presiding Director each received an additional $30,000 annual cash retainer.

Directors may elect to defer their cash retainer into phantom units of PepsiCo Common Stock that are payable at the end of the deferral period selected by the directors. The $150,000 annual equity award consists of phantom units of PepsiCo Common Stock that are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2009 was determined by dividing the $150,000 equity award value by the closing price of PepsiCo Common Stock on the date of grant. As such, each active director was granted 2,566 phantom units. Each phantom unit represents the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units.

Directors are reimbursed for expenses incurred to attend Board and committee meetings. Directors do not receive any meeting fees. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage. Directors are eligible for PepsiCo Foundation gifts to charity and matching of charitable contributions, both of which are generally available to all PepsiCo employees.

Initial Share Grant.    All newly appointed non-employee directors receive a one-time grant of 1,000 shares of PepsiCo Common Stock when they join the Board. These shares are immediately vested but must be held until the directors leave the Board.

Governance Features.    Our compensation program for non-employee directors operates with the following governance features which are similar to programs for executive officers as described beginning on page 39 of the Compensation Discussion and Analysis section of this Proxy Statement:

Stock Ownership.    To reinforce our ownership philosophy, non-employee directors are currently required to own shares of PepsiCo stock equal to $500,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options do not count towards satisfying the requirement.

Non-employee directors have five years from their appointment or the date the increased ownership requirement became effective to meet their ownership guideline requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

Exercise and Hold Policy.    To ensure that non-employee directors exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy. This policy limits the aggregate amount of proceeds that a director may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the director’s in-the-money vested options as of February 1 of that year. Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. This 20% limit is applied to the proceeds remaining after payment of taxes and the exercise price for the option. The Exercise and Hold Policy for directors is suspended once ownership guidelines are met.

Clawback Provision.    Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Worldwide Code of Conduct, who violate our non-compete, non-solicitation and non-disclosure policies or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards, including both vested and unvested awards, if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options and vested RSUs received within the 12 months preceding the violation.

Hedging.    Our insider trading policy prohibits non-employee directors from using any strategies or products (e.g. derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

Trading Windows.    Non-employee directors can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows.

2009 Non-Employee Director Compensation.    The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 26, 2009.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($)(3) (g)	Total($) (h)
Shona L. Brown (4)	175,000	312,520	0	0	0	0	487,520

Ian M. Cook	100,000	150,000	0	0	0	0	250,000

Dina Dublon	100,000	150,000	0	0	0	20,000	270,000

Victor J. Dzau	100,000	150,000	0	0	0	10,000	260,000

Ray L. Hunt	130,000	150,000	0	0	0	0	280,000

Alberto Ibargüen	100,000	150,000	0	0	0	0	250,000

Arthur C. Martinez	130,000	150,000	0	0	0	20,000	300,000

Sharon P. Rockefeller	130,000	150,000	0	0	0	0	280,000

James J. Schiro	140,000	150,000	0	0	0	0	290,000

Lloyd G. Trotter	100,000	150,000	0	0	0	0	250,000

Daniel Vasella	100,000	150,000	0	0	0	0	250,000

(1)

In 2009, the following directors elected to defer cash compensation into PepsiCo’s director deferral program: Ms. Brown deferred her $175,000 retainer into 3,210 phantom stock units; Dr. Dzau, Mr. Trotter, and Dr. Vasella deferred their $100,000 retainer into 1,711 phantom stock units; Mr. Hunt deferred his $130,000 retainer into 2,224 phantom stock units; and Mr. Schiro deferred his $140,000 retainer into 2,395 phantom stock units.

(2)	The amounts reported for stock awards in column (c) represent the full grant date fair value of the phantom stock units granted in 2009 calculated in accordance with the accounting guidance on share-based payments.

Prior to 2007, the directors’ annual equity award included stock options and RSUs. Beginning in 2007, the directors’ annual equity award consisted solely of phantom stock units. The number of vested and unvested stock options held by each non-employee director at fiscal year end 2009 is shown below:

Name	Number of Vested Options	Number of Unvested Options
Shona L. Brown	0	0
Ian M. Cook	0	0
Dina Dublon	7,958	0
Victor J. Dzau	6,588	0
Ray L. Hunt	55,284	0
Alberto Ibargüen	6,588	0
Arthur C. Martinez	28,680	0
Sharon P. Rockefeller	28,258	0
James J. Schiro	29,447	0
Lloyd G. Trotter	0	0
Daniel Vasella	23,457	0

(3)	The amounts reported in this column include PepsiCo Foundation matching gift contributions. PepsiCo Foundation matching gift contributions are available to all full-time PepsiCo employees, PepsiCo retirees, non-employee directors of PepsiCo and spouses of eligible individuals. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations, with PepsiCo Foundation annual contributions capped at $10,000, or $20,000 if an eligible individual provides significant and continuous ongoing voluntary services to a tax-exempt organization in addition to their financial contribution.

(4)	Upon joining the Board on March 20, 2009, Ms. Brown received the one-time grant of 1,000 shares of PepsiCo Common Stock. She also received a pro-rated annual retainer of $75,000 and a pro- rated annual equity award of $112,500 for serving as a director from March 2009 through September 2009. The pro-rated annual equity award was converted into 2,249 phantom stock units based on the closing price of PepsiCo Common Stock on March 20, 2009. Ms. Brown also received the $100,000 annual retainer and $150,000 annual equity award on October 1, 2009 to compensate her for the period from October 1, 2009 through September 30, 2010.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information as of December 26, 2009 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	84,115,324	(2)	$54.62	(6)	41,908,143	(3)
Equity compensation plans not approved by security holders (4)	27,854,282		$43.56	(6)	—

Total (5)	111,969,606		$51.71	(6)	41,908,143	(7)

(1)	Includes the 2007 Long-Term Incentive Plan (the “2007 Plan”), the 2003 Long-Term Incentive Plan (the “2003 Plan”) and the 1994 Long- Term Incentive Plan.

(2)	This amount includes 6,091,937 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock.

(3)	The shareholder-approved 2007 Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the 2007 Plan superseded the Company’s prior plan, the shareholder-approved 2003 Plan, and no further awards were made under the 2003 Plan. The 2007 Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The 2007 Plan authorizes a number of shares for issuance equal to 65,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are cancelled or expire after May 2, 2007 without delivery of shares. The table does not include information regarding the proposed amendment to the 2007 Plan, which is being submitted to shareholders for approval at the Annual Meeting. If approved by shareholders, the shares authorized for issuance under the 2007 Plan will be increased by 130 million shares.

(4)	Includes the 1995 Stock Option Incentive Plan, the SharePower Stock Option Plan and the Director Stock Plan, each of which is described below.

(5)	The table does not include information for equity compensation plans assumed by PepsiCo in connection with PepsiCo’s merger with The Quaker Oats Company. Those plans include the Quaker Long Term Incentive Plan of 1990 and the Quaker Long Term Incentive Plan of 1999 (collectively, the “Quaker Plans”). As of December 26, 2009, a total of 132,895 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the Quaker Plans prior to the merger with PepsiCo. The weighted average exercise price of those options is $21.45 per share. An additional 31,653 shares of PepsiCo Common Stock, which are related to awards issued under the Quaker Plans prior to the merger, have been deferred and will be issued in the future. No additional options or other awards may be granted under the Quaker Plans.

(6)	Weighted average exercise price of outstanding options only.

(7)	The table shows outstanding equity awards as of 2009 fiscal year end. After 2009 fiscal year end, in connection with the Company’s acquisition of PAS and PBG on February 26, 2010, the Company assumed the PAS and PBG equity compensation plans, and the outstanding equity awards previously granted by PAS and PBG under their equity compensation plans were converted into PepsiCo equity awards. No additional options or other awards may be granted under any PAS or PBG equity compensation plans. Taking into account the converted PAS and PBG awards, as of March 5, 2010, there are 114,122,868 options (with a weighted average exercise price of $51.25 and an average life of 4.98 years), and 6,011,396 unvested restricted stock units outstanding.

Material Features of Plans Not Approved by Shareholders

1995 Stock Option Incentive Plan (the “1995 Plan”). The 1995 Plan was adopted by the Board of Directors on July 27, 1995. Under the 1995 Plan, stock options were granted to middle management employees generally based on a multiple of base salary. 1995 Plan options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. 1995 Plan options generally become exercisable at the end of three years and have a ten-year term. At year-end 2009, options covering 18,786,238 shares of PepsiCo Common Stock were outstanding under the 1995 Plan. As of May 7, 2003, no further awards were made under the 1995 Plan. The 1995 Plan is included as Exhibit 10.14 in our 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2003.

SharePower Stock Option Plan (the “SharePower Plan”). The SharePower Plan was adopted by the Board of Directors on July 1, 1989. Under the SharePower Plan, options were generally granted each year to virtually all of our full-time employees based on a formula tied to annual earnings and tenure. Each year, the Board of Directors authorized the number of shares required to grant options under the SharePower formula. SharePower options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. SharePower options generally become exercisable after three years and have a ten-year term. At year-end 2009, options covering 8,775,410 shares of PepsiCo Common Stock were outstanding under the SharePower Plan. As of May 7, 2003, no further awards were made under the SharePower Plan and it was superseded by the 2003 LTIP. SharePower awards are currently made under the 2007 LTIP. The SharePower Plan is included as Exhibit 10.13 in our 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2003.

Director Stock Plan. The Director Stock Plan was adopted by the disinterested members of the Board of Directors on July 28, 1988. Under the Director Stock Plan, stock options were granted and shares of PepsiCo Common Stock were issued to non-management directors. Options granted under the Director Stock Plan were immediately exercisable and have a ten-year term. As of year-end 2009, options covering 292,634 shares of PepsiCo Common Stock were outstanding under the Director Stock Plan. As of May 7, 2003, no further awards were made under the Director Stock Plan and it was superseded by the 2003 LTIP. The Director Stock Plan is included as Exhibit 4.3 in Post-Effective Amendment No. 6 to the Form S-8 related to such plan, filed with the Securities and Exchange Commission on September 4, 2002.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS (PROXY ITEM NO. 2)

The Audit Committee has appointed KPMG LLP (“KPMG”) as PepsiCo’s independent registered public accountants for 2010, subject to ratification by shareholders. KPMG has served as PepsiCo’s independent registered public accountants since 1990.

Representatives of KPMG will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of KPMG as PepsiCo’s independent registered public accountants for 2010.

APPROVAL OF AN AMENDMENT TO THE PEPSICO, INC. 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

(PROXY ITEM NO. 3)

The Board of Directors recommends that shareholders approve an amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated (the “2007 Plan”). On March 12, 2010, on the recommendation of the Compensation Committee, the Board of Directors approved the amendment to the 2007 Plan, subject to shareholder approval at the Annual Meeting. The amendment makes several changes to the 2007 Plan originally adopted by shareholders on May 2, 2007. The primary changes are:

•	Increase the maximum total number of shares of PepsiCo Common Stock we may issue by 130 million shares from 65 million to 195 million shares

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Replace the specific limitation on the number of shares that may be granted as full value awards (consisting of restricted and unrestricted stock and stock unit awards) with an alternate method of calculating the number of shares remaining available for issuance under the 2007 Plan, referred to as a “fungible share pool”

•	In connection with the establishment of a fungible share pool, assign a ratio for counting share usage upon issuance of awards:

–	Stock options and stock appreciation rights (“SARs”) will count against the fungible share pool on a 1-to-1 ratio. (For example, the award of 100 stock options will reduce the number of shares remaining available for issuance under the 2007 Plan by 100 shares.)

–	Full value awards will count against the fungible share pool on a 3-to-1 ratio for awards issued after the Annual Meeting. (For example, the award of 100 RSUs will reduce the number of shares remaining available for issuance under the 2007 Plan by 300 shares.)

–	Although there are no specific limits on the number of shares that may be granted under different types of awards, this approach maintains a balance by limiting the number of full value shares that may be granted as each full value share counts as three stock options

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Expand the list of performance metrics that can be utilized in setting performance goals for performance-based awards to include the following additional performance metrics: productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), and goals related to corporate initiatives (such as acquisitions, dispositions or customer satisfaction)

The purpose of the 130 million share increase in authorized shares is to secure adequate shares to fund future awards under the Company’s long-term incentive program for the next few years. We believe the increase in the number of shares available for awards is necessary to continue to attract, retain and motivate talented employees critical to the Company’s long-term success and growth and to align the interests of our employees with those of our shareholders.

The 2007 Plan is the only plan under which the Company awards equity-based compensation. When the 2007 Plan was originally adopted, 65 million shares were made available for awards. As of March 5, 2010, and prior to the requested increase, 42 million shares remain available for future awards. This 42 million share pool is not sufficient to fund long-term incentive awards beyond 2010 for several reasons:

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The shares needed to fund annual grants under PepsiCo’s long-term incentive program have increased as a result of PepsiCo’s acquisition of PAS and PBG. Any shares that remained available under the PAS and PBG long-term incentive plans as of the PAS and PBG acquisitions were cancelled and, as a result, no future awards will be granted under the PAS or PBG long-term incentive plans.

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The 2010 annual long-term incentive awards to executives and the broad-based employee population are scheduled to be made on April 12, 2010. These awards will deplete the pool to approximately 20 million shares.

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Although 20 millions shares would normally be sufficient to fund the 2011 annual long-term incentive awards, the 2007 Plan currently places a limit on the number of RSUs that may be awarded. Without the additional shares being requested, PepsiCo would likely not be able to provide 2011 awards balanced equally between stock options and RSUs.

The purpose of replacing the specific limitation on the number of shares that may be granted as full value awards with a fungible share pool is to provide the Company more flexibility in allocating equity awards among various types of awards. We believe it is important to maintain a flexible equity incentive compensation program in order to maximize our ability to recruit, retain and motivate talented employees. While providing the Company with this flexibility, the fungible share pool limits costs to shareholders because RSUs and other full value awards count as three shares against the fungible share pool.

The purpose of the new performance metrics is to allow the Compensation Committee to choose from a wider range of performance metrics in establishing performance goals for performance-based awards, such as performance stock units. With these new performance metrics, the Compensation Committee will have greater flexibility in designing performance goals that support the Company’s strategic priorities.

Responsible Use of Equity Awards

While the use of equity awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards. The following table illustrates the historic run rate and overhang of our equity compensation program since the 2007 Plan was first approved:

PepsiCo Overhang and Run Rate

	2007	2008	2009
Overhang (1)	10.3%	9.7%	9.0%
Run Rate (2)	0.9%	0.9%	1.2%

(1)	Overhang represents the number of shares subject to outstanding awards plus shares available for grant under the 2007 Plan (the numerator) divided by the total number of common shares outstanding at the end of that fiscal year plus the number of shares in the numerator.

(2)	Run rate represents all awards granted in a fiscal year divided by the number of common shares outstanding at the end of that fiscal year.

If the amendment to the 2007 Plan is approved by shareholders, the 2007 Plan will include a fungible share pool whereby full value awards will reduce shares available under the 2007 Plan by three shares. As such, a basic overhang calculation may be artificially high because it assumes all shares in the fungible share pool are awarded as stock options. Our historical grants have been evenly balanced between stock options and RSUs. The estimated overhang will be 12% as of the record date based on the assumption that future awards continue to be provided half in stock options and half in RSUs. We anticipate that PepsiCo’s annual run rate will continue to approximate 1.0% and that overhang will continue to be monitored. These estimates of future run rate and overhang are based on the continuation of current grant levels and exercise patterns.

As of March 5, 2010, and prior to the requested increase, 42 million shares remain available for issuance of future awards pursuant to the 2007 Plan. The following table provides information as of March 5, 2010 and after with respect to the shares of PepsiCo Common Stock that may be issued under the 2007 Plan including the additional shares that will be made available by the amendment.

PepsiCo Shares Available under the 2007 Plan (in millions)

Number of Shares (in millions)*
Initial shares authorized for future awards under 2007 Plan (a)	65
Shares subject to awards granted under the 2007 Plan as of March 5, 2010 (b)	23
Shares available for future awards as of March 5, 2010 (c) = (a) - (b)	42
Requested increase to shares available under the 2007 Plan pursuant to this amendment (d)	130
Total shares available for future awards assuming approval of the amendment (e) = (c) + (d)	172
Total shares authorized for awards under amended and restated 2007 Plan (f) = (a) + (d)	195

*	The number of shares that may be issued under the 2007 Plan may increase to the extent that outstanding awards previously granted under prior plans are cancelled or expire without the delivery of shares. No future awards may be made under any prior plans.

Key Provisions of the 2007 Plan

The 2007 Plan includes a number of provisions that the Board believes serve the interests of shareholders and facilitate effective corporate governance:

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of PepsiCo Common Stock on the date of grant.

•	No Annual “Evergreen” Provision. The 2007 Plan authorizes a fixed number of shares of PepsiCo Common Stock for grants and requires shareholder approval of any additional authorization of shares.

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No Stock Option Repricing.    The 2007 Plan prohibits the repricing of stock options without the approval of shareholders. This provision applies to both direct repricings (lowering the exercise price of a stock option) and indirect repricings (canceling an outstanding stock option and granting a replacement stock option with a lower exercise price).

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Double-Trigger Change-in-Control Requirement.    In connection with a change in control of PepsiCo, a participant’s equity awards will have accelerated vesting only if the participant is terminated without cause or resigns for good reason within two years following the change in control or if the acquirer fails to assume the awards.

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Minimum Three-Year Vesting Period.    Restricted shares and RSUs granted to employees typically require a minimum three years of employment to vest. No more than 5% of the total shares are available for full value awards with a vesting period less than three years. We believe that, in limited circumstances, a vesting period less than three years may be warranted to facilitate the recruitment of key leadership talent. In no case will the vesting period for any such awards be less than one year.

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No Dividend Payouts on Unvested Restricted Shares and RSUs.    Participants who hold restricted shares or RSUs will have dividends accrued during the restriction period that will be distributed (without interest) only if and when the restricted shares or RSUs vest. Accrued dividends are forfeited if the associated restricted share or RSU is forfeited.

•	Compensation Clawback. If an employee engages in gross misconduct or violates PepsiCo’s Worldwide Code of Conduct, the 2007 Plan permits PepsiCo to cancel the employee’s outstanding equity awards. In addition, PepsiCo’s equity award agreements with executives permit the Company to clawback gains already realized from awards if an executive violates PepsiCo’s Worldwide Code of Conduct, violates our non-compete, non-solicitation or non-disclosure policies, or engages in gross misconduct. The Compensation Committee also has the discretion to cancel an executive officer’s awards and recover any gains if the Committee determines that an executive officer, through gross negligence or misconduct, has caused or contributed to the need for an accounting adjustment to the Company’s financial results.

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Responsible Share Counting.    The 2007 Plan prohibits “net share counting,” meaning that any shares of PepsiCo Common Stock tendered or withheld to pay taxes or an option’s exercise price are not available for re-issuance. Likewise, upon exercise of a stock-settled SAR, none of the shares associated with the SAR grant is available for re-issuance.

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Independent Committee.    The 2007 Plan is administered by the Compensation Committee of the PepsiCo Board of Directors, except as it relates to non-employee director awards, which the full Board administers. All of the members of the Compensation Committee qualify as “independent” under the New York Stock Exchange rules.

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Deductibility of Awards.    The 2007 Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, including by qualifying payments under the 2007 Plan as “performance-based compensation.”

Summary of the 2007 Plan

The principal features of the 2007 Plan, as amended by the amendment, are summarized below. This summary is qualified by reference to the complete text of the 2007 Plan set forth in Exhibit B to this Proxy Statement.

Plan Administration.    The Compensation Committee administers all aspects of the 2007 Plan, except for awards made to non-employee directors. The amount and terms of awards to non-employee directors are set forth in the 2007 Plan, and such awards are administered by the full Board. Each member of the Compensation Committee qualifies as a “non-employee director,” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Compensation Committee also meets the director independence criteria under the New York Stock Exchange rules.

The Committee has the authority to, among other things:

•	construe and interpret the 2007 Plan;

•	make rules and regulations relating to the administration of the 2007 Plan;

•	select participants and make awards; and

•	establish the terms and conditions of awards.

The Committee may delegate its authority to employees of the Company including the authority to grant awards to employees who are not officers subject to Section 16 of the Securities Exchange Act of 1934.

Awards.    The 2007 Plan provides for the grant of non-qualified stock options, incentive stock options (“ISOs”) that qualify under Section 422 of the Code, SARs, restricted shares, RSUs, performance shares, performance units and stock awards, each as defined in the 2007 Plan.

Eligibility.    Any officer, employee, consultant or advisor of PepsiCo or any of its subsidiaries or affiliated businesses is eligible for any type of award provided for under the 2007 Plan except that employees are not eligible for unrestricted stock awards. As of March 2010, there were approximately

285,000 worldwide employees of the Company. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee. In addition, PepsiCo’s non-employee directors are eligible to receive awards upon their initial appointment to the Board and are eligible to receive shares in settlement of their phantom shares received under the director deferral program.

Authorized Shares.    Subject to approval of this amendment by shareholders, the 2007 Plan authorizes the issuance of 195 million shares of PepsiCo Common Stock, plus any shares of PepsiCo Common Stock underlying awards previously granted under any prior plans that are cancelled or expired without the issuance of shares after the 2007 Plan initially became effective on May 2, 2007.

As proposed to be amended, each share subject to a stock option or stock appreciation award would reduce the number of shares available for issuance under the 2007 Plan by one share, and each share subject to a full value award granted after the Annual Meeting would reduce the number of shares available for issuance by three shares. Full value awards consist of restricted or unrestricted stock or stock unit awards.

If any award is forfeited or the award otherwise terminates without the issuance of shares of PepsiCo Common Stock, the shares associated with the award will no longer be charged against the maximum share limitation and will again be available for future grants. These shares will return to the available share pool at the same ratio at which they were granted. Notwithstanding the foregoing, shares withheld by or delivered to PepsiCo to satisfy the exercise or conversion price of an award or in payment of taxes will not again be available for future grants, and, upon the exercise of a stock-settled SAR, the number of shares subject to the SAR will not again be available for future grants regardless of the actual number of shares of PepsiCo Common Stock used to settle such SAR. In addition, awards that are settled in cash rather than shares of PepsiCo Common Stock and awards that may be granted in connection with the assumption or substitution of outstanding grants from an acquired or merged company do not count towards the total share limit.

The maximum number of shares of PepsiCo Common Stock subject to stock options and SARs that can be granted to any individual during a calendar year cannot exceed 2 million shares. The maximum amount of awards other than stock options and SARs that can be granted to any individual, in the aggregate, during a calendar year cannot exceed $15 million (converted into a number of shares of PepsiCo Common Stock based on the fair market value on the date of grant).

The shares of PepsiCo Common Stock issued may consist of authorized but unissued shares or repurchased shares.

Adjustments.    In the event of a corporate transaction that affects PepsiCo Common Stock, the Committee will make adjustments to the number of authorized shares and the individual limitations set forth above and to the outstanding awards as it deems appropriate and equitable.

Options.    A stock option permits the participant to purchase shares of PepsiCo Common Stock at a specified price. Options may be granted alone or together with SARs. A stock option may be granted in the form of a non-qualified stock option or an ISO. No more than 195 million shares are available for the grant of ISOs. The price at which a share may be purchased under an option (the exercise price) may not be less than 100% of the fair market value (the average of the high and low market prices) of a share of PepsiCo Common Stock on the date the option is granted. The average of the high and low market prices of a share of PepsiCo Common Stock on March 5, 2010 was $64.20 per share. Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without shareholder approval. No dividends or dividend equivalents will be paid on stock options.

The Committee may establish the term of each option, but no option will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years.

The amount of ISOs that become exercisable for the first time in a particular year by an individual participant cannot exceed a face value of $100,000 or such other amount as may subsequently be specified by the Code, determined using the fair market value of the shares on the date of grant. Non-employees are not eligible for ISOs.

SARs.    A SAR entitles the participant to receive a payment in shares of PepsiCo Common Stock and/or cash equal to the excess of the fair market value of PepsiCo Common Stock on the date the SAR is exercised over the SAR exercise price. SARs may be granted either alone or in tandem with stock options. The exercise price of an SAR must be equal to or greater than 100% of the fair market value of PepsiCo Common Stock on the date of grant. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years. No dividends or dividend equivalents will be paid on SARs.

Restricted Shares and RSUs.    A restricted share is a share of PepsiCo Common Stock that is issued to a participant subject to vesting requirements. An RSU is the right granted to a participant to receive a share of PepsiCo Common Stock and/or a cash payment based on the value of a share of PepsiCo Common Stock subject to vesting requirements. The restrictions on such awards are determined by the Committee, and may include service-based or performance-based restrictions. The Committee may condition the vesting of any restricted share or RSU grant on the achievement of one or more performance goals specified below under Performance Awards and Performance Goals. RSUs may be settled in cash, shares of PepsiCo Common Stock or a combination thereof, as determined by the Committee. Holders of RSUs will have no ownership interest in the shares of PepsiCo Common Stock to which such RSUs relate unless and until payment with respect to such RSUs is actually made in shares of PepsiCo Common Stock. Except as otherwise determined by the Committee, participants who hold restricted shares will have voting rights and dividends accrued during the restriction period that will be distributed (without interest) only if and when the restricted shares vest. Except as otherwise determined by the Committee, RSUs will accrue dividend equivalents during the restriction period that will be distributed (without interest) only if and when the RSUs vest.

Performance Awards and Performance Goals.    Performance awards are awards conditioned on the achievement of performance goals set for a performance period. The Committee determines the performance goal and the length of the performance period. Subject to approval of the amendment by shareholders, the performance goals may be based on one or more of the following performance measures: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), or goals related to corporate initiatives (such as acquisitions, dispositions or customer satisfaction). The performance measures may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company and may be expressed in absolute terms or relative to the performance of other entities. Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce any award payment. Performance awards may be paid in cash, shares of PepsiCo Common Stock, or a combination thereof.

Stock Awards.    Stock awards consist of vested shares of PepsiCo Common Stock that are not subject to a risk of forfeiture. Stock awards may only be granted to eligible participants who are consultants or advisors (i.e., non-employees) and may be granted to non-employee directors as part of the initial grants, as described below.

Minimum Restriction and Performance Periods.    Under the 2007 Plan, awards subject to service-based restrictions generally may not vest in full prior to the third anniversary of the grant date (except in certain circumstances such as retirement, death or disability) and other full value awards must be subject to a restriction period of at least three years. Notwithstanding the foregoing, awards of restricted shares, RSUs and other full value awards covering up to 5% of the total shares available under the 2007 Plan may be issued with a restriction period less than three years but not less than one year. In addition, the performance period for performance awards will be a minimum of one year unless otherwise determined by the Committee.

Non-Employee Director Awards.    The amount and terms of awards to non-employee directors are set forth in the 2007 Plan, and such awards are administered by the Board of Directors. Employee directors are not eligible to receive these awards and receive no additional pay for serving as directors. Newly appointed non-employee directors currently receive a one-time initial grant of 1,000 shares of PepsiCo Common Stock. In addition, a current or former non-employee director’s award of phantom shares of PepsiCo Common Stock awarded under the director deferral program are settled in shares of PepsiCo Common Stock issued under the 2007 Plan. The Board has the discretion to change the amount and terms of the initial grant and the types of awards provided to non-employee directors.

Change in Control.    In the event of a change in control of PepsiCo, all outstanding awards under the 2007 Plan that are assumed or replaced with equivalent awards by the successor corporation will remain outstanding and continue to be governed by their terms. If, within two years following a change in control, a participant is terminated without cause or the participant resigns for good reason, then all such assumed or replaced awards held by the participant will immediately vest, any performance goals will be deemed 100% achieved, the RSUs will become immediately payable, and the options and SARs will remain outstanding for their full term. If the surviving corporation fails to assume the outstanding awards under the 2007 Plan or substitute equivalent awards, then all such outstanding awards will vest, all restrictions will lapse and any performance goals will be deemed 100% achieved upon the change in control, and the Board may provide for the cancellation of such awards in exchange for a payment to the participants that is at least equal to the excess (if any) of the consideration that would be received in the change in control by the holders of PepsiCo Common Stock over the exercise or purchase price (if any) for such awards. “Change in control,” “cause” and “good reason” are defined in Section 11(b) of the 2007 Plan. Award agreements may provide different change-in-control treatment for awards.

Effective Date, Term, Amendment and Termination.    The 2007 Plan initially became effective upon shareholder approval on May 2, 2007 and has a term of ten years expiring on May 2, 2017. The Board or Committee may terminate or amend the 2007 Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Without the prior approval of PepsiCo’s shareholders, no amendment may (i) increase the number of authorized shares or the maximum individual award limitations, (ii) extend the maximum period during which awards may be granted, (iii) add to the types of awards that can be made, (iv) change the performance measures pursuant to which performance awards are earned, (v) modify the requirements as to eligibility for participation, (vi) decrease the exercise price of any option or SAR to less than the fair market value on the grant date, or (vii) amend the 2007 Plan in a manner that requires shareholder approval pursuant to the 2007 Plan, applicable law or the rules of the New York Stock Exchange.

Limitations on Transfer.    Unless otherwise determined by the Committee, awards granted under the 2007 Plan are nontransferable other than, upon a participant’s death, by will or the laws of descent and distribution. The Committee has the discretion to permit the transfer of an award only to a participant’s immediate family member without the payment of any consideration.

Other Provisions.    The Committee may determine that an award, whether made in cash, shares of PepsiCo Common Stock or a combination thereof, may be deferred and may approve deferral elections made by participants in compliance with Section 409A of the Code. No loans from PepsiCo to participants will be permitted under the 2007 Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of awards made under the 2007 Plan, based upon the laws in effect on the date hereof, and is intended for the information of shareholders considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the 2007 Plan. The discussion does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2007 Plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options (“NQSOs”) and SARs.    A participant will not recognize taxable income at the time of grant of a NQSO or SAR, and PepsiCo will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a NQSO, equal to the excess of the fair market value of the shares of PepsiCo Common Stock purchased over their exercise price and, upon exercise of an SAR, equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income.

ISOs.    A participant will not recognize taxable income at the time of grant of an ISO or (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares of PepsiCo Common Stock acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and PepsiCo will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or one year from the date the shares were transferred, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and PepsiCo generally will be entitled to a corresponding U.S. federal income tax deduction.

Other Awards.    For other awards authorized under the 2007 Plan, a participant will generally recognize compensation taxable as ordinary income (i) at the time restrictions on restricted shares lapse in an amount equal to the excess of the fair market value of the shares of PepsiCo Common Stock at such time over the amount, if any, paid for the shares; (ii) at the time of settlement of RSUs in an amount equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid by PepsiCo and (iii) at the time of grant of a nonforfeitable stock award in an amount equal to the fair market value of the shares of PepsiCo Common Stock at such time. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limit.    The 2007 Plan is designed to enable PepsiCo to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that PepsiCo may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year if such compensation is not performance-based or does not comply with other exceptions. It is anticipated that all stock options, SARs and performance awards, including performance-based restricted stock and performance-based RSUs paid in accordance with the 2007 Plan, will be deductible as performance-based compensation and not subject to the $1 million limitation. Performance awards qualify as performance-based compensation if they are conditioned on the achievement of one or more of the performance measures described under Performance Awards and Performance Goals above and satisfy certain other requirements of Section 162(m) of the Code.

Section 409A.    Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. It is intended that awards granted under the 2007 Plan will be exempt from, or satisfy the requirements of, Section 409A and any regulations or guidance that may be adopted thereunder from time to time. The Company has adopted amendments to the 2007 Plan intended to ensure that awards will not be subject to adverse tax consequences applicable to nonqualified deferred compensation under Section 409A.

Plan Benefits

Future benefits under the 2007 Plan are not currently determinable. However, current benefits granted to executive officers, all other employees and non-employee directors would not have been increased if they had been made following shareholder approval of the amendment to the 2007 Plan. The 2009 Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table appearing elsewhere in this Proxy Statement show the awards that were made to the Named Executive Officers in 2009. Options for a total of 1,115,617 shares and a total of 32,389 RSUs and 266,641 PSUs were awarded to all current executive officers as a group in 2009 (consisting of 11 individuals, including each Named Executive Officer besides Mr. White). Options for a total of 14.35 million shares and a total of 2.35 million RSUs were awarded to employees other than executive officers during 2009. During 2009, non-employee directors received the initial stock grants and the award of phantom units of PepsiCo Common Stock described in the 2009 Director Compensation section of this Proxy Statement. The phantom units are awarded to non-employee directors under the director deferral program and settled in shares of PepsiCo Common Stock under the 2007 Plan.

The Board of Directors recommends that shareholders vote FOR the amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated.

SHAREHOLDER PROPOSALS

If proposals are submitted by more than one shareholder, PepsiCo will only list the primary filer’s name, address and number of shares held. We will provide information about co-filers promptly if we receive a request for such information.

CHARITABLE CONTRIBUTIONS REPORT (PROXY ITEM NO.4)

Estella Salvatierra, Box 510, Reedville, VA 22539, who owns 255 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“Whereas, charitable contributions should enhance the image of our company in the eyes of the public. Because there is no system of accountability for charitable contributions, Company executives may use our Company’s assets for purposes that are not shared by and may harm the interest of the Company, thereby potentially decreasing shareholder value.

Whereas, Company executives have allowed the Company’s assets to be given away to organizations without providing details to shareholders on how those assets were actually used by the organization. According to the 2007 PepsiCo Annual Report, Company executives gave away $74.8 million of the Company’s assets in 2007. Because there is no accountability on how the Company’s charitable contributions are actually used, some of those assets may be misused and harm the value of the Company’s stock.

Resolved: That the shareholders request the Company to provide a semiannual report, omitting proprietary information and at reasonable cost, disclosing: the Company’s standards for choosing which organizations receive the Company’s assets in the form of charitable contributions; business rationale and purpose for each of the charitable contributions; personnel who participated in making the decisions to contribute; the benefits to the Company and beneficiaries produced by Company contributions; and a follow-up confirming that the organization actually used the contributions for the purpose stated.

Supporting Statement

Current disclosure is insufficient to allow the Company’s Board and shareholders to evaluate fully the proper use of corporate assets by outside organizations and how those assets should be used, especially for controversial causes. For example, all PepsiCo products are currently being boycotted by the American Family Association, a grassroots non-profit association of families across the country concerned with how PepsiCo is donating corporate money to organizations in their community that promote same-sex marriage and tolerance against the ex-gay community. Their boycott petition already has over 354,000 signatures at www.boycottpepsico.com. This national boycott against the PepsiCo brand could adversely affect PepsiCo’s share value, public image and goodwill. All shareholders should be concerned.”

PepsiCo Response:

PepsiCo believes that shareholders should be provided with information on how their company is spending funds for charitable purposes. PepsiCo has been providing this information since 1999.

On PepsiCo’s website, www.pepsico.com under the “Purpose” section, PepsiCo provides comprehensive information regarding the numerous activities and charitable donations of PepsiCo and the PepsiCo Foundation. Such information includes charitable organizations supported, amounts donated, grant guidelines, rationale for giving, and the primary focus areas associated with such contributions. The current focus areas of the PepsiCo Foundation are improved health, environment and inclusion. In addition, PepsiCo has recently made corporate contributions to support health and wellness, diversity, education, and employee initiatives, as well as donations relating to disaster relief. Furthermore, the website is updated throughout the year to provide information relating to significant grants.

The Company believes that the enhanced disclosure already provided on the Company’s website is the most efficient and effective use of the Company’s resources. Furthermore, as of February 10, 2010, the American Family Association publicly announced the suspension of its boycott of PepsiCo products.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

RIGHT TO CALL SPECIAL SHAREHOLDERS MEETING (PROXY ITEM NO.5)

Richard R. Treumann, 590 Plutarch Road, Highland, NY, 12528, who owns 35 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). The Council of Institutional Investors www.cii.org recommends that management adopt shareholders proposals after receiving their first majority vote.

Please encourage our board to respond positively to the proposal: Special Shareowner Meetings.”

PepsiCo Response:

PepsiCo believes that it is not in the best interests of PepsiCo and its shareholders to permit a holder, or group of holders, of ten percent of PepsiCo’s common stock to call special shareholder meetings at their sole discretion. The Board believes that shareholders play an important role in PepsiCo’s corporate governance processes. We recently amended our By-Laws to facilitate our shareholders’ ability to call special meetings. As amended, our By-Laws provide that a special meeting of shareholders may be called by our Board of Directors or our Chairman at any time –or, subject to certain conditions set forth in our By-Laws, by shareholders representing at least twenty percent of PepsiCo’s then outstanding common shares (rather than a majority, which was the case prior to our recent By-Law amendment).

Special shareholder meetings are typically expensive and time consuming for a company of our size due to the legal costs incurred in preparing the required disclosure documents, printing and mailing costs, staff support, security measures and the time commitment required of our Board of Directors and members of senior management to prepare for and conduct the meeting. All of which creates significant diversions of management and financial resources. Allowing a small group of ten percent of our shareholders to call special meetings could impose substantial administrative and financial burdens on us, and significantly disrupt the conduct of our business. We believe that PepsiCo’s current By-Law provision governing special shareholder meetings is appropriate for a public company of our size because it establishes an appropriate balance between the responsibilities of our directors and the rights of our shareholders. Our existing By-Laws allow our Board of Directors and/or our Chairman of the Board, in consideration of their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of us and our shareholders to convene a special meeting. In addition, our existing By-Laws permit shareholders representing a minimum of 20% of our common stock to call a special meeting – a percentage that we believe is more representative of the interests of our broad shareholder base. The 10% threshold that Mr. Treumann advocates is inappropriately low. It allows a small number of shareholders to call special meetings, at any time and with any frequency, for their own narrow purposes or to discuss topics about which the majority of our shareholders may have little interest. For example, if Mr. Treumann’s proposal had been implemented as of the end of our 2009 fiscal year, as few as three of our institutional shareholders would have had the ability to call a special meeting. We believe that PepsiCo’s current 20% threshold better protects the interests of us and our diverse shareholder constituency and is generally consistent with the governance practices at other large public companies that allow shareholders to call special meetings.

Mr. Treumann offers very little background or rationale as to why such a 10% ownership threshold would benefit PepsiCo or its shareholders. Mr. Treumann’s proposal could require PepsiCo to hold an unlimited number of special meetings, even when the same matter has recently been rejected by PepsiCo shareholders or is expected to be considered at another scheduled meeting. Given that the expenses associated with a special shareholder meeting could easily reach $1 million, as well as the costs of management and other resources, these meetings should be called only under extraordinary circumstances, when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. To avoid such unnecessary costs, our By-Laws provide that, among other things, we are not required to hold a special meeting to address a matter that our shareholders are scheduled to address at an upcoming annual meeting or that our shareholders have recently addressed at a prior annual or special meeting. We believe that the shareholder right to call a special meeting of shareholders as set forth in our By-Laws strikes the appropriate balance between the shareholder right to call a special meeting and the need for careful safeguards and responsible use of company resources.

As discussed in this proxy statement, PepsiCo is committed to strong corporate governance. For example, our directors are elected annually and are not part of a classified board structure. Our

Corporate Governance Guidelines allow shareholders to recommend director nominees for consideration by our Board of Directors and such guidelines require that independent directors comprise a majority of the Board of Directors. As such, 11 of our 12 directors are independent. We also provide significant opportunity for shareholders to raise matters at our annual meetings, and shareholders routinely use that forum to propose business by making shareholder proposals. Shareholders also have other avenues of communication with our Board and management. We regularly review our corporate governance structure to consider governance developments and best practices, including those that empower our shareholders to express their concerns on important corporate matters.

If adopted and implemented, Mr. Treumann’s proposal could allow special interest shareholders to use PepsiCo resources – including corporate funds and management time – to advance causes that may not be in the best interests of PepsiCo and our broad shareholder base. Our existing By-Laws provide shareholders with an appropriate avenue by which they may exercise their rights to call special shareholder meetings.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

PUBLIC POLICY REPORT (PROXY ITEM NO.6)

National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia, 22046, that owns 54 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“Whereas: PepsiCo’s primary responsibility is to create shareholder value. The Company should pursue legal and ethical means to achieve that goal, including identifying and advocating legislative and regulatory public policies that would advance Company interests and shareholder value in a transparent and lawful manner.

Resolved: The shareholders request the Board of Directors, at reasonable cost and excluding confidential information, annually report to shareholders on the Company’s process for identifying and prioritizing legislative and regulatory public policy advocacy activities. The report should:

1.	Describe the process by which the Company identifies, evaluates and prioritizes public policy issues of interest to the Company;

2.	Identify and describe public policy issues of interest to the Company;

3.	Prioritize the issues by importance to creating shareholder value; and

4.	Explain the business rationale for prioritization.

Statement of Support:

The Company’s public policy positions and related advocacy activities should be developed and prioritized based on sound, fact-based analyses and not on “political correctness,” pressure from anti-business activists, and/or the ideological preferences of Company executives.

Involvement in public policy controversies that have nothing to do with the core mission of the Company needlessly exposes the Company to negative publicity, criticism and boycotts.

Embracing public policy positions that are contrary to the economic interests of consumers who buy Company products, or the preservation of the free-enterprise system as a whole, harms shareholder value.

Absent a system of reporting, shareholders cannot properly evaluate the Company’s process by which it takes, prioritizes and promotes its public policy positions.”

PepsiCo Response:

The Board of Directors recommends that shareholders vote against this resolution. PepsiCo is dedicated to creating shareholder value as is evidenced by its very public endorsement of its core mission called “Performance with Purpose”. Performance with Purpose keenly focuses on the right thing to do for PepsiCo’s business, for its employees and for society in general. This Performance with Purpose is at the heart of every aspect of PepsiCo’s business, including legislative, regulatory and public policy activities.

PepsiCo’s shareholders need not support this proposal because PepsiCo currently provides its shareholders with ample and relevant information about its public policy and sustainability initiatives. PepsiCo’s website (www.pepsico.com) makes available detailed information about PepsiCo’s activities related to its Performance with Purpose mission. In addition, PepsiCo’s annual report, its many publicly-available sustainability reports and other public press releases and news stories offer PepsiCo shareholders ample opportunity to learn about those public policy interests, programs and issues of importance to PepsiCo. Lastly, PepsiCo’s website contains PepsiCo’s Political Contributions Policy that provides shareholders with details on PepsiCo’s political contributions which will be posted on such website on an annual basis.

The creation of a report to shareholders, to be provided annually, detailing the information already provided to PepsiCo’s shareholders would be duplicative and not an effective use of PepsiCo’s valuable resources. Accordingly, we urge shareholders to vote against this proposal.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2011 SHAREHOLDER PROPOSALS

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2011 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing on or before November 24, 2010. If a proposal is received by February 1, 2011, in our discretion, we may include it in the 2011 proxy materials.

GENERAL

PepsiCo will pay the costs relating to this Proxy Statement, the proxy and the Annual Meeting.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Employees of PepsiCo may also solicit proxies. They will not receive any additional pay for the solicitation.

The Annual Report to Shareholders for 2009, including financial statements, was delivered or made available with this Proxy Statement or was previously delivered to shareholders. If you have not received the Annual Report, please contact PepsiCo’s Manager of Shareholder Relations, at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055. The Annual Report can also be found on our website at www.pepsico.com by clicking on “Investors – Annual Reports.”

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009 (including the financial statements, schedules and a list of exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at our website, www.pepsico.com by clicking on “Investors – SEC Filings.”

Please vote your shares promptly through any of the means described on the proxy card or the Notice of Annual Meeting.

By order of the Board of Directors,

Larry D. Thompson

Secretary

Exhibit A

PEPSICO, INC.

CORPORATE GOVERNANCE GUIDELINES

AS OF SEPTEMBER 18, 2009

The Board of Directors (the “Board”) of PepsiCo, Inc. (the “Corporation”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed and adopted certain corporate governance principles (the “Guidelines”) establishing a common set of expectations to assist the Board and its committees in performing their duties in compliance with applicable requirements. In recognition of the continuing discussions about corporate governance, the Board will review and, if appropriate, revise these Guidelines from time to time.

A.	Director Responsibilities

1.	Represent the interests of the Corporation’s shareholders in maintaining and enhancing the success of the Corporation’s business, including optimizing long-term returns to increase shareholder value.

2.	Selection and evaluation of a well-qualified Chief Executive Officer (“CEO”) of high integrity, and approval of other members of the senior management team.

3.	Oversee and interact with senior management with respect to key aspects of the business including strategic planning, management development and succession, operating performance and shareholder returns.

4.	Provide general advice and counsel to the Corporation’s CEO and senior executives.

5.	Adopt and oversee compliance with the Corporation’s Worldwide Code of Conduct. Promptly disclose any waivers of the Code of Conduct for Directors or executive officers.

6.	Hold regularly scheduled executive sessions of independent directors. Designate and publicly disclose the name of a Presiding Director who will preside at such meetings. Formally evaluate the performance of the CEO and senior management each year in executive sessions. The role of the Presiding Director shall be to: preside at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors referred to above; serve as a liaison between the Chairman and the non-management directors as necessary; and call meetings of the non-employee directors when necessary and appropriate.

7.	Regular attendance at Board meetings is mandatory. Meeting materials should be reviewed in advance.

8.	Duty of Care: In discharging the duties of a Director, including duties as a Committee member, North Carolina law requires that a Director shall act: (1) in good faith; (2) with care an ordinary prudent person in a like position would exercise under similar circumstances; and (3) in a manner he or she believes to be in the best interests of the Corporation.

9.	Presiding Director: An independent director shall be designated as the Presiding Director by the independent directors of the Board based on the recommendation of the Nominating and Corporate Governance Committee. Such position of Presiding Director shall rotate among the independent directors of the Board for a three-year term. The Nominating and Corporate Governance Committee shall oversee the process for selecting the Presiding Director. In addition, the Board will evaluate the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. The Presiding Director shall assume the following responsibilities:

(a)	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

(b)	serve as a liaison between the Chairman and the independent directors;

(c)	provide advice regarding information sent to the Board;

(d)	approve meeting agendas for the Board;

(e)	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

(f)	have the authority to call meetings of the independent directors; and

(g)	if requested by major shareholders, ensure that he/she is available for consultation and direct communication.

B.	Director Qualification Standards

1.	The Nominating and Corporate Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Corporation’s Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee does not solicit Director nominations, but will consider recommendations sent to the Secretary of the Corporation at 700 Anderson Hill Road, Purchase, New York 10577.

2.	In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Corporation and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Corporation.

3.	Independent directors must comprise a majority of the Board.

4.	An independent director of the Corporation is a director who:

(a)

is not and has not been an employee, and does not have an immediate family member[1] who is or has been an executive officer[2], of the Corporation, or any of its consolidated subsidiaries, during the last three years;

(b)	has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Corporation, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve month period within the last three years;

(c)	(i) is not, and does not have an immediate family member that is, a current partner of a firm that is the Corporation’s, or any of its consolidated subsidiaries’, internal or external auditor; (ii) does not have an immediate family member who is a current employee of such external audit firm who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; and (iii) was not, and does not have an immediate family member that was, within the last three years (but is no longer) a partner or employee of such external audit firm who personally worked on the Corporation’s, or any of its consolidated subsidiaries’, audit within that time;

(d)	is not and has not been, and does not have an immediate family member who is or has been, within the last three years, employed as an executive officer of another company where any of the Corporation’s, or any of its consolidated subsidiaries’, present executive officers at the same time serves or served on such other company’s compensation committee;

[1]	An "immediate family member" is defined to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. In considering a director’s independence, the Corporation need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
[2]	An “executive officer” means one of the Section 16 officers designated by a company.

(e)	is not a current employee of, and does not have an immediate family member who is a current executive officer of, another company that has made payments to, or has received payments from, the Corporation, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of such other company for its last completed fiscal year; and

(f)	has no other material relationship with the Corporation, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Corporation, or any of its consolidated subsidiaries.

In making a determination regarding a proposed director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, such relationship will not be considered to be a material relationship that would impair a director’s independence if contributions from the Corporation, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

5.	In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a)	Director’s fees are the only compensation that members of the Audit Committee may receive from the Corporation or any of its consolidated subsidiaries. Audit Committee members may not receive consulting, advisory or other compensatory fees from the Corporation or any of its consolidated subsidiaries (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board); and

(b)	No member of the Audit Committee may be an “affiliated person” of the Corporation, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

6.	Directors must retire at the age of 72, effective upon the expiration of their annual term at the next Annual Meeting of Shareholders.

7.	The number of boards on which a Director may sit may be reviewed on a case-by-case basis by the Nominating and Corporate Governance Committee. Prior to accepting any position on the Board of Directors of any non-profit or for-profit organization, the Director shall notify the office of Corporate Secretary. The number of audit committees on which the Corporation’s audit committee members may sit concurrently shall be reviewed annually by the Nominating and Corporate Governance Committee and the Board.

8.	The Board has not established term limits for Directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing the Corporation to lose the contributions of Directors who have been able to develop over a period of time, increasing insight into the Corporation and its operations, thereby increasing their contributions to the Corporation.

9.	A Director shall offer, in writing, to resign if there is any significant change in his or her personal circumstances, including a fundamental change in his or her job responsibilities. The Chairman of the Nominating and Corporate Governance Committee may recommend, to the full Board, acceptance or rejection of such an offer after consultation with the Committee members and the Chairman of the Board.

C.	Voting for Directors

1.	Any nominee for Director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of Directors to be elected) who receives a greater number of votes “against” his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board unless otherwise determined by the Board in accordance with the procedures set forth below. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection as provided herein.

2.	The Nominating and Corporate Governance Committee shall consider the resignation offer and make a recommendation to the Board. The independent members of the Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

3.	In deciding the action to be taken with respect to any such resignation offer, the independent members of the Board shall limit their consideration to determining what is in the best interests of the Corporation and its shareholders. In this regard, the Board should consider all factors deemed relevant, including but not limited to: (i) any stated reasons why shareholders voted against such Director; (ii) any alternatives for curing the underlying cause of the “against” votes; (iii) the Director’s tenure; (iv) the Director’s qualifications; (v) the Director’s past and expected future contributions to the Corporation; and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Corporation to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board’s actions with respect to any such resignation offer may include: (i) accepting the resignation offer; (ii) deferring acceptance of the resignation offer until a replacement Director with certain necessary qualifications held by the subject Director (e.g., Audit Committee financial expertise) can be identified and elected to the Board; (iii) maintaining the Director but addressing what the independent members of the Board believe to be the underlying cause of the “against” votes; (iv) resolving that the Director will not be re-nominated in the future for election; or (v) rejecting the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the Board consistent with this policy.

4.	Following the determination by the independent members of the Board, the Corporation shall promptly disclose publicly in a document furnished or filed with the Securities and Exchange Commission the decision of whether or not to accept the resignation offer. The disclosure shall also include an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation offer.

5.

A Director who is required to offer to resign in accordance with this Section C shall not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to recommend or accept his or her resignation offer or an offer by any other Director to tender his or her resignation in accordance with this Section C. However, if enough members of the Nominating and Corporate Governance Committee do not receive more “for” votes than “against” votes in the same uncontested election such that a quorum of the Nominating and Corporate Governance Committee cannot be attained, then the other independent Directors who received a greater number of “for” votes than “against” votes in that election will be asked to consider and decide whether to accept the resignation offers of the affected Directors. If only three or fewer independent Directors did not receive more “for” votes than “against” votes in the same uncontested election, then all independent Directors may participate in any discussions or actions with respect to accepting or turning down the resignation offers (except that no Director will vote to accept or turn down his or her own resignation offer). Any affected Director will be afforded the opportunity to provide any information or statement that he or she deems relevant.

D.	Board Committees

1.	The Board shall at all times have a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee, each comprised solely of independent directors.

2.	The Board shall evaluate and determine the circumstances under which to form new Committees.

3.	The Nominating and Corporate Governance Committee shall annually review succession plans for the members of the Board, the members of the Committees of the Board, and the Chair of the Committees of the Board.

E.	Director Compensation

1.	Non-employee directors and committee chairs shall receive reasonable compensation for their services, as may be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee. Compensation for non-employee directors and committee chairs shall be consistent with the market practices of other similarly situated companies but shall not be at a level or in a form that would call into question the Board’s objectivity. The Nominating and Corporate Governance Committee of the Board shall annually review and report to the Board with respect to director compensation and benefits.

2.	Directors who are employees receive no additional pay for serving as Directors.

3.	Directors who are members of the Audit Committee may receive no compensation from the Corporation other than the fees they receive for serving as Directors.

F.	Director Access to Management and Independent Advisors

1.	The Board is expected to be highly interactive with senior management. Directors are granted access to the name, location and phone number of all employees of the Corporation.

2.	It is Board policy that executive officers and other members of senior management who report directly to the CEO be present at Board meetings at the invitation of the Board. The Board encourages such executive officers and senior management to make presentations, or to include in discussions at Board meetings managers and other employees who (1) can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters and/or (2) are individuals with high potential whom such executive officers and senior management believe the Directors should have the opportunity to meet and evaluate.

3.	Directors are authorized to consult with independent advisors, as is necessary and appropriate, without consulting management.

G.	Director Orientation and Continuing Education

1.	The Board shall implement and maintain an orientation program for newly elected directors.

2.	Directors are required to continue educating themselves with respect to international markets, accounting and finance, leadership, crisis response, industry practices, general management, and strategic planning.

H.	Management Succession and CEO Compensation

1.	The CEO shall provide an annual report to the Board assessing senior managers and their potential to succeed him or her, and such report shall be developed in consultation with the Chairman of the Compensation Committee and include plans in the event of an emergency or retirement of the CEO. The report shall also contain the CEO’s recommendation as to his or her successor.

2.	The Board has the primary responsibility for plans for succession to the position of Chief Executive Officer. The Compensation Committee oversees preparation of succession plan presentations to the Board. The Committee Chairman works with the CEO in the preparation of the succession plan presentations. The Committee undertakes such follow-up steps with respect to succession planning as may be delegated by the Board from time to time.

3.	The Compensation Committee is responsible for making recommendations to the Board concerning annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals.

I.	Annual Performance Evaluation of the Board

1.	The Board and its Committees will conduct a self-evaluation at least annually to determine whether it and its Committees are functioning effectively.

2.	The Board will also review the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its Committees.

Exhibit B

PEPSICO, INC.

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated March 12, 2010)

1.	Purposes.

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of PepsiCo and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of PepsiCo’s shareholders, to assist PepsiCo in recruiting, retaining and motivating a diverse group of employees and outside directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and outside directors.

2.	Definitions.

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a)	“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, or any or all of them (but a Stock Award may not be granted to employees or officers).

(b)	“Board” means the Board of Directors of PepsiCo.

(c)	“Cause” has the meaning set forth in Section 11(b)(ii).

(d)	“Change in Control” has the meaning set forth in Section 11(b)(i).

(e)	“Change-in-Control Treatment” has the meaning set forth in Section 11(a)(ii).

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor section of the Code (or a successor code).

(g)	“Committee” means, with respect to any matter relating to Section 8 of the Plan, the Board, and with respect to all other matters under the Plan, the Compensation Committee of the Board. The Compensation Committee shall be appointed by the Board and shall consist of two or more independent, outside members of the Board. In the judgment of the Board, the Compensation Committee shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Exchange Act, (b) Code Section 162(m) and the regulations thereunder, and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Compensation Committee of the Board who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Compensation Committee of the Board.

(h)	“Common Stock” means the common stock, par value 1-2/3 cents per share, of PepsiCo.

(i)	“Company” means PepsiCo, its subsidiaries, divisions and affiliated businesses.

(j)	“Covered Employee” means any PepsiCo employee for whom PepsiCo is subject to the deductibility limitation imposed by Code Section 162(m).

(k)	“Director Deferral Program” means the PepsiCo Director Deferral Program, as amended from time to time, and any successor program.

(l)	“Effective Date” means the date on which the Plan as amended and restated as of March 12, 2010 is approved by PepsiCo’s shareholders.

(m)	“Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in the Plan:

(i) any employee of the Company (including any officer of the Company and any Employee Director) provided that the term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company as an employee on its corporate books and records even if that individual is later reclassified (by the Company, any court, any governmental agency or otherwise) as an employee as of the grant date; (ii) any consultant or advisor of the Company; and (iii) any Non-Employee Director who is eligible to receive an Award in accordance with Section 8 hereof.

(n)	“Employee Director” means a member of the Board who is also an employee of the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(p)	“Fair Market Value” on any date means the average of the high and low market prices at which a share of Common Stock shall have been sold on such date, or the immediately preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions Listing and, in the case of an ISO, means fair market value as determined by the Committee in accordance with Code Section 422 and, in the case of an Option or SAR that is intended to be exempt from Code Section 409A, fair market value as determined by the Committee in accordance with Code Section 409A.

(q)	“Full-Value Award” means any Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units or Stock Awards.

(r)	“Good Reason” has the meaning set forth in Section 11(b)(iii).

(s)	“Initial Grant” has the meaning set forth in Section 8(b).

(t)	“ISO” means an Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(u)	“Non-Employee Director” means a member of the Board who is not an employee of the Company.

(v)	“NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(w)	“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to the Plan.

(x)	“Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

(y)	“Participant” means an Eligible Person who has received an Award under the Plan.

(z)	“Payment Shares” has the meaning set forth in Section 8(d).

(aa)	“PepsiCo” means PepsiCo, Inc., a North Carolina corporation, and its successors and assigns.

(bb)	“Performance Awards” means an Award of Options, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or SARs conditioned on the achievement of Performance Goals during a Performance Period.

(cc)	“Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(dd)	“Performance Goals” means the goals established by the Committee under Section 7(d).

(ee)	“Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for a Performance Goal.

(ff)	“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(gg)	“Performance Shares” means an Award of shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(hh)	“Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(ii)	“Plan” means this PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated from time to time.

(jj)	“Prior Plans” means the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the PepsiCo, Inc. 1995 Stock Option Incentive Plan, the PepsiCo SharePower Stock Option Plan, the Director Stock Plan, the PepsiCo 1987 Incentive Plan, PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan, PBG Directors’ Stock Plan, PBG Stock Incentive Plan, PepsiAmericas, Inc. 2000 Stock Incentive Plan, Quaker Long Term Incentive Plan of 1990, Quaker Long Term Incentive Plan of 1999 and Quaker Stock Compensation Plan for Outside Directors, each as amended and restated from time to time.

(kk)	“Restricted Shares” means shares of Common Stock that are subject to such restrictions and such other terms and conditions as the Committee may establish.

(ll)	“Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash, shares of Common Stock or a combination thereof, equal to the value of a specified number of shares of Common Stock, subject to such terms and conditions as the Committee may establish.

(mm)	“Restriction Period” means, with respect to Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or Stock Awards, the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect. Such restrictions remain in effect until such time as they have lapsed under the terms and conditions of the Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units or as otherwise determined by the Committee.

(nn)	“Stock Appreciation Rights” or “SARs” means the right to receive a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

(oo)	“Stock Award” means an Award of shares of Common Stock, including Payment Shares, that are subject to such terms, conditions and restrictions (if any) as determined by the Committee in accordance with Section 7(e).

3.	Administration of the Plan.

(a)	Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described in the Plan):

•	to select the persons to be granted Awards under the Plan;

•	to determine the type, size and terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

•

to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

•	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of an applicable Performance Period;

•	except as otherwise provided in Section 7(d) and Section 13(b), to modify the terms of Awards made under the Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of Awards; and

•

to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Covered Employees or any other employee should comply with the Performance-Based Exception.

(b)	Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including PepsiCo, its shareholders and all Eligible Persons and Participants.

(c)	Delegation of Authority. To the extent not prohibited by law, the Committee (i) may delegate its authority hereunder to one or more of its members or other persons (except that no such delegation shall be permitted with respect to Awards to Eligible Persons who are subject to Section 16 of the Exchange Act and Awards intended to comply with the Performance-Based Exception) and (ii) may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4.	Eligibility.

(a)	General. Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award. Non-Employee Directors shall be eligible to receive Awards only pursuant to Section 8.

(b)

International Participants.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan and to the extent such actions are consistent with the Committee’s authority to amend the Plan absent shareholder approval pursuant to Section 13(b).

5.	Shares of Common Stock Subject to the Plan.

(a)	Authorized Number of Shares. Unless otherwise authorized by PepsiCo’s shareholders and subject to the provisions of this Section 5 and Section 10, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be the total of (i) 195 million shares plus (ii) the total number of shares of Common Stock underlying awards under the Prior Plans that are cancelled or expire after May 2, 2007 without delivery of shares.

(b)	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for grant under the Plan:

(i)	Any shares of Common Stock subject to (A) Options or SARs, whether granted before or after the Effective Date or (B) Full-Value Awards granted before the Effective Date shall be counted against the maximum share limitation of Section 5(a) as one (1) share of Common Stock for every share of Common Stock subject thereto. Any shares of Common Stock subject to Full-Value Awards granted on or after the Effective Date shall be counted against the maximum share limitation of Section 5(a) as three (3) shares of Common Stock for every share of Common Stock subject thereto. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(ii) (A)	To the extent that any Award of Options or SARs, whether granted before, on or after the Effective Date, is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Award of Options or SARs, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

(B)	To the extent that any Full-Value Award granted on or after the Effective Date is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with three (3) shares of Common Stock for each share of Common Stock subject to such Full-Value Award and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

(C)

To the extent that any Full-Value Award granted before the Effective Date is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Full-Value Award, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan subject to the foregoing maximum share limitation.

(iii)	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall not be added back to the number of shares of Common Stock available for issuance under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, the number of shares subject to the Award that are then being exercised shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the Stock Appreciation Right upon exercise.

(iv)	Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

(c)	Share Limitation. No more than five percent (5%) of the shares of Common Stock authorized under Section 5(a) may be issued in connection with the following Awards whether granted before or after the Effective Date:

(i)	Restricted Shares or Restricted Stock Units having a time-based Restriction Period less than three years (but in no event less than one year), subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement;

(ii)	Restricted Shares or Restricted Stock Units having a time-based Restriction Period that is actually accelerated due to a Participant’s transfer to an affiliated business; or

(iii)	Stock Awards having a Restriction Period of less than three (3) years (not including transfers to satisfy required tax withholding or intra-family transfers permitted by the Committee), subject to acceleration due to the Participant’s death or total disability, in each case described in (i), (ii) or (iii) above, as specified in the applicable Award agreement; provided that such limitations shall not be applicable to Payment Shares to Non-Employee Directors.

(d)	Shares to be Delivered. The source of shares of Common Stock to be delivered by the Company under the Plan shall be determined by the Company and may consist in whole or in part of authorized but unissued shares or repurchased shares.

6.	Award Limitations.

The maximum number of shares of Common Stock subject to Options and SARs that can be granted to any Eligible Person during a single calendar year shall not exceed two (2) million shares. The maximum amount of Awards other than Options and SARs that can be granted to any Eligible Person during a single calendar year shall not exceed $15 million; provided that the foregoing limitation shall be applied to an Award that is denominated in shares of Common Stock on the basis of the Fair

Market Value of such shares on the date the Award is granted. Notwithstanding the limitation set forth in the preceding sentence, the maximum Award that may be granted to any Eligible Person for a Performance Period longer than one calendar year shall not exceed the foregoing annual maximum multiplied by the number of full calendar years in the Performance Period.

7.	Awards to Eligible Persons.

(a)	Options.

(i)	Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Persons. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Option Exercise Price. The Option Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(iii)	Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant; provided, however, that Awards of NQSOs and SARs covering up to five (5) million shares of Common Stock, in the aggregate, may be issued with a term of up to fifteen (15) years.

(iv)	ISO Limits. ISOs may be granted only to Eligible Persons who are employees of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424) on the date of grant, and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424). The aggregate Fair Market Value of all shares of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Code Section 422. No more than 195 million of the shares of Common Stock authorized for issuance under the Plan may be issued in the form of ISOs.

(v)	No Repricing. Subject to the anti-dilution adjustment provisions set forth in Section 10, without the approval of PepsiCo’s shareholders, (A) the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant, (B) no outstanding Option granted under the Plan may be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price, and (C) no other modifications to any outstanding Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(vi)	Form of Payment. The Option Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are, from time to time, approved by the Committee;

(B)	through the tender of shares of Common Stock owned by the Participant (or by delivering a certification or attestation of ownership of such shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

(vii)	No Dividend Equivalents. No dividends or dividend equivalents may be paid on Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to shares of Common Stock covered by an Option unless and until such shares of Common Stock have been registered to the Participant as the owner.

(b)	Stock Appreciation Rights.

(i)	Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Persons. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A).

(iii)	Term. The term of a SAR shall be determined by the Committee in its sole discretion, but, subject to Section 7(a)(iii), in no event shall the term exceed ten (10) years from the date of grant.

(iv)	No Repricing. Except for anti-dilution adjustments made pursuant to Section 10, without the approval of PepsiCo’s shareholders, (A) the exercise price for any outstanding SAR granted under the Plan may not be decreased after the date of grant, (B) no outstanding SAR granted under the Plan may be surrendered to the Company as consideration for the grant of a new SAR with a lower exercise price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(v)	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

(vi)	No Dividend Equivalents. No dividends or dividend equivalents may be paid on SARs.

(c)	Restricted Shares / Restricted Stock Units.

(i)	Grants. Subject to the terms and provisions of the Plan, Restricted Shares or Restricted Stock Units may be granted to Eligible Persons.

(ii)	Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Stock Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. Except in the case of Awards covered by Section 5(c), any time-based Restriction Period shall be for a minimum of three years (subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement, in each case as specified in the applicable Award agreement). To the extent the Restricted Shares or Restricted Stock Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)	Payment of Restricted Stock Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Common Stock to which the Restricted Stock Units relate unless and until payment with respect to such Restricted Stock Units is actually made in shares of Common Stock. The payment date shall be as soon as practicable after the earliest of (A) any vesting date that can be pre-determined at grant under the terms of an Award agreement, and (B) the occurrence date of an applicable vesting event (e.g., death, total disability, approved transfer or retirement) specified in the applicable Award agreement.

(iv)	Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

(v)	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares and shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock Units shall be credited with dividend equivalents in respect of such Restricted Stock Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Stock Units lapse.

(vi)	Ownership of Restricted Shares. Restricted Shares issued under the Plan shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Shares) subject to the applicable restrictions imposed by the Plan. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Shares, such interest or certificate, as the case may be, shall be cancelled. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or uncertificated form. No shares of Common Stock shall be registered in the name of the Participant with respect to a Restricted Stock Unit unless and until such unit is paid in shares of Common Stock.

(d)	Performance Awards.

(i)	Grants. Subject to the provisions of the Plan, Performance Awards may be granted to Eligible Persons. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee, provided that the Restriction Period for Performance Awards (not including Options, SARs or Awards covered by Section 5(c)) shall be for a minimum of three years, subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death or total disability, in each case as specified in the applicable Award agreement.

(iii)	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), or goals related to corporate initiatives, such as acquisitions, dispositions or customer satisfaction. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv)	Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but not increase, some or all of a Performance Award that would otherwise be paid to a Participant.

(v)	Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(vi)	Performance-Based Exception. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 7(d) in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall not amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(e)	Stock Awards.

(i)	Grants. Subject to the provisions of the Plan, Stock Awards consisting of shares of Common Stock may be granted pursuant to this Section 7(e) only to Eligible Persons who are consultants or advisors to the Company and may not be granted to employees of the Company (including Employee Directors). Non-Employee Directors are eligible to receive Stock Awards only pursuant to Section 8. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Terms and Conditions. The shares of Common Stock subject to a Stock Award shall be immediately vested at the time of grant and nonforfeitable at all times but shall be subject to such other terms and conditions, including restrictions on transferability, as determined by the Committee in its discretion subject to Section 5(c) and the other provisions of the Plan. The shares of Common Stock subject to a Stock Award shall be registered in the name of the Participant.

8.	Awards to Non-Employee Directors.

(a)	Sole Awards. Notwithstanding anything in the other sections of the Plan to the contrary, Non-Employee Directors are eligible to receive only Awards authorized by this Section 8. The terms applicable under Section 7 for each such category of Award shall apply under this Section 8 to the extent not inconsistent with the provisions of this Section 8. The Committee retains the discretion to change the amount and terms of the Initial Grant or the types of Awards to Non-Employee Directors notwithstanding paragraphs (a), (b) and (c) of this Section 8.

(b)	Initial Grants. Each newly appointed Non-Employee Director shall, as soon as practicable after initially becoming a member of the Board, be granted an Award (the “Initial Grant”) of a Stock Award consisting of 1,000 shares of Common Stock subject to the transfer restrictions in Section 8(c)(i) below.

(c)	Terms of Initial Grants to Non-Employee Directors.

(i)	Shares of Common Stock subject to a Stock Award granted to a Non-Employee Director shall be immediately vested at the time of grant and nonforfeitable at all times. However, such shares of Common Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, until the date the Non-Employee Director’s membership on the Board ceases (except that this transfer restriction shall not prohibit: (A) PepsiCo’s retaining shares to satisfy any required tax withholding under Section 12(e) to the extent applicable, and (B) intra-family transfers permitted by the Committee). In order to enforce the limitations imposed upon such shares of Common Stock, the Committee may (a) cause a legend or legends to be placed on any certificates evidencing such shares, and/or (b) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(ii)	Non-Employee Directors who hold shares of Common Stock pursuant to a Stock Award granted under this Section 8 shall have the right to receive dividends in cash or other property and shall have the right to vote such shares as the record owners thereof; provided that any securities of the Company that are distributed to a Non-Employee Director shall be subject to the same transfer restrictions that apply to such shares of Common Stock.

(d)	Payment Shares. A current or former Non-Employee Director’s interest in phantom shares of Common Stock under the Director Deferral Program, which results from an elective or mandatory deferral of cash payments, shall be paid in shares of Common Stock (“Payment Shares”) pursuant to the Plan while the Plan remains in effect, to the extent the Director Deferral Program provides for the stock settlement of such phantom shares. The number of Payment Shares a current or former Non-Employee Director is entitled to receive shall be equal to the number of the Non-Employee Director’s phantom shares of Common Stock under the Director Deferral Program on the applicable distribution valuation date, and such Payment Shares shall be distributed on the same date such Non-Employee Director would otherwise be entitled to receive the cash payment under the Director Deferral Program in lieu of which the Payment Shares are being distributed.

9.	Deferred Payments.

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall be designed to comply with Code Section 409A.

10.	Dilution and Other Adjustments.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares which may be delivered under the Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options, the class number and exercise price of outstanding SARs and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be, and to such extent (if any), determined to be appropriate and equitable by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any adjustment of an Option or SAR under this Section 10 shall be accomplished in a manner that permits the Option or SAR to be exempt from Code Section 409A.

11.	Change in Control.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 11 shall apply except to the extent an Award agreement provides for a different treatment (in which case the Award agreement shall govern and this Section 11 shall not be applicable):

(i)	If and to the extent that outstanding Awards under the Plan (A) are assumed by the successor corporation (or affiliate thereto) or continued or (B) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 11(a)(iv) below.

(ii)	If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the Performance Goals have been achieved at the target performance level.

(iii)	If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 11(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of PepsiCo’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR, such payment shall be limited as necessary to prevent the Option or SAR from being subject to Code Section 409A).

(iv)	If and to the extent that (A) outstanding Awards are assumed, continued or replaced in accordance with Section 11(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 11(a)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding.

(v)	Outstanding Options or SARs that are assumed, continued or replaced in accordance with Section 11(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable Award agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 11(a)(iv) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

(b)	Definitions.

(i)	For purposes of this Section 11, “Change in Control” means the occurrence of any of the following events:

(A)	acquisition of 20% or more of the outstanding voting securities of PepsiCo by another entity or group; excluding, however, the following (1) any acquisition by PepsiCo or (2) any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo;

(B)	during any consecutive two-year period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period);

(C)	(1) with respect to Awards granted prior to September 11, 2008, PepsiCo shareholders approve a merger or consolidation of PepsiCo with another company, and PepsiCo is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of PepsiCo and (2) with respect to Awards granted on or after September 11, 2008, consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(D)	PepsiCo shareholders approve a plan of complete liquidation of PepsiCo or the sale or disposition of all or substantially all of PepsiCo’s assets; or

(E)	any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, and which results in the occurrence of one or more of the events set forth in clauses (A) through (D) of this Section 11(b)(i).

(ii)	For purposes of this Section 11, “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, (A) the Participant’s willful misconduct that materially injures the Company; (B) the Participant’s conviction of a felony or a plea of nolo contendere by Participant with respect to a felony; or (C) the Participant’s continued failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s disability) after written demand by the Company that identifies the manner in which the Company believes that the Participant has not performed his or her duties. A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

(iii)

For purposes of this Section 11, “Good Reason” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, without the Participant’s written consent, (A) the Company’s requiring a material change in the Participant’s principal place of employment as it existed immediately prior to the Change in Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change in Control (for this purpose, a change of 35 or fewer miles shall not be considered a material change in the Participant’s principal place of employment); (B) a material reduction in the Participant’s compensation (within the meaning of Treasury Regulation § 1.409A-1(n)(2)(ii)(A)(2)) as in effect immediately prior to the Change in Control; or (C) a material reduction in the Participant’s job responsibilities, authority or duties with the Company as in effect immediately prior to the Change in Control. A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder if the Participant actually terminates employment within fourteen (14) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

12.	Miscellaneous Provisions.

(a)	Misconduct.

(i)	Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (A) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (B) breached any contract with or violated any obligation to the Company, including without limitation, a violation of any Company code of conduct, (C) engaged in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, (D) committed a felony or other serious crime or engaged in any activity which constitutes gross misconduct, (E) breached the non-compete, non-solicitation or other restrictive covenants as provided in the applicable Award agreement, or (F) violated any PepsiCo compensation clawback policy applicable to the Participant.

(ii)	In addition, to the extent provided in the applicable Award agreement, in the event any accounting adjustment is required to be made to the Company’s financial results and the Committee determines that an Executive Officer’s gross negligence or misconduct caused or contributed to the need for the accounting adjustment, the Committee may, to the extent determined appropriate by the Committee in its sole discretion to reflect the impact of the accounting adjustment on the Company’s financial results, (A) require such Executive Officer to reimburse the Company for all or a portion of any Award previously paid to such Executive Officer, (B) cause the cancellation of all or a portion of any outstanding Awards held by such Executive Officer or payable to such Executive Officer, and/or (C) require such Executive Officer to reimburse the Company for all or a portion of the gains from the exercise of the Executive Officer’s Options or settlement of any of the Executive Officer’s other Awards realized during the twelve (12)-month period following the first issuance or filing of the financial results required to be adjusted. For purposes of this Section 12(a)(ii), “Executive Officer” means an executive officer of the Company for purposes of Section 16 of the Exchange Act.

(iii)	The remedies set forth in this Section 12(a) are in addition to any other remedies available under applicable law in the event of misconduct described above.

(b)	Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the shares of Common Stock have been registered to the Participant as the owner.

(c)	No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(d)

Assignment or Transfer.    Except as otherwise provided under the Plan, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, whether directly or by means of a trust or otherwise, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act of 1933.

All Awards under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(d). Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to: (i) the transfer restrictions in Sections 7(e)(ii) and 8(c)(i) above; and (ii) the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and PepsiCo’s Insider Trading Policy, each as amended from time to time.

(e)	Withholding Taxes. PepsiCo shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in shares of Common Stock to a Participant shall be satisfied by PepsiCo retaining shares of Common Stock having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next highest whole number of shares of Common Stock); provided, however, that, subject to any restrictions or limitations that the Committee deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(f)	Currency and Other Restrictions. The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any governmental authority or regulatory body having jurisdiction over such Awards.

(g)	No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments or benefits, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

(h)	Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(i)	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PepsiCo and not charged to any Award or to any Participant.

(j)	Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(k)	Funding of Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. PepsiCo shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan and the existence of any such account or other segregation of assets shall be consistent with the “unfunded” status of the Plan.

(l)	Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in PepsiCo’s Certificate of Incorporation and Bylaws as in effect from time to time.

(m)	Successors. All obligations of PepsiCo under the Plan with respect to Awards granted hereunder shall be binding on any successor to PepsiCo, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of PepsiCo.

(n)	Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. Accordingly, to ensure the exemption from Code Section 409A of potentially exempt Awards and the compliance with Code Section 409A of other Awards, any payment that under the terms of the Plan or an agreement is to be made as soon as practicable relative to a date shall be made not later than 60 days after such date, and the Participant may not determine the time of payment. Pursuant to Section 13(b), the Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13.	Effective Date, Governing Law, Amendments and Termination.

(a)	Effective Date. The Plan in its original form became effective on May 2, 2007, the date on which it was initially approved by PepsiCo’s shareholders, and was subsequently amended by the Board on September 13, 2007 and September 12, 2008. The Plan as amended and restated herein was approved by the Board on March 12, 2010 and shall become effective in its amended form upon its approval by PepsiCo’s shareholders.

(b)

Amendments.    The Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of Code Section 409A and the regulations thereunder pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless PepsiCo’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual

(except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that can be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in the Plan, (vi) decrease the grant or exercise price of any Option or SAR to less than the Fair Market Value on the date of grant except for anti-dilution adjustments made pursuant to Section 10; or (vii) require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

(c)	Governing Law. Except as otherwise provided in agreements covering Awards hereunder, all questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of North Carolina without giving effect to conflict of laws principles.

(d)	Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which PepsiCo’s shareholders initially approve the Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

The Internet and telephone voting facilities will close at 5:00 p.m. E.D.T. on May 4, 2010.

INTERNET http://www.proxyvoting.com/pep
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
69404	70966

‚  FOLD AND DETACH HERE  ‚

WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS NO. 1, 2 AND 3, AND VOTED AGAINST ITEMS NO. 4, 5 AND 6.	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2 AND 3.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 4, 5 AND 6.

1. Election of Directors: Nominees:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01-S.L. Brown	☐	☐	☐	06-A. Ibargüen	☐	☐	☐	11-L.G. Trotter	☐	☐	☐	4. Shareholder Proposal – Charitable Contributions	☐	☐	☐
02-I.M. Cook	☐	☐	☐	07-A.C. Martinez	☐	☐	☐	12-D. Vasella	☐	☐	☐	Report (pg. 67) 5. Shareholder Proposal – Right to Call Special Shareholders	☐	☐	☐
03-D. Dublon	☐	☐	☐	08- I.K. Nooyi	☐	☐	☐					Meeting (pg. 68) 6. Shareholder Proposal – Public Policy Report (pg. 70)	☐	☐	☐
04-V.J. Dzau	☐	☐	☐	09-S.P. Rockefeller	☐	☐	☐		FOR	AGAINST	ABSTAIN
05-R.L. Hunt	☐	☐	☐	10- J.J. Schiro	☐	☐	☐	2. Approval of Independent Registered	☐	☐	☐
Public Accountants
								3. Approval of Amendment to PepsiCo, Inc. 2007 Long-Term Incentive Plan	☐	☐	☐

												I will attend the annual meeting		☐

													Mark Here for Address Change		☐
or Comments
SEE REVERSE

Signature	Signature	Date
Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Directions to Frito-Lay Headquarters 7701 Legacy Drive, Plano, Texas

FROM DFW AIRPORT:

Approximately 15 miles

Exit Airport to the north following directions to S.H. 121

Curve to right onto S.H. 121

Follow S.H. 121 beyond Lewisville and The Colony to Legacy Drive

Turn right at signal onto Legacy Drive

Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles

Off 635 (LBJ Freeway), exit Dallas North Tollway going north

Follow Tollway approximately 13 miles

Turn left at signal onto Legacy Drive

Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles

Follow Dallas North Tollway to Legacy Drive

Turn left and follow Legacy Drive approximately 1 mile

Turn left into Frito-Lay near flags

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

* Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at: http://www.proxyvoting.com/pep

▼	FOLD AND DETACH HERE	▼

PEPSICO, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2010

THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO’S BOARD OF DIRECTORS

The undersigned hereby appoints Indra K. Nooyi and Larry D. Thompson, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Plano, Texas, on Wednesday, May 5, 2010 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
	WO#	Fulfillment#
	69404	70966

700 ANDERSON HILL ROAD PURCHASE, NY 10577-1444

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. EDT on May 4, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. EDT on May 4, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PepsiCo, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21330-P89622	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PEPSICO, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ITEMS NO. 1, 2 AND 3.
Vote on Directors
1.	Election of Directors			For	Against	Abstain
	Nominees:
	1a.	S. L. Brown		☐	☐	☐

	1b.	I. M. Cook		☐	☐	☐				For	Against	Abstain

	1c.	D. Dublon		☐	☐	☐	2.	Approval of Independent Registered Public Accountants.		☐	☐	☐
	1d.	V. J. Dzau		☐	☐	☐	3.	Approval of Amendment to PepsiCo, Inc. 2007 Long-Term Incentive Plan.		☐	☐	☐
	1e.	R. L. Hunt		☐	☐	☐
							THE BOARD OF DIRECTORS RECOMMENDS A VOTE
							“AGAINST” ITEMS NO. 4, 5 AND 6.
	1f.	A. Ibargüen		☐	☐	☐

	1g.	A. C. Martinez		☐	☐	☐	4.	Shareholder Proposal - Charitable Contributions Report (Proxy Statement p. 67)		☐	☐	☐
	1h.	I. K. Nooyi		☐	☐	☐	5.	Shareholder Proposal - Right to Call Special Shareholders Meeting (Proxy Statement p. 68)		☐	☐	☐
	1i.	S. P. Rockefeller		☐	☐	☐	6.	Shareholder Proposal - Public Policy Report (Proxy Statement p. 70)		☐	☐	☐
	1j.	J. J. Schiro		☐	☐	☐

	1k.	L. G. Trotter		☐	☐	☐

	1l.	D. Vasella		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

Directions to Frito-Lay Headquarters

7701 Legacy Drive, Plano, Texas

FROM DFW AIRPORT:

Approximately 15 miles

Exit Airport to the north following directions to S.H. 121

Curve to right onto S.H. 121

Follow S.H. 121 beyond Lewisville and The Colony to Legacy Drive

Turn right at signal onto Legacy Drive

Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles

Off 635 (LBJ Freeway), exit Dallas North Tollway going north

Follow Tollway approximately 13 miles

Turn left at signal onto Legacy Drive

Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles

Follow Dallas North Tollway to Legacy Drive

Turn left and follow Legacy Drive approximately 1 mile

Turn left into Frito-Lay near flags

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.pepsico.com/proxy10.

M21331-P89622

PEPSICO, INC.

Proxy for Annual Meeting of Shareholders - May 5, 2010

THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO’S BOARD OF DIRECTORS FOR PARTICIPANTS IN PEPSICO’S 401(K) PLAN

The undersigned hereby appoints Indra K. Nooyi and Larry D. Thompson, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Plano, Texas, on Wednesday, May 5, 2010 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

If you submit your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

Continued and to be signed on reverse side